Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF DECEMBER 20, 2007

Among

ROYAL ISLAND BAHAMAS LTD.,
ROYAL ISLAND GOLF CLUB BAHAMAS LTD.
and
RIBL US BORROWER LLC

as the Borrower,

THE LENDERS LISTED HEREIN,

as the Lenders,

and

iSTAR FINANCIAL INC.

as Agent

$60,000,000 SECURED CREDIT FACILITY

i

4.10	Priority of Liens; UCC-1 Financing Statements	59
4.11	No Subordination	59
4.12	Intentionally Deleted	59
4.13	Indebtedness	59
4.14	Financial Condition; Projections	59
4.15	Disclosure	60
4.16	Solvent Financial Condition	60
4.17	Surety Obligations	60
4.18	Taxes	60
4.19	Brokers	61
4.20	Intellectual Property	61
4.21	Governmental Authorization	61
4.22	Compliance with Laws	61
4.23	Ground Leases	62
4.24	Litigation	62
4.25	No Defaults	63
4.26	Leases	63
4.27	Employee Benefit Plans	63
4.28	Labor Relations	64
4.29	Not a Regulated Entity	64
4.30	Margin Stock	64
4.31	No Material Adverse Change	64
4.32	Environmental Matters	64
4.33	Material Contracts	66
4.34	Utilities	66
4.35	Licenses and Permits	66
4.36	Entitlements	67
4.37	Intentionally Deleted	67
4.38	Insurance Coverage	67
4.39	Master Declarations	68

Section 5. AFFIRMATIVE COVENANTS		68

5.1	Visits and Inspections	68
5.2	Notices	68
5.3	Financial Statements and Other Reports	69
5.4	Corporate Existence	73
5.5	Payment of Taxes and Claims; Tax Consolidation	73
5.6	Maintenance of Properties; Insurance	73
5.7	Lender Meeting	74
5.8	Compliance with Laws	74
5.9	Environmental Compliance, Disclosure and Equator Principles	74
5.10	The Borrower’s Remedial Action Regarding Hazardous Materials	76
5.11	Subsidiaries	76
5.12	Deliberately Omitted	77
5.13	Further Assurances; Additional Real Property Collateral	77
5.14	Title	77
5.15	Estoppels	78
5.16	SPE Covenants	78
5.17	Maintenance of Entitlements	79
5.18	Asset Sales	79

5.19	Control	79
5.20	Deliberately Omitted	79
5.21	Accounts	79
5.22	Development Milestones	80
5.23	Maintenance of Ground Leases	80
5.24	Material Contracts; Sale Leasebacks	81
5.25	Use of Insurance Proceeds Upon the Occurrence of a Recovery Event	82
5.26	Master Declarations	84

Section 6. NEGATIVE COVENANTS		84

6.1	Indebtedness	84
6.2	Liens and Related Matters	85
6.3	Investments	86
6.4	Contingent Obligations	86
6.5	Restricted Payments	87
6.6	Deliberately Omitted	87
6.7	Restriction on Fundamental Changes	87
6.8	Asset Sales	87
6.9	Transactions with Shareholders and Affiliates	89
6.10	Conduct of Business	90
6.11	Amendments or Waivers of Certain Agreements	90
6.12	Fiscal Year	90

Section 7. EVENTS OF DEFAULT		90

7.1	Payment of Obligations	90
7.2	Misrepresentations	90
7.3	Breach of Certain Covenants	90
7.4	Breach of Other Covenants	90
7.5	Default Under Loan Documents	91
7.6	Other Defaults	91
7.7	Prescribed Laws	91
7.8	Solvency	91
7.9	Insolvency Proceedings	91
7.10	Business Disruption; Condemnation	92
7.11	ERISA	92
7.12	Challenge to Loan Documents	92
7.13	Judgment	92
7.14	Change in Control	92
7.15	Criminal Forfeiture	93
7.16	Development Milestones	93

Section 8. AGENT		93

8.1	Appointment	93
8.2	Rights as a Lender	94
8.3	Exculpatory Provisions	94
8.4	Reliance by the Agent	95
8.5	Delegation of Duties	95
8.6	Resignation of Agent	96

8.7	Collateral Documents; Successor Agent	96
8.8	Non-Reliance on Agent and Other Lenders	97
8.9	Withholding Taxes	97
8.10	Agent and Tranche B Holder	97

Section 9. MISCELLANEOUS		98

9.1	Assignments and Participations in Loans	98
9.2	Expenses; Indemnity; Damage Waiver	101
9.3	Right of Set-Off	102
9.4	Sharing of Payments by Lenders	103
9.5	Amendments and Waivers	103
9.6	Independence of Covenants	104
9.7	Notices	104
9.8	Survival of Representations, Warranties and Agreements	106
9.9	Failure or Indulgence Not Waiver; Remedies Cumulative	106
9.10	Marshalling; Payments Set Aside	107
9.11	Severability	107
9.12	Obligations Several; Independent Nature of the Lenders’ Rights	107
9.13	Maximum Amount	107
9.14	Headings	108
9.15	Applicable Law	108
9.16	Successors and Assigns	108
9.17	Consent to Jurisdiction and Service of Process	108
9.18	Waiver of Jury Trial	109
9.19	Confidentiality	109
9.20	Limitation of Liability	110
9.21	Counterparts; Integration; Effectiveness; Electronic Execution	110
9.22	USA Patriot Act Notification	110
9.23	Lender Disclosure	111

APPENDIX

Appendix A	Applicable Margin

v

SCHEDULES

Schedule 1.1(c)	Initial Amounts of Loan Commitments
Schedule 1.1(d)	Permitted Equipment Financing
Schedule 1.1 (e)	List of Contractors
Schedule 1.4(A)	Plans and Specifications
Schedule 1.4(C)	Request for Advance
Schedule 2.9	List of Existing Accounts Payable (to be extinguished)
Schedule 3.1D	List of Required Consents & Estoppels
Schedule 3.1F	Real Property Collateral
Schedule 3.1O	Capital Structure and Ownership of Borrower
Schedule 4.1	Organization and Qualification
Schedule 4.5	Capital Stock Options
Schedule 4.7	Corporate Names
Schedule 4.8	Business Locations
Schedule 4.9C	Taxes Related to Project
Schedule 4.17	Surety Obligations
Schedule 4.18	Borrower’s and Subsidiaries’ EINs
Schedule 4.19	Brokers
Schedule 4.20	Intellectual Property
Schedule 4.22	Noncompliance with Applicable Laws
Schedule 4.24	Litigation
Schedule 4.26	Leases
Schedule 4.27	Employee Benefit Plan
Schedule 4.28	Labor Relations
Schedule 4.32	Environmental Matters
Schedule 4.33	Material Contracts
Schedule 4.36	List of Current Entitlements
Schedule 4.38	Insurance Coverage
Schedule 4.39	Master and Supplemental Declarations
Schedule 5.11	Borrower’s Subsidiaries
Schedule 6.9	Permitted Investor Sales
Schedule 12.1	Development Budget
Schedule 12.2	Development Draw Schedule
Schedule 12.3	Development Schedule

EXHIBITS

Exhibit A	Legal Description
Exhibit G-1	Form of Bailment Letter
Exhibit G-2	Form of Bailment Letter

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is dated as of December 20, 2007 and entered into by and among ROYAL ISLAND BAHAMAS LTD., a Bahamian company (“RIBL”) ROYAL ISLAND GOLF CLUB BAHAMAS LTD., a Bahamian company (“RI Club”) and RIBL US BORROWER LLC, a Delaware limited liability company (“RIBL/US”), jointly and severally (together with their permitted successors and assigns, the “Borrower”), THE BANKS, FINANCIAL INSTITUTIONS AND OTHER ENTITIES LISTED ON THE SIGNATURE PAGES HEREOF (together with their respective successors and permitted assigns, each individually referred to herein as a “Lender” and collectively as the “Lenders”), iSTAR FINANCIAL INC., a Maryland corporation, as administrative agent, collateral agent and documentation agent (together with its successors and assigns in such capacities, the “Agent”) for the Lenders.

R E C I T A L S

A.            WHEREAS, the Borrower desires that the Lenders extend certain loans to the Borrower hereunder, the proceeds of which, may be used to provide bridge financing to pay costs of a portion of the development, construction and other costs associated with the Project, to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement, and to fund general company and working capital needs of the Borrower; and

B.            WHEREAS, the Agent and the Lenders party hereto desire to enter into this Agreement to provide for such loans to the Borrower subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for ten dollars and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree to enter into this Credit Agreement as follows:

SECTION 1.

DEFINITIONS

1.1          Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Account Holder” means Scotiabank (Bahamas) Ltd., The Bank of Nova Scotia, or such other financial institutions reasonably acceptable to the Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” has the meaning assigned to that term in the Preamble of this Agreement.  Whenever the term “Agent” is used, it is intended to be read as “Agent as agent on behalf of the Lenders”.

“Agent’s Construction Consultant” means such consultant as may be named by Agent in such capacity from time to time, and any of Agent’s internal representatives responsible for the review of the Construction, and design and development thereof, and compliance with the covenants set forth in this Agreement.

“Agent’s Consultant’s Report” means a report addressed to Agent regarding the Plans and Specifications, Development Budget, and such other matters pertaining to the applicable Construction (or portion thereof) as Lender may require.

“Agreement” means this Credit Agreement dated as of December 20, 2007 as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Applicable Laws” means, collectively, all statutes, laws, rules, regulations, ordinances, decisions, writs, judgments, decrees, and injunctions of any Governmental Authority applicable to the Borrower, any of its Subsidiaries, the Sponsor Guarantor, the Project or any Collateral, or any of the other assets of the Borrower and its Subsidiaries, whether now or hereafter enacted and in force, and all Governmental Authorizations relating thereto.

“Applicable Margin” means with respect to the applicable Tranche and the applicable period (whether (i) from the Closing Date to the Maturity Date, or (ii) during the Extension Period), the applicable rate margins set forth in the definition of ‘Base Rate” below and in Appendix A attached hereto.

“Applicable Percentage” means, with respect to any Lender for purposes of Section 2, or with respect to any Lender in respect of any indemnity claim arising out of an action or omission of the Agent under this Agreement, the percentage of the total of the Loan Commitments and the aggregate principal amount of the Loans represented by the respective aggregate amounts thereof held by such Lender.  If the Loan Commitments have been reduced to zero, the Applicable Percentages shall be determined based upon the Loan Commitments most recently in effect, giving effect to any assignments.  If the Loans have been paid in full, the Applicable Percentages shall be determined based upon the principal amounts of the Loans outstanding immediately before their payment in full, giving effect to any assignments.

“Appraiser” means (i) Cushman & Wakefield of Georgia, Inc., or (ii) such other independent appraisal firm selected by the Agent in consultation with Borrower.

“Approved Escrow Account” means, with respect to any Earnest Money received by the Escrow Agent made pursuant to a Qualified Sales Agreement, that certain escrow trust account at a commercial bank or trust company selected by Borrower and acceptable to Agent, provided that the escrow agent for each consummation of a Qualified Sales Agreement (the “Escrow Agent”) and such bank or trust company shall have acknowledged and agreed in a writing that, upon the disbursement of the Earnest Money by the Escrow Agent to or for the benefit of the Borrower, pursuant to the terms of the applicable Qualified Sales Agreement (in accordance with the terms of such Qualified Sales Agreement), the Earnest Money on deposit in such escrow account pursuant to the applicable Qualified Sales Agreement will be paid directly to the Company’s Operating Account, in accordance with the terms and provisions of this Agreement.  The escrow account maintained with Chicago Title Insurance Company is hereby approved by Agent as the Approved Escrow Account, and Chicago Title Insurance Company is hereby approved as the Escrow Agent.

“Approved Fund” means any Fund or similar investment vehicle that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Sales Price” means the approved sales price as determined/set forth on Schedule 2.4.

“Architect” means an architect or engineer, as applicable, which Architect’s Agreement has been approved by Agent.

“Architect’s Agreement” means from time to time each agreement between Borrower and an Architect including as modified by Change Orders, for the performance of architectural or engineering services as the Architect of record which is responsible for sealing all plans and drawings for its portion of Construction.

“Asset Sale” means the sale, lease, sale and leaseback, assignment, conveyance, transfer or other voluntary disposition (other than Operating Leases entered into in the Ordinary Course of Business, Required Dedications or Specified Encumbrances) by the Borrower or any of its Subsidiaries to any Person (other than the Loan Parties or any other Subsidiary that may become a Loan Party) of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, any Capital Stock of the Borrower’s Subsidiaries.

“Assignment(s)” means individually and collectively, the Assignment of Architect’s Agreement, Assignment of Civil Engineer’s Agreement, if any, Assignment of Construction Contracts, the assignments of management agreement, if any, the Assignment of Development Management Agreement, if any, the assignment of trademarks, trade names and copyrights, if any, and such other assignments from Borrower to or for the benefit of Agent, each granting a security interest in collateral for the Loan.

“Assignment Agreement” means an assignment and assumption agreement in substantially the form as may be approved by the Agent.

“Assignments of Architect’s Agreements” means all Assignments of Architect’s Agreements from Borrower to Agent collaterally assigning each Architect’s Agreement to Agent, and each such assignment is herein called an “Assignment of Architect’s Agreement.”

“Assignments of Civil Engineer’s Agreements” means all Assignments of Civil Engineer’s Agreements from Borrower to Agent collaterally assigning each Civil Engineer’s Agreement to Lender, and each such assignment is herein called an “Assignment of Civil Engineer’s Agreement.”

“Assignments of Construction Contracts” means all Assignments of Construction Contracts from Borrower to Agent collaterally assigning each Construction Contract to Agent, and each such assignment is herein called an “Assignment of Construction Contract.”

“Assignments of Development Management Agreements” means all Assignments of Development Management Agreements from Borrower to Agent collaterally assigning each Development Management Agreement to Agent, and each such assignment is herein called an “Assignment of Development Management Agreement.”

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, as applicable: (a) with respect to Tranche A-1, a variable rate per annum equal to sum of the LIBOR Rate, plus five percent (5.0%) increasing or decreasing with each increase or decrease in the LIBOR Rate (as and when the LIBOR Rate changes as described herein, provided that the Applicable Margin shall increase from five percent (5.0%) to seven percent (7.0%) during the Extension Period); (b) with respect to Tranche A-2, a variable rate per annum equal to the sum of the LIBOR Rate, plus six and one-half percent (6.5%), increasing or decreasing with each increase or decrease in the LIBOR Rate (as and when such LIBOR Rate changes as described herein, provided that the Applicable Margin shall increase from six and one-half percent (6.5%) to eight and one-half percent (8.5%) during the Extension Period); and (c) with respect to Tranche B, a variable rate per annum equal to the sum of the LIBOR Rate, plus eight percent (8.0%) increasing or decreasing with each increase or decrease in the

LIBOR Rate (as and when the LIBOR Rate changes, as described herein, provided that the Applicable Margin shall increase from eight percent (8.0%) to ten percent (10.0%) during the Extension Period.  Additionally, the LIBOR Rate shall never be less than the LIBOR Rate established at the Closing Date for the first Interest Period).

“Behringer” means Behringer Harvard RI Lender, LLC, a Delaware limited liability company.

“Borrower” means individually and collectively, jointly and severally, RIBL, RI Club and RIBL/US.

“Borrower Pension Plan” means any pension plan, as defined in Section 3(2) of ERISA, other than a Pension Plan or Multiemployer Plan, which is intended to be qualified under Section 401(a) of the Internal Revenue Code and which is, or was within the past six years, maintained or contributed to by Borrower or its Subsidiaries.

“Borrower’s Knowledge” shall mean the actual knowledge, after due inquiry, of the Responsible Officers of the Borrower.

“Borrowing” means all Loans made on the same date.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London, England, are authorized or required by law to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, common stock, preferred stock, partnership interests (general and limited) and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.  It is agreed that golf course memberships and marina memberships do not constitute Capital Stock.

“Cash” means all monetary items treated as cash in accordance with GAAP, consistently applied.

“Cash Collateral” means the Cash and/or Cash Equivalents held in the Company’s Operating Account.

“Cash EBITDA” means the sum during any period, without duplication, of (i) Net Cash from Project Sales, plus (ii) Net Cash from Operations, plus (iii) any interest earned on Cash held by the Borrower or any of its Subsidiaries and invested in Cash Equivalents (including interest earned on funds held in the Company’s Operating Account).

“Cash Equivalents” means (a) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $500,000,000 (each Lender and each such commercial bank being herein called a “Cash Equivalent Bank”); (e) money market funds administered by the Account Holder with a rating of at least AAA from S&P, and (f) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such bank or any other Cash Equivalent Bank).

“Cash From Project Sales” means, with respect to Borrower and its Subsidiaries, for any period and without duplication, (a) Cash Proceeds received during such period attributable to real estate transactions which occurred during or prior to such period as either (i) a sale or conveyance of real property (including any Permitted Collateral Asset Sale), (ii) an option for the purchase of real property, or (iii) a transfer of real property (i.e., title has been transferred) that would be recognized as a sale of real property for GAAP purposes if a sufficient Cash payment at the closing of such sale had been received on account of such transfer (all amounts described in (i) through (iii) above included only if the Cash received with respect such transaction is nonrefundable); (b) principal and interest collected in Cash on receivables arising from real estate transactions; (c) deposits or Cash previously received in connection with a transaction described in (a)(i) through (iii) above which was previously refundable, but became nonrefundable during the current period; provided that any deposits received by Borrower prior to the closing of any Asset Sale shall be deemed to be Cash from Project Sales only upon the closing of such Asset Sale or, if no such closing occurs and Borrower is entitled to retain such deposit, as of the date on which Borrower is so entitled; and (d) Cash Proceeds received from sales of golf and club memberships and marina memberships relating to the Project less (e) Permitted Transaction Costs properly allocable to such transactions.  For purposes of the foregoing, the sale of the Capital Stock of any Subsidiaries (to the extent permitted by this Agreement) that own any Real Property Collateral shall be treated as a sale of such Real Property Collateral.

“Cash Proceeds” means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (having the force of law) by any Governmental Authority.

“Change of Control” means any breach of the covenant contained in Section 5.19.

“Change Order” means any amendment, waiver, or modification to the Plans and Specifications, any Construction Contract, any Architect’s Agreement, any Civil Engineer’s Agreement, any Development Management Agreement, any of the Entitlements or the Development Budget which has been approved in writing by Agent; provided, however, that no Agent approval is required for any Change Order which is a Permitted Construction Change Order.

“Civil Engineer” means a civil engineer which has entered into a Civil Engineer’s Agreement have been approved by Agent.

“Civil Engineer’s Agreement” means from time to time each agreement between Borrower and a Civil Engineer, providing for compensation for civil engineering services as the engineer of record which is responsible for sealing all plans and drawings for its portion of the Construction.

“Cleanup” means all actions required under Applicable Laws affecting Borrower or the Project to:  (a) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten public health or welfare or the physical condition of the Project or any adjacent real property (including adjacent seabed and waters); or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Closing Date” means such date on or prior to December 20, 2007, on which the conditions to effectiveness set forth in Section 3.1 are satisfied.

“Club Transfer Agreement” means the Club Transfer Agreement, dated as of November 1, 2007, by and between RIBC and RI Club.

“Collateral” means all of the properties and assets in which Liens are purported to be granted by the Collateral Documents.

“Collateral Assignment of Declarant’s Rights” means the Collateral Assignment of Declarant’s Rights executed and delivered by the declarant under the Master Declarations in favor of the Agent for the benefit of the Lenders.

“Collateral Documents” means the Security Agreement, the Mortgage, the Assignments, the Recognition and Estoppel Agreements, the Collateral Assignment of Declarant’s Rights, the Guaranties, the Pledge Agreement, the Environmental Indemnity and any other documents, instruments or agreements delivered by any Loan Party, Shareholder Pledgor, or the Sponsor Guarantor pursuant to this Agreement or any of the other Loan Documents from time to time in order to grant, protect or perfect liens on any assets of such Loan Party, Shareholder Pledgor, or the Sponsor Guarantor as security for all or any of the Obligations.

“Company’s Operating Account” means one or more Deposit Accounts or securities accounts to be established by the Borrower pursuant to and in accordance with Section 3.3A, which shall at all times be subject to a Control Agreement in favor of the Agent.

“Condemnation Proceeds” has the meaning assigned to that term in Section 2.7A(ii)(c).

“Construction” means all labor, materials and equipment required for the construction, equipping, fixturing and furnishing of the Project (or any portion, including all fees, expenses and other related soft costs thereof) all as set forth in more detail in the Development Budget and the Plans and Specifications and any other construction, equipping, fixturing and furnishing, including all fees, expenses and other related soft costs approved by Agent.

“Construction Contract” means from time to time each agreement between Borrower and a Contractor, including as modified by Change Orders, for performance of the Construction, or any portion thereof.

“Construction Legal Compliance” means Borrower’s satisfaction of all of the following:  (A) (i) of the Construction (or any portion thereof) through the applicable date of determination, has been constructed substantially in accordance with the applicable Plans and Specifications; and (ii) the

Construction (or any portion thereof) has been, or will be, constructed in substantial compliance with all applicable Legal Requirements; (B) all applicable material, Licenses and Permits required through the then-current stage of Construction have been obtained from all appropriate Governmental Authorities; (C) all conditions to the issuance of, and the requirements under, all Licenses and Permits required through the then-current stage of Construction have been satisfied; and (D) no appeals, suits or other actions are pending or to Borrower’s knowledge threatened in writing by any Governmental Authority which, if determined adversely to the interests of Borrower or the Mortgaged Property, would result in the revocation, suspension or qualification of any of such Licenses and Permits.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings.  Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

“Contractor” means the contractor(s) or construction manager(s) duly licensed locally where the Land is located, which has entered into a Construction Contract, which contractor(s) or construction manager(s) and applicable Construction Contract have been approved by Agent and are listed on Schedule 1.1(e).

“Contracts” means all contracts, agreements, warranties and representations relating to or governing the use, occupancy, design, construction, operation, management, hotel group, name or chain affiliation and/or guest reservation, repair and service of any other component of the Mortgaged Property, as amended, modified or supplemented from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an account control agreement in form and substance acceptable to the Agent.

“Debt Service” means, for any period, all payments of interest, fees (including, inter alia, the Exit Fee, Origination Fee and the Non-Use Fee) and all scheduled mandatory and voluntary prepayments of principal made during such period for all Indebtedness of the Borrower and its Subsidiaries (including, without limitation, the Indebtedness evidenced by the Loan Documents).

“Default” means a condition or event that, after notice or after any applicable grace period has lapsed, or both, would constitute an Event of Default.

“Default Rate” means, at any time, the per annum rate of interest equal to the Base Rate, then in effect, plus five percent (5.0%) per annum; provided, however, that the Default Rate shall in no event exceed the Maximum Rate.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Development Advance” means an advance of Loan proceeds by Agent in connection with the design, development or Construction made pursuant to Section 3.

“Development Budget” means the detailed line item budget, including all Construction, Design and Land acquisition costs, setting forth Borrower’s estimate of all costs to be incurred in connection with and to complete Construction.  The Development Budget attached hereto as Schedule 12.1.  The Development Budget covers the acquisition, development, design, construction and furnishing and the fees, expenses and other soft costs related to the Construction of the Project in accordance with the Plans and Specifications, the marketing of the Residential Units and the Unimproved Lots, and including a portion of sales or brokerage commissions and closing costs associated with the sales of such Residential Units, the Unimproved Lots, marina slips and non-resident golf memberships, and the development, maintenance and operation of the Project, and includes cash flow projections for the duration of the Construction.  Except in connection with Permitted Deviations, Permitted Construction Change Orders and updates in accordance with Section 5.3(xi) below, all amendments to the Development Budget shall be subject to Agent’s prior written approval.  The Development Budget shall include any and all approved amendments and Change Orders (including Permitted Construction Change Orders).  The Development Budget includes a line item for each Architect’s Agreement, each Civil Engineer’s Agreement, each Development Management Agreement, including separately itemizing the Development Manager’s Fee applicable thereto, and each Construction Contract.  The Development Budget includes projections of all costs of materials, equipment, fixtures, furnishings, personal property, labor, fees, expenses and other costs to be incurred in the Construction, including the provision of all utilities to the Project.  The Development Budget (and any amendment thereto) shall, among other things, consist of the following:  (a) a description of each line item satisfactory to Agent for the building and other improvements of the Construction for such Construction Contract; and (b) an allocation to each line item of a scheduled portion of the Contract price in such Construction Contract, together with a scheduled portion of Loan proceeds to be allocated therefor from the Holdbacks listed in Section 3.2E herein, consistent with the Development Draw Schedule.  Borrower shall have the right to update the Development Budget in accordance with Section 5.3(xi) below, and after any such update, “Development Budget” shall refer to the Development Budget as so updated.

“Development Draw Schedule” means a detailed projected schedule of advances, including all line items in the Development Budget, setting forth Borrower’s estimate of such chronological advances, which draw schedule for the Project is attached hereto as Schedule 12.2.  Agent and Borrower recognize and agree that the Development Draw Schedule, when and as approved by Agent, is solely a means for estimating the timing of payments and shall not be approval for any payments which would be inconsistent with the remaining terms and conditions of the Loan Documents.  All payments and disbursements shall be made in accordance with the terms and conditions of the Loan Documents (and not based on the estimates in any approved Development Draw Schedule).

“Development Management Agreement” means the Development Services Agreement dated as of May 2, 2007 between Borrower and Development Manager, including as modified by Change Orders, for performance of development management services for the Construction and providing for payment of the Development Manager’s Fee.

“Development Manager” means Cypress Equities I, LP, which development manager and its Development Management Agreement have been approved by Agent.

“Development Manager’s Fee” means the compensation agreed to between Borrower and Development Manager pursuant to the Development Management Agreement.  During the term of this Agreement, the amount of funds actually paid to the Development Manager with the proceeds of a Development Advance shall not exceed an amount equal to the lesser of (i) three percent (3.0%) of construction costs and (ii) $2,000,000, during the term of the Loan, payable, so long as no Event of Default then exists and subject to the other terms and conditions for advances of the Loan set forth in this Agreement to Development Manager.  The preceding sentence will not prevent the accrual of the Development Manager’s Fee to the extent that it exceeds the amount permitted to be actually paid or the payment of the Development Manager’s Fee from sources other than a Development Advance (e.g. from proceeds from sales of Residential Units or Unimproved Lots).

“Development Milestones” has the meaning set forth in Section 5.22 hereof.

“Development Schedule” means the projected schedule for the progress of development, design, construction and equipping of the Project reflecting, among other things, the anticipated completion dates of certain portions of Construction and/or Development Milestones comprising particular line items in the Development Budget, together with such supporting schedules for each line item therein as Agent may request, all in such form and containing such details as Agent shall require, as the same may be amended from time to time by the Borrower.  The Development Schedule for the Project is attached hereto as Schedule 12.3.

“Disqualified Preferred Stock” means preferred stock which is not mandatorily redeemable by the issuer thereof at any time prior to the Maturity Date.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Earnest Money” means the cash earnest money deposit made by a purchaser of a Residential Unit or Unimproved Lot in connection with a Pre-Sold Qualified Sales Agreement.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (e) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (f) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the United States; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise holding commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000 or an Approved Fund thereof and (h) any other Person (other than a natural person) approved by the Requisite Lenders (such approval not to be unreasonably withheld or delayed) and so long as no Default or Event of Default has occurred and is continuing, approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of its Subsidiaries.

“Entitlement Documents” has the meaning assigned to that term in Section 4.36.

“Entitlements” shall mean those certain Governmental Authorizations which are required to be obtained and maintained (as applicable), or may be required to be obtained and maintained in the future, including, without limitation, the Heads of Agreement, in order to allow the completion of the development work for the Project and the sale of the Residential Units and Unimproved Lots, all as contemplated by the Master Plans and the Development Budget, and including, without limitation, all Governmental Authorizations necessary to permit the legal subdivision and sale of the Residential Units and Unimproved Lots (to the extent the same are to be legally subdivided to achieve the Development Budget) and the development of the Residential Units, the Hotel, the Golf Course, the Spa and the Marina as well as completion of the Infrastructure and all applicable earthwork, grading, improvements, equipment, drainage, storm water and sewer systems, roadways and other work, utilities, labor or materials required to be furnished or actions to be taken by or in connection with the Heads of Agreement or the amending, modifying, maintaining and perpetuating all of the foregoing, and the documents, agreements and instruments relating thereto.  The Entitlements currently in effect with respect to the Real Property Collateral are set forth in the Heads of Agreement.

“Environmental Claim” means any claim, action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Impact Assessment” means, (i) the “Royal Island Environmental Impact Assessment,” prepared by Applied Technology & Management and dated September 2006; (ii) the “Baseline Ecological Report,” prepared by Turrell & Associates, Inc. and dated April 2007; and (iii) any future Environmental Impact Assessments or Equator Principles Review Reports prepared pursuant to the terms of this Agreement.

“Environmental Indemnity” means the Environmental Indemnity executed and delivered by the Sponsor Guarantor to Agent as of the Closing Date, as amended, amended and restated, supplemented or otherwise Modified from time to time.

“Environmental Laws” means (i) all Applicable Laws relating to pollution, management or use of natural resources, or protection of human health or the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials, record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and (ii) the Equator Principles.

“Environmental Liabilities” means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, and all Environmental Claims pending or threatened against any Loan Party or its Subsidiaries or against any Person whose liability for any Environmental Claim any Loan Party or its Subsidiaries may have retained or assumed either contractually or by operation of law, arising from (a) environmental, health or safety conditions, (b) the presence, Release or threatened Release of Hazardous

Materials at any location, whether or not owned, leased or operated by the Borrower or its Subsidiaries, or (c) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Management Plan” means an Environmental Management Plan to be entered into by the Borrower and approved by the Government of the Commonwealth of The Bahamas and Agent, such approval not to be unreasonably withheld, as the same may be amended from time to time pursuant to the requirements of applicable Environmental Law or as otherwise reasonably acceptable to the Agent.

“Equator Principles” means those certain principles and standards (including the preamble, materials incorporated by reference and exhibits thereto) voluntarily adopted by certain banks and other financial institutions, all as set forth more fully at www.equator-principles.com/principles.shtml, as the same exist on the date of this Agreement, including without limitation, the applicable World Bank and International Finance Corporation (“IFC”) performance standards and environmental health and safety guidelines as referenced in Exhibits III and IV to the Equator Principles.

“Equator Principles Review Report” means a report prepared by an environmental consultant reasonably acceptable to Agent evaluating (i) whether the Environmental Impact Report adequately assesses each of the relevant performance standards and environmental health and safety guidelines and (ii) to the extent not addressed in the Environmental Assessment Report, assess the social and environmental impacts of the Project in a manner consistent with the Equator Principles.

“Equity Proceeds” means the sum of (i) Cash Proceeds from the issuance of any Capital Stock or other equity Securities of the Borrower or any Subsidiaries of the Borrower; less (ii) underwriting discounts and commissions and other Permitted Transaction Costs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” means (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Borrower is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which the Borrower is a member; and (c) solely for purposes of obligations under Section 412 of the Internal Revenue Code or under the applicable sections set forth in Section 414(t)(2) of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting, in either case, in liability pursuant to Section 4063 or 4064 of ERISA, respectively; (e) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to Section 4042 of ERISA; (f) the imposition of liability on the Borrower or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal by the Borrower or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4042 of ERISA or under Section 4041A of ERISA if such termination would result in liability to the Borrower or any ERISA Affiliate; (h) the disqualification by the Internal Revenue Service of any Pension Plan or Borrower Pension Plan under Section 401(a) of the Internal Revenue Code, or the determination by the Internal Revenue Service that any trust forming part of any Pension Plan or Borrower Plan fails to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (i) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Escrow Agent” is defined in the definition of Approved Escrow Account.

“Event of Default” means each of the events set forth in Section 7.

“Excess Cash Flow” means, for any period, (a) the amount of Cash EBITDA for such period, less (b) Debt Service for such period, less (c) an amount, if any, reasonably necessary to ensure the Borrower maintains a Cash reserve during the course of the succeeding Fiscal Quarter (exclusive of reserves provided for in the definition of Net Cash from Operations, but taking into consideration the amounts remaining in the Company’s Operating Account).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any Obligation of the Borrower, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the United States or the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lender Office is located, (b) any branch profits taxes imposed by the United States of America or any comparable taxes imposed by any other jurisdiction described in clause (a) hereof and (c) in the case of any Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.11B) any withholding tax that (x) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lender Office) except to the extent such Foreign lender’s assignor (or such Foreign Lender before the designation of the new Lending Office) was entitled to receive additional amounts or indemnity; provided, however, any withholding tax that would not have been imposed but for the tax residency, asserted tax residency, or any other similar tax nexus, of any of the Loan Parties, Sponsor Guarantor, the Shareholder Pledgors any other Person making payments on behalf of the Borrower in any jurisdiction other than The Bahamas shall not be an Excluded Tax, or (y) is attributable to any Lender’s failure (other than as a result of a Change in Law) to comply with Section 2.10E(v).

“Exit Fee” means one percent (1.0%) of the aggregate Loan Commitments, which shall be paid pro-rata as the applicable principal balances of Tranche A-1, Tranche A-2 and Tranche B are repaid in accordance with the terms and provisions of this Agreement.

“Extended Maturity Date” means six (6) months after the Maturity Date or such earlier date as the Loans are prepaid in full or accelerated.

“Extension Conditions” shall mean the following conditions, all of which must be satisfied, in order for the Maturity Date to be extended to the Extended Maturity Date:  (a) not more than one hundred twenty (120) days nor less than thirty (30) days prior to the Maturity Date, Borrower shall have delivered to Agent an irrevocable written notice requesting the extension; (b) no Default or Event of Default shall have occurred and be continuing, both at the time of the delivery of such notice and at the Maturity Date; (c) Borrower shall have paid to Agent the Extension Fee, (d) the aggregate, cumulative total of Sales of Unimproved Lots and Residential Units, each represented by a Qualified Sales Agreement qualifying as Pre-Sold, as of at least 30 days prior to the Maturity Date, shall be not less than $60,000,000, and (e) the Development Milestones required to be met by the Maturity Date have been met.

“Extension Fee” means one percent (1.0%) of the outstanding principal amount of the Loans on the Maturity Date.

“Extension Period” means the six month Loan extension period from the Maturity Date to the Extended Maturity Date.

“Facility Termination Date” means the Maturity Date or the Extended Maturity Date, as applicable.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien (other than Liens listed in subclauses (a), (e) (to the extent any such document was entered into prior to the Closing Date), (g), (i) and (k) of the definition of Permitted Encumbrances, unless any such item is subordinate to the Lien of the Collateral Documents either expressly pursuant to a written agreement or otherwise by the operation of law) to which such Collateral is subject.

“Fiscal Month” means one of the 12 calendar months comprising a Fiscal Year.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Force Majeure” means a fire or other casualty, labor disputes or other causes beyond Borrower’s reasonable control, provided, however, that in no event shall a Force Majeure include any event arising due to the lack or unavailability of funds, financing or capital sources.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its business.

“Funding and Payment Office” means the office of the Agent located c/o iStar Asset Services Inc., 180 Glastonbury Blvd., Suite 201, Glastonbury, Connecticut 06033 (or such office of the Agent or any successor Agent specified by the Agent or such successor Agent in a written notice to the Loan Parties and the Lenders).

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles, as in effect in the United States of America and on the date of determination.

“Golf Course” means the 18-hole championship Jack Nicklaus-designed golf course which will be developed as part of the Project.

“Governmental Authority” means the government of the United States of America, the Commonwealth of The Bahamas or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national, quasi-governmental bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, approval, license, zoning and other resolution, certificate of occupancy, authorization, plan, directive, consent order, consent decree or similar authorizations of or from any Governmental Authority.

“Gross Revenues” means the sum of Net Cash from Project Sales plus Net Cash from Operations, from time to time.

“Ground Lease” means the Marina and bluff leases to be granted to the Borrower, as amended, amended and restated, supplemented, extended or otherwise Modified from time to time.

“Ground Lessor” means the landlord upon the Ground Lease.

“Ground Lessor Estoppel” means any estoppel certificates, consents or approvals of the Ground Lessor reasonably determined by Agent to be necessary or desirable in connection with the making of the Loan.

“Guaranties” means the Subsidiary Guaranties, the Recourse Guaranty and the Non-Recourse Guaranty.

“Guyton” means Evelyn S. Guyton (or at her discretion, such of the lineal members of her family collateral family members or persons related to her directly or indirectly by blood or by marriage) or any corporate entity, all of the shareholders of which are Evelyn S. Guyton and/or members of her family as defined above.

“Hazardous Materials” means any chemical, material or substance, the generation, use, storage, transportation or disposal of which, or the exposure to which, is prohibited, limited or regulated by any applicable Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Real Property Asset or to the indoor or outdoor environment.

“Heads of Agreement” means that certain Heads of Agreement dated November 14, 2006, between RIBL and the government of the Commonwealth of The Bahamas.

“HOA Estoppel” means the estoppel and consent agreement from the Government of the Commonwealth of The Bahamas with respect to certain matters as requested by Agent with regard to the Heads of Agreement, dated November 19, 2007.

“Holdback” has the meaning assigned to such term in Section 3.2E.

“Holdback Multiplier” has the meaning assigned to such term in Section 3.2E.

“Hotel” means the hotel project to be constructed on the Real Property Collateral and to be owned by the Borrower or any of its Subsidiaries.

“Improvements” means all buildings, improvements, alterations or appurtenances now, or at any time hereafter, located upon, in, under or above the Land or any part thereof.  The term “Improvements” also includes all buildings, improvements, alterations or appurtenances not located on, in, under or above the land to the extent of Borrower’s right, title and interest therein.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money (including, without limitation, the indebtedness permitted under Section 6.1), (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than accounts payable incurred in the Ordinary Course of Business and accrued expenses incurred in the Ordinary Course of Business), (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any trade payables incurred in the Ordinary Course of Business, but including earn-outs with respect to any acquisition), (e) all obligations evidenced by notes, bonds (other than performance bonds), debentures or other similar instruments, (f) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets), (g) all obligations, contingent or otherwise, as an account party under any letter of credit or under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP, (h) all obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock, (i) all obligations under hedge agreements, including, as of any date of determination, the net amounts, if any, that would be required to be paid by such Person under hedge agreements if such hedge agreements were terminated on such date, (j) all Contingent Obligations in respect of obligations of the kind referred to in clauses (a) through (j) above or in respect of the payment of dividends on the Capital Stock of any other Person, and (k) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that if such Person has not assumed such secured indebtedness that is nonrecourse to its credit, then the amount of indebtedness of such Person pursuant to this clause (k) shall be equal to the lesser of the amount of the secured indebtedness or the fair market value of the assets of such Person which secure such indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning assigned to that term in Section 9.2B.

“Infrastructure” means all necessary water systems, sewer systems and treatment plants; desalination/reverse osmosis plants; electrical generation, transmission and/or distribution plants and systems; natural gas transmission and distribution systems; incinerators and other non-sewage solid waste disposal plants and systems; excavation and dredging projects; flood protection structures and systems;

public dock facilities; beautification and landscaping projects; roads and other similar utilities and public works necessary for the development of the Project in accordance with the Development Budget and the Heads of Agreement.

“Initial Appraisal” means that certain “Appraisal of Real Property” dated as of, June 1, 2007 (for the residential property) and June 11, 2007 (for the Hotel property) and prepared by the Appraiser for the Agent.

“Insolvency Proceeding” means (A) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (B) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (A) and (B) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code or any similar regime in existence in the Commonwealth of The Bahamas.

“Insurance Proceeds” has the meaning assigned to that term in Section 2.7A(ii)(c).

“Intellectual Property” has the meaning assigned to that term in the Security Agreement.

“Interest Payment Date” means the 12th day of each calendar month, commencing on                    12, 2008.

“Interest Period” means the period of time beginning on the 12th day of a calendar month and ending on the 11th day of the following calendar month, provided, however, the first Interest Period shall commence on the date the Loan commences to bear interest and continues to and includes              11, 2008.

“Interest Rate” means the Base Rate or the Default Rate, as applicable.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter and any successor statute.

“Investment” means (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, Capital Stock or other Securities of any other Person, or (b) any direct or indirect loan, advance (other than advances to employees for moving, education, computer, entertainment and travel expenses, drawing accounts and similar expenditures in the Ordinary Course of Business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course of Business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Land” means the real estate comprising the Mortgaged Property, as more specifically described in the Mortgage including all oil, gas and mineral rights, oil, gas and minerals (whether before or after extraction), easements, appurtenances, water rights, water stock, rights in and to streets, roads and highways (whether before or after vacation thereof), hereditaments and privilege relating, in any manner whatsoever, to the Land.  The Land is legally described on Exhibit A.

“Lender” and “Lenders” means the Persons identified as “Lenders” and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Section 9.1; provided that the term “Lenders”, when used in the context of a particular Loan Commitment shall mean the Lender having that Loan Commitment.

“Lender Group” has the meaning assigned to that term in Section 9.23.

“Lender Office” means, as to any Lender, the office or offices of such Lender as indicated on Lender’s signature page hereto, and the office or offices of such Lender that the Agent notifies the Borrower promptly but no later than two days after the Closing Date, or such other office or offices as such Lender may from time to time designate to the Borrower and the Agent.

“LIBOR Rate” or “London Interbank Offered Rate” means a floating interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the London Interbank Offered Rate (LIBOR) with a one month maturity as reported in the Money Rates column or section of The Wall Street Journal published on the second full Business Day preceding the first day of the applicable Interest Period.  In no event shall the LIBOR Rate at any time be less than the LIBOR Rate established for the first Interest Period as of the Closing Date.

“Licenses and Permits” means all building permits, certificates of occupancy and other assignable governmental permits, licenses and authorizations, including all commonwealth, and local occupancy certificates, and other licenses, in any way applicable to the Project or any part thereof or to the development, construction, ownership, use, occupancy, operation, maintenance, marketing and sale of the Mortgaged Property and/or the Residential Units or Unimproved Lots; provided, however, that any certificates of occupancy obtained for the residential portion of the Project may include and be applicable to more than a single Residential Unit.

“Lien” means any lien, mortgage, pledge, assignment, security interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or deposit or other preferential arrangement having the practical effect of any of the foregoing.

“Loan or Loans” means the loans in the aggregate amount of up to $60,000,000.00 from Lenders to Borrower as evidenced by the Notes.  The Loan shall be funded in three tranches as set forth herein: the first tranche shall be in an amount not to exceed $10,000,000.00 (“Tranche A-1”); the second tranche shall be in an amount not to exceed $10,000,000.00 (“Tranche A-2”); and the third tranche shall be in amount not to exceed $40,000,000.00 (“Tranche B”).

“Loan Borrowing Conditions” means no Default or Event of Default shall have occurred and be continuing and the conditions for advances set forth in Section 3 have been satisfied or waived by Agent.

“Loan Commitment” means the commitment of a Lender to make a Loan to the Borrower pursuant to Section 2.1 (including the commitment of any Eligible Assignee to participate with respect to a Loan as part of the primary syndication).

“Loan Documents” means this Agreement, the Notes and the Collateral Documents and any other documents evidencing or securing Obligations executed on or prior to the Closing Date or at any time thereafter.

“Loan Exposure” means, with respect to any Lender at any time, the sum of its Applicable Percentage of the outstanding principal amount of the Loans at such time.

“Loan Party” or “Loan Parties” means the Borrower and any of its Subsidiaries who executes any of the Loan Documents.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Marina” means the Marina which will be developed as part of the Project.

“Master Declarations” means any master, general and supplemental declarations affecting the development, operation and/or use of the Project as they may be further amended, supplemented, amended and restated or otherwise Modified from time to time.

“Master Plans” means that certain Royal Island Master Plan, prepared by SB Architects, Harris Engineers, and Moffat & Nichol, dated as of June 12, 2007.

“Material Adverse Effect” means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (b) the material impairment of the ability of the Loan Parties to perform the Obligations a material adverse effect upon the legality, validity, binding effect or enforceability against a Loan Party or the Sponsor Guarantor of a Loan Document to which it is a party, (c) a material adverse effect upon the value of the then remaining Real Property Collateral, or (d) a material adverse effect upon the Entitlements that prevent in a material respect the intended development of the Real Property Collateral as contemplated by the Development Budget.

“Material Contracts” means (a) any Contract, agreement, lease, commitment or document affecting any portion of the collateral which has a value greater than (or contemplate the payment of sums which exceed) (i) $250,000 for any Contract relating to any work itemized in Section 3.2E.(iii)(1) through (6), and (ii) $500,000 for any other such Contract, or (b) any such Contract, agreement, lease, commitment or document under which a third-party utilities provider provides utilities necessary to serve the Project; provided, however, Qualified Sales Agreements for the purchase of any Residential Units or Unimproved Lots are each expressly excluded from the definition of Material Contracts.

“Maturity Date” means the date that is one (1) year after the Closing Date, or such earlier date as the Loans are prepaid in full or accelerated.

“Maximum Amount” has the meaning assigned to that term in Section 9.13A.

“Minimum Sales Price” means, for each Residential Unit and Unimproved Lot, fifty percent (50.0%) of the Approved Sales Price for such Residential Unit or Unimproved Lot, as set forth on Schedule 2.4.

“Modifications” shall mean any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions of any document or instrument from time to time; “Modify”, “Modified,” or related words shall have meanings correlative thereto.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a first lien supplemental debenture or similar documentation, executed and delivered by any Loan Party on or after the Closing Date, with such changes thereto as may be recommended by the Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices, as such security instrument may be amended, restated, amended and restated, supplemented, or otherwise Modified from time to time.  “Mortgages” means all such instruments collectively.

“Mortgaged Property” means the Land, the Improvements, the Inventory, the Accounts, the General Intangibles, the Fixtures and Personalty, the Leases, the Rents and other Gross Revenues, the Other Property, the Proceeds, the Plans and Specifications, and all other property of every kind and description used or useful in connection with the ownership, occupancy, operation and maintenance of the other components of the Mortgaged Property and all substitutions therefor, replacements and accessions thereto, and proceeds including “proceeds” (as defined in the UCC) derived therefrom, all as more specifically described in the Mortgage.

“Mortgagee Policies” has the meaning assigned to that term in Section 3.1F(ii).

“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is contributing or to which the Borrower or any ERISA Affiliate had an obligation to contribute within the last six years.

“Net Cash from Operations” means, for any period, (i) the gross operating revenues (not including, for the avoidance of doubt, any amounts taken into account in determining Cash From Project Sales) actually received by the Borrower and its Subsidiaries during such period with respect to the Hotel, the Golf Course, the Spa, the Marina, any improvements hereafter constructed by the Borrower or any of its Subsidiaries as a part of the Project, and any related amenities, less (ii) all cash amounts of any kind whatsoever paid during such period by the Borrower and its Subsidiaries (including both operating expenses and capital expenditures) other than out of reserves previously set aside by the Borrower and its Subsidiaries (not including, however, Project Expenses or amounts deducted from Cash EBITDA for purposes of determining Excess Cash Flow), less (iii) from and after the commencement of operations at the Hotel, the Golf Course, the Marina or the retail portion of the Project, as applicable, reserves in the amount of the lesser of (A) actual reserves required pursuant to Third Party Operating Agreements for the Hotel, the Marina, the Golf Course and/or the retail portion of the Project, if any and (B)(1) with respect to the Hotel, a fixtures, furnishings and equipment reserve in the amount of two percent (2%) of gross revenues during the first year of operations, three percent (3%) of gross revenues during the second year of operations and four percent (4%) of gross revenues thereafter, (2) with respect to the Golf Course, a fixtures, furnishings and equipment reserve in the amount of three percent (3%) of gross revenues, (3) with respect to the retail portion of the Project, $0.15 per square foot, and (4) with respect to the Marina, a monthly reserve in the amount of $50,000, provided that, in each case, no such reserve amounts will be subtracted from the calculation of Net Cash From Operations pursuant to this subclause (iii) unless and until the applicable component of the Project to which such reserve relates is completed and operational and, provided further that if no such Third Party Operating Agreement exists with respect to any of the Hotel, the Marina, the Golf Course and/or the retail portion of the Project, then the reserves with respect to such portions of the Project shall be assumed to be those amounts set forth in subclause (B) above.

“Net Cash from Project Sales” means, for any period, (i) Cash From Project Sales realized during such period, less (ii) Project Expenses incurred in such period.

“Non-Consenting Lender” has the meaning assigned to that term in Section 9.5B.

“Non-Recourse Guaranty” means the Non-Recourse Guaranty executed and delivered by Sponsor Guarantor on the Closing Date, as amended, restated, amended and restated, supplemented or otherwise Modified from time to time.

“Non-Use Fee” means a fee in an amount equal to one percent (1.0%) of the average daily unused portion of the Loan Commitments, payable quarterly on the last Business Day of each Fiscal Quarter.

“Notes” means (a) the promissory notes of the Borrower issued to Agent, and the promissory notes evidencing each Tranche and issued to each Lender and (b) any promissory notes issued by the Borrower in connection with assignments of the Loans of any Lender, as they may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Obligations” means all obligations, liabilities and indebtedness of every nature of each Loan Party now or from time to time hereafter owed to the Agent, the Lenders, or any of them or their respective Affiliates, whether direct or indirect, absolute or contingent, which may arise out of or in connection with the Loan Documents, whether for principal, interest or scheduled payments or payments for fees, expenses, indemnification or otherwise.

“OECD” means the Organization for Economic Co-Operation and Development.

“Officer’s Certificate” means, with respect to any Person, a certificate executed on behalf of such Person (a) if such Person is a partnership or limited liability company, by its chairman of the Board (if an officer), chief executive officer, the chief financial officer or treasurer of its general partner or managing member, or other Person authorized to do so by its Organizational Documents, (b) if such Person is a corporation, on behalf of such corporation by its chairman of the board (if an officer) or chief executive officer, chief financial officer or treasurer, or vice president, and (c) if such person is one of the Borrower or a Subsidiaries of the Borrower, a Responsible Officer.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Ordinary Course of Business” means, with respect to the Borrower and its Subsidiaries, the ordinary course of their business, as related to developing the Project substantially in accordance with the Development Budget, marketing, selling or leasing Unimproved Lots, Residential Units (including, without limitation, the sale of multiple Unimproved Lots and/or Residential Units in one sale transaction), time shares, fractionals, and parcels and other portions of or interests in the Project, and the business of owning, marketing, selling, leasing or operating any commercial units included in the Project, and the business of owning, marketing, leasing or operating the Hotel, the Golf Course, the Spa, the Marina and any other improvements developed as part of the Project, and in each case, as undertaken by the Borrower and its Subsidiaries in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organizational Authorizations” means, with respect to any Person, resolutions of its Board of Directors, general partners or members of such Person, and such other Persons, groups or committees (including, without limitation, managers and managing committees), if any, required by the Organizational Certificate or Organizational Documents of such Person to authorize or approve the taking of any action or the entering into of any transaction.

“Organizational Certificate” means, with respect to any Person, the certificate or articles of incorporation, partnership or limited liability company or any other similar or equivalent organizational, charter or constitutional certificate or document filed with the applicable Governmental Authority in the jurisdiction of its incorporation, organization or formation, which, if such Person is a partnership or limited liability company, shall include such certificates, articles or other certificates or documents in respect of each partner or member of such Person.

“Organizational Documents” means, with respect to any Person, the by-laws, partnership agreement, limited liability company agreement, operating agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement, which, if such Person is a partnership or limited liability company, shall include such by-laws, agreements or arrangements in respect of each partner or member of such Person.

“Origination Fee” means, with respect to the Tranche A-1, the Tranche A-2 and Tranche B, the sum of one percent (1.0%) of each of the Loan Commitments, which shall be fully earned, due and payable on the date of the initial disbursement of the respective Loan Commitments.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned to that term in Section 9.1D.

“Payment and Performance Bond” means, for each applicable Construction Contract or each applicable subcontract of an applicable Construction Contract, the dual or multiple obligee payment and performance bond(s), having a coverage of ten percent (10%) (more or less) of the amount of the Construction Contract issued by the Surety in form satisfactory to Agent and applicable to such Construction Contract and naming Borrower as obligee, together with any substitutions or replacements thereof that may be approved in writing by Agent.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA (or any successor thereto).

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to Title IV of ERISA and is, or was within the past six years, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Permitted Barter Transaction” means the conveyance by Borrower or a Subsidiary (a) of one Residential Unit or Unimproved Lot to a Person who is not an Affiliate of Borrower or officers, directors or employees of Borrower or any of its Affiliates in exchange for promotional services in connection with the marketing of the Project, and (b) the conveyance by Borrower or a Subsidiary in fulfillment of certain obligations of Borrower to Guyton arising out of the sale of Royal Island to Borrower, the conveyance by Borrower or a Subsidiary to Guyton of (i) either (A) up to four (4) Unimproved Lots, or (B) a parcel consisting of one or more Unimproved Lots, not to exceed 1.5 acres, in the aggregate, and improvements, in the nature of a single-family dwelling, on such parcel, not to exceed 5,000 square feet, and (ii) a Golf Course membership.

“Permitted Bulk Sale” means the sale by Borrower or the applicable Subsidiaries of Residential Units or Unimproved Lots of a value equal to $25,000,000 or more in one or more bulk sales to third parties which are not Affiliates of Borrower at fair market value, which fair market value accounts for the sale of multiple units or lots, and for consideration consisting solely of Cash.

“Permitted Collateral Asset Sale” means:

(a)           any transaction (or series of transactions) constituting an arm’s length sale for Cash at fair market value of one or more (but in no event for a value in excess of $25,000,000) platted and legally subdivided Residential Units or Unimproved Lots to a third party buyer in the Ordinary Course of Business pursuant to a Qualified Sales Agreement;

(b)           any transaction (or series of transactions) constituting a Permitted Bulk Sale pursuant to a Qualified Sales Agreement;

(c)           any transaction (or series of transactions) constituting an arm’s length sale for Cash at fair market value of a portion of the Real Property Collateral pursuant to a Permitted Retail Sale or a Permitted Utility Sale, in each case pursuant to a Qualified Sales Agreement;

(d)           any Permitted Barter Transaction or Permitted Investor Sale, in each case pursuant to a Qualified Sales Agreement;

(e)           the transfer by the RIBC of ownership of certain Real Property Collateral, upon which golf and social facilities, including an 18-hole championship golf course and clubhouse, and 200 wet slip marina (with dock master’s office, fuel facility and storage boxes) will be constructed, as more particularly described in the Club Transfer Agreement, and Personal Property (as defined in the Club Transfer Agreement) to RI Club, in accordance with the Club Transfer Agreement; and

(f)            the transfer by RIBC of ownership of the Ground Lease to RI Club.

“Permitted Construction Change Order” means a Change Order for a Construction Contract entered into at a time when no Event of Default exists which satisfies all of the following conditions: (i) each such Change Order does not materially modify the scope, quality, functionality, or marketability of the Project or Improvements, (ii) if such Change Order increases the cost of the Construction, the increased cost is available to Borrower in the Development Budget, after giving effect to Permitted Deviations, (iii) each such Change Order does not adversely affect the structural components of the Construction, (iv) no portion of the Change Order deletes or reduces the Construction in any way (i.e., it is not a deductive Change Order in whole or in part) and (v) Borrower provides a copy of such Change Order to Agent promptly after execution of such Change Order.

“Permitted Deviations” means deviations from the Development Budget which do not result in an increase in the aggregate Project Expenses by more than five percent (5%), provided that any such deviation shall not result from increases in fees paid to any Affiliate of Borrower, except as set forth in the Development Budget as of the Closing Date.

“Permitted Encumbrances” means the following types of Liens:

(a)           Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.5 or otherwise delinquent;

(b)           Liens of landlords, Liens of carriers, warehousemen, mechanics, vendors, contractors and materialmen and other Liens imposed by Applicable Law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal

Revenue Code or by ERISA) incurred in the Ordinary Course of Business for sums not yet delinquent or being Properly Contested;

(c)           Liens incurred or deposits made in the Ordinary Course of Business in connection with workers” compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive, in each case, of obligations for the payment of borrowed money or other Indebtedness);

(d)           any attachment or judgment Lien with respect to a money judgment, writ, warrant of attachment or similar process not constituting an Event of Default, so long as such Lien could not reasonably be expected to have a Material Adverse Effect;

(e)           leases, subleases, licenses and sublicenses granted by Borrower or a Subsidiary to others (in the Ordinary Course of Business) not interfering with the Ordinary Conduct of Business or operations of the Borrower or any of its Subsidiaries;

(f)            any (i) Lien arising from any Permitted Equipment Financing, (ii) interest or title of a lessor or sublessor under any Capital Lease permitted by Section 6.1(ii) or any operating lease not prohibited by this Agreement, (iii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)           zoning, building codes and other Governmental Authorizations regulating the use, development and/or occupancy of any Real Property Asset or activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Real Property Asset so long as such zoning, building codes and other Governmental Authorizations could not reasonably be expected to have a Material Adverse Effect;

(i)            bankers liens and rights of setoff with respect to customary depository arrangements entered into in the Ordinary Course of Business; and

(k)           with respect to the Real Property Collateral only, the Permitted Title Exceptions.

“Permitted Equipment Financing” means, collectively, (a) the existing financing listed on Schedule 1.1(d) hereto secured solely by furnishings, fixtures and equipment, (b) financing obtained in the Ordinary Course of Business which is secured solely by furnishings, fixtures and equipment acquired using the proceeds of such financing and (c) Indebtedness under Capital Leases, all in the aggregate amount not to exceed $5,000,000.

“Permitted Investor Sale” shall mean the sale of a Residential Unit or Unimproved Lot to a direct or indirect investor in Borrower which sale satisfies each of the requirements set forth in clause (a) of the definition of Permitted Collateral Asset Sale except that such transaction may be for less than fair market value or the Approved Sales Price to the extent that Borrower reasonably determines (and Agent has reviewed and approved) that (i) its ability to achieve the Project projections set forth in the Development Budget will not be adversely impacted in any material respect, and (ii) it has satisfied the conditions set forth in the immediately succeeding sentence subclauses of this definition.  Borrower will not (i) complete more than one sale of a Residential Unit or Unimproved Lot to any investor other than RILLC (or sales of Unimproved Lots consisting of more than seven (7) acres (in the aggregate) to RILLC) at less than fair market value in reliance on this definition unless additional sales are as a result of a “trade up” in which such investor acquires a higher value Residential Unit or Unimproved Lot and releases or re-conveys to Borrower any Residential Unit or Unimproved Lot previously acquired or contracted for and which is then available for resale in Borrower’s or its Subsidiaries’ inventory or (ii) sell any Residential Unit or Unimproved Lot in reliance on this definition if the Cash from Project Sales resulting from such sale will be less than the sum of (A) Borrower’s costs incurred with respect to the acquisition, financing, development and sale of such Residential Unit or Unimproved Lot including that portion of costs attributable to common areas, dedicated public improvements and overhead reasonably allocable to such Residential Unit or Unimproved Lot plus (B) the cost of additional economic incentives such as Golf Course membership fees not to exceed, in the aggregate for all Permitted Investor Sales, $6,000,000.  Borrower will not complete sales of more than sixteen (16) Residential Units and Unimproved Lots (in the aggregate) to direct or indirect investors in Borrower and will not convey more than an additional seven (7) acres of land consisting of Unimproved Lots to RILLC at less than fair market value in reliance on this definition. Schedule 6.9 sets forth the investors entitled to the benefits provided by this definition.  Notwithstanding the foregoing, Borrower may complete more than one sale of a Residential Unit or Unimproved Lots to any investor who purchases more than one (1), but not more than three (3) Residential Units or Unimproved Lots for less than fair market value or the Approved Sales Price to the extent that Borrower reasonably determines (and Agent has reviewed and approved) that its ability to meet the Project projections set forth in the Development Budget will not be adversely impacted in any material respect.

“Permitted Merger” means, with respect to any Subsidiary, any merger, consolidation, reorganization, liquidation, windup or dissolution in which such Subsidiary’s assets are distributed or assigned to, or such Subsidiary is merged into, a Loan Party, and with respect to RI Club, the redemption of the Class A Common Stock, as contemplated by the Club Transfer Agreement.

“Permitted Retail Sale” means the sale by Borrower or the applicable Subsidiaries of the retail components of the Project to a third party which is not an Affiliate of Borrower in an arm’s length sale for Cash at fair market value.

“Permitted Title Exceptions” means (i) the title exceptions reflected in the Mortgagee Policies, (ii) with respect to any Leasehold interest in any real property, the rights, title and interest of and derived from the Lessor of such leased real property, and (iii) any Required Dedication, regardless of whether such Required Dedication is made before or after Closing and (iv) after the Closing Date, (a) any title exceptions arising from the recordation of Specified Encumbrances entered into in accordance with Section 2.12B, and (b) any title exceptions relating to a Subordination and Non-Disturbance Agreement to which the Collateral Agent has agreed to recordation.

“Permitted Transaction Costs” means bona fide, reasonable, direct costs actually incurred by Borrower or its Subsidiaries in connection with an Asset Sale, the issuance of debt Securities (or incurrence of borrowed Indebtedness), or the issuance of equity, including, without limitation, (a) transfer, sales, use and other taxes payable in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any permitted Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such transaction, (c) brokers” or advisors” commissions, (d) fees and expenses of counsel, accountants and other advisors and other customary and reasonable closing costs in connection with such transaction, (e) actual, customary and reasonable fees charged by a third party Hotel manager and/or third party Golf Course manager in connection with any such transaction, it being understood and agreed that the following fees are reasonable:  (i) with respect to the Hotel manager, a fee of up to 4.0% on core sales and 3.0% on non-core sales plus and incentive fee of 7% of sales made at a price in excess of a to be determined benchmark in excess of projected sales prices, and (ii) with respect to the Golf Course manager, 1.25% of the first $100,000,000 of “Combined Revenues”, 2.5% of the next $300,000,000 of “Combined Revenues” and 0.5% of “Finished Unit Revenues,” as such terms are defined in that certain Jack Nicklaus Golf Club Design Agreement dated as of October 6, 2006, and (f) any underwriting discounts, commitments, arrangements or similar fees.

“Permitted Utility Sale” means, with respect to the reverse osmosis or electrical power plant located at the Project, either (a) a sale of such utilities pursuant to a sale leaseback transaction pursuant to which the Borrower retains operational control with respect to such utility or (b) a sale of such utilities to a third party which is not an Affiliate of Borrower in an arm’s length sale for Cash at fair market value, provided, in each case, the Borrower shall have satisfied the conditions set forth in Section 6.8(i) hereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plans and Specifications” means the final drawings, plans and specifications as issued for the development and construction of each portion of Construction (as the same may be amended in accordance with the provisions permitted by this Agreement), as applicable, which plans and specifications and all amendments thereto shall be (i) subject to Agent’s approval, and (ii) in accordance with all applicable Legal Requirements.  The Plans and Specifications issued thus far for the Project are identified in Schedule 1.4(A).

“Pledge Agreement” means the Pledge Agreements executed and delivered by RIBC and the Shareholder Pledgors, in each case, in favor of the Agent for the benefit of the Lenders as may be amended, restated, amended and restated, supplemented or otherwise Modified from time to time in accordance with the terms thereof and hereof.

“Post-Closing Endeavor Letter” means a certain letter agreement of even date herewith between Borrower and Agent regarding satisfaction of certain conditions after the Closing Date.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq., and (d) all other Legal Requirements relating to money laundering or terrorism, in each case, as amended, restated, amended and restated supplemented or otherwise Modified from time to time.

“Pre-Sold” means, when referring to any contemplated Residential Unit or Unimproved Lot, that such Residential Unit or Unimproved Lot is subject to a Qualified Sales Agreement with a third party buyer and, in connection therewith, such buyer has made a non-refundable deposit of at least twenty percent (20%) of the total purchase price under such Qualified Sales Agreement (provided that such deposit may be subject to refund only in the event such buyer fails to obtain the requisite alien land holdings license if such buyer is not a Bahamian citizen) and the financing contingency thereunder has been satisfied or waived by such buyer.

“Proceedings” has the meaning assigned to that term in Section 5.3(xiii).

“Project” means the development of improvements, inclusive of Infrastructure, Hotel improvements, Hotel villas, Residential Units, Unimproved Lots, Spa, Golf Course, Marina, and related amenities, on the islands known as Royal Island, King’s Cay (also known as Rat’s Cay) and Paradise Cay (also known as Chicken Cay) located in the Commonwealth of The Bahamas and consisting of approximately four hundred thirty one (431) acres.

“Project Expenses” means, with respect to Borrower and its Subsidiaries, for any period and without duplication, the costs and expenses incurred by the Borrower and its Subsidiaries in connection with the development of the Project (including, without limitation, the construction of any Infrastructure) as contemplated in the Development Budget including, without limitation, general and administrative expenses, sales and marketing expenses, land development costs, development fees, construction costs and carrying costs (consisting of taxes, insurance costs and capital expenditures, and property owners association subsidies and reserve funding), excluding, however, for purposes of the definition of Net Cash from Project Sales, all costs and expenses associated with the operations of the Hotel, Golf Course, Marina, Spa and related amenities which are included in the calculation of Net Cash from Operations.

“Properly Contested” means, with respect to any claim against a Loan Party or any Indebtedness of a Loan Party (including any Taxes), that such claim or Indebtedness is not paid or settled as and when such claim or Indebtedness is due or payable by reason of such Loan Party’s bona fide dispute concerning its liability to pay same or concerning the amount thereof provided that: (i) such claim or Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such claim or Indebtedness pending such contest could not reasonably be expected to have a Material Adverse Effect; (iv) no Lien is imposed upon any of such Loan Party’s assets with respect to such claim or Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to Permitted Encumbrances that have priority as a matter of Applicable Law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) any Lien on any Loan Party’s assets with respect to such Claim or Indebtedness is stayed; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Loan Party, such Loan Party forthwith pays such claim or Indebtedness and all penalties, interest and other amounts due in connection therewith as and when required to be paid.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Loans of any Lender, the percentage obtained by dividing (i) the Loan Exposure of that Lender by (ii) the aggregate Loan Exposure of all the Lenders; in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 9.1.  The initial Pro Rata Share of each Lender is set forth in the Register.

“PTO” means the United States Patent and Trademark Office.

“Qualified Appraisal” means the Initial Appraisal and any other real estate appraisal conducted in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation) and all requirements of Applicable Law applicable to Agent undertaken by an Appraiser, and providing an assessment of “Total Net Value” (as defined in the Initial Appraisal) of the remaining Real Property Collateral, the form and substance of such appraisal to be reviewed and approved by the Agent in its reasonable judgment.

“Qualified Sales Agreement” means (i) a definitive and binding purchase agreement between the Borrower and a third party pursuant to which such third party agrees to purchase one or more (but in no event in excess of a value of $25,000,000) Residential Units or Unimproved Lots for Cash and

whereby the transfer of title of the real property with respect to such Residential Unit or Unimproved Lot shall occur only concurrently with or subsequent to the payment by such third party of 100% of the purchase price set forth under such purchase agreement, which Qualified Sales Agreement shall be in a form approved by Agent in its reasonable discretion, (ii) a definitive and binding purchase agreement between the Borrower and a third party pursuant to which such third party agrees to purchase a portion of the Real Property Collateral pursuant to a Permitted Bulk Sale, Permitted Utility Sale or Permitted Retail Sale and whereby the transfer of title of the real property with respect to such portion of the Real Property Collateral shall occur only concurrently with or subsequent to the payment by such third party of 100% of the purchase price set forth under such purchase agreement, which Qualified Sales Agreement shall be in a form approved by Agent in its reasonable discretion, and (iii) a definitive and binding purchase agreement for a Permitted Investor Sale or Permitted Barter Transaction (except with respect to the sale to Guyton, which is governed by the deed of the Property to the Borrower from Guyton), which Qualified Sales Agreement shall be in a form approved by Agent in its reasonable discretion.

“Real Property Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Borrower in any real property.

“Real Property Collateral” means the portion of the Collateral comprising a Real Property Asset.

“Recognition and Estoppel Agreements” means an agreement pursuant to which a Third Party Operator or a Contractor agrees to recognize certain rights of the Agent with regard to the Project and consent to the Lien of the Mortgage, among other things.

“Recourse Guaranty” means the Recourse Guaranty executed and delivered to Behringer by the Sponsor Guarantor on the Closing Date, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Recovery Event” has the meaning assigned to that term in Section 2.7A(ii)(c).

“Register” has the meaning assigned to that term in Section 9.1C.

“Registered Loan” has the meaning assigned to that term in Section 9.1C.

“Reinvestment Notice” means a written notice executed by a Responsible Officer and delivered to the Agent within fifteen (15) Business Days after a Recovery Event stating that no Default or Event of Default has occurred and is continuing, that the Borrower intends to utilize the Insurance Proceeds or Condemnation Proceeds for purposes of restoration, repair or replacement of the affected Real Property Collateral, or Borrower’s furniture, fixtures and equipment, that the Borrower agrees to pursue such repair, restoration or replacement in a diligent manner, in compliance with all Applicable Laws and without permitting any Liens to encumber the Real Property Collateral except those permitted by Section 6.2 hereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors, members, controlling persons, successor and assigns of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

“Release Instruments” has the meaning assigned to that term in Section 2.12.

“Released Parcel” has the meaning assigned to that term in Section 2.12.

“Request for Advance” means a request from Borrower to Agent in connection with a request for an advance of proceeds of the Loan in the form of Schedule 1.4(C), accompanied by all of the following items, which request and items are subject to the approval of Agent:  (a) currently dated certificate from Borrower representing, warranting, and certifying to Agent (i) that all conditions precedent to such advance set forth in the Loan Documents, to the extent not waived in writing by Agent, have been satisfied as required by such Loan Documents, (ii) the amount and uses of such requested advance, and that Borrower is entitled to receive such funds under the Loan Documents and the uses thereof (iii) that each party which is to receive proceeds from such requested advance is entitled to the sums being requested, all in the form and content approved by Agent; (b) Contractor’s application and certificate for payment, in form and content approved by Agent; (c) the requisitions for payment applicable to such Request for Advance from subcontractors and material suppliers engaged by Contractor, in form attached as part of Schedule 1.4(C); (d) Architect’s certificate for payment approving Contractor’s application and certificate for payment (referenced in clause (b) above), in form attached as part of Schedule 1.4(C); (e) applications and certificates of payment from all other parties contracting with Borrower, in each case where such applications and certificates are conditions precedent to payment, in form and content approved by Agent; (f) certificate from Agent’s Construction Consultant confirming that, based upon an on-site inspection of the Construction, all work and services included in such has been completed; and (g) such other information and documents as may be requested or required by Agent or Agent’s Construction Consultant, if any, including certificates, inspections, invoices, receipts, Licenses and Permits, affidavits and other documents, appropriate for the applicable stage of Construction.

“Required Dedication” means a dedication or conveyance of a portion of the Real Property Collateral (other than a Residential Unit or Unimproved Lot) in the Ordinary Course of Business at the direction of a Governmental Authority upon completion and approval by the applicable Governmental Authority of final plats or as required by the Heads of Agreement with respect to portions of the Real Property Collateral to such Governmental Authority (or any designee of such Governmental Authority); provided any such dedication or conveyance (individually and/or taken together will all other such dedications and conveyances) (i) has not had and could not reasonably be expected to have a Material Adverse Effect or (ii) has not impaired and could not reasonably be expected to impair the Collateral Agent’s First Priority Lien on the remaining Real Property Collateral.

“Requisite Lenders” means Lenders having or holding more than 50% of the sum of the aggregate Loan Exposure of all Lenders.

“Residential Unit” means each of the 150-220 dwelling units described in the Heads of Agreement to be developed as a part of the Project, which are expected to comprise a combination of single family homes, townhouses, loft style, villa and cluster housing; provided that the total number of such units is no less than 150.  As of the Closing Date, no Residential Units have been sold.

“Responsible Officer” means (a) if a Person is a corporation or limited liability company organized under the laws of the State of Texas or Delaware, the chief executive officer, chairman of the board, president/chief operating officer, any vice president, general counsel, chief financial officer or treasurer of a Person, but in any event, with respect to financial matters, the chief financial officer or treasurer of such Person, (b) if a Person is a company organized under the laws of Australia or the

Commonwealth of The Bahamas, a director or president of such Person; and (c) if a Person is a partnership or limited partnership organized under the laws of the State of Texas or Delaware, the general partner of such Person.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock (or of any other Capital Stock) of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Capital Stock, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or of any other Capital Stock) of its, the Borrower or any of its Subsidiaries now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock (or of any other Capital Stock) of its, the Borrower or any of its Subsidiaries now or hereafter outstanding; excluding, however, any such payments or any of the foregoing transactions between Subsidiaries or from a Subsidiary to Borrower.

“Restoration Account” has the meaning set forth for such term in Section 5.25B hereof.

“Rock House” means that certain boutique hotel commonly know as the Rock House and located on Harbour Island in the Bahamas.

“Schedule of Approved Sales Prices” means the schedule of Approved Sales Prices attached hereto as Schedule 2.4, as such schedule may be amended from time to time by Borrower with Agent’s prior written consent.

“S&P” means Standard & Poor’s, a division of the McGraw-Hill Companies, Inc.

“Secured Parties” means the Agent and the Lenders.

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement” means each Security Agreement executed and delivered by any Loan Party in favor of the Agent for the benefit of the Agent and the Lenders, with such changes thereto as may be reasonably recommended by the Agent’s local counsel based on local laws or customary practice, as may be amended, restated, amended and restated, supplemented or otherwise Modified from time to time in accordance with the terms thereof and hereof.

“Shareholder Pledgor” means, collectively, Royal Island Partners, LP and Royal Island (Australia) Pty Limited.

“Solvency Certificate” has the meaning assigned to that term in Section 3.1H.

“Solvent” means, with respect to any Person, that as of the date of determination both (a) (i) the then fair saleable value of the property of such Person, sold as a going concern, is (A) greater than the total amount of liabilities (including contingent liabilities but excluding amounts payable under intercompany promissory notes) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Encumbrances” means any easement, covenant, condition, master declarations, rights-of-way, licenses, or other agreement or restrictions entered into or effected in the Ordinary Course of Business in connection with the development, use, operation or management of the Project which are not materially adversely inconsistent with the current Development Budget.

“Sponsor Guarantor” means Cypress Equities I, LP, a Texas limited partnership.

“Stored Materials” is defined in Section 3.2(X).

“Subcontracts” means the subcontracts, if any, and any other contracts for the provisions of labor or materials for the Construction entered into by a Contractor in accordance with its Construction Contract.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, provided that in no event shall “Subsidiary” refer to RIBL US Borrower, LLC.

“Subsidiary Guarantor” means, each Subsidiary of the Borrower, and “Subsidiary Guarantors” means, collectively, all of the foregoing.

“Subsidiary Guaranty” means the Subsidiary Guaranty, executed and delivered by each of the Subsidiary Guarantors on the Closing Date, or executed and delivered by any additional Subsidiary Guarantors from time to time thereafter pursuant to Section 5.11, as such Guaranty may hereafter be amended, restated, amended and restated, supplemented or otherwise Modified from time to time.

“Supplemental Agent” and “Supplemental Agents” shall have the meaning assigned to these terms in Section 8.1B.

“Surety” means collectively, one or more surety companies or financial institutions satisfactory to Agent in its sole discretion.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Operator” means the primary third party operator or manager of the Hotel, Spa, Golf Course, or Marina (excluding any separate manager of any component business segment or amenity in any of the Hotel, Spa, Golf Course, or Marina (for example, but not by way of limitation, a provider of fishing guide services or golf instructional services would not be a Third Party Operator)) operations and management services with regard to the applicable portion of the Project.

“Third Party Operating Agreement” means any management, operating or other similar agreement between Borrower or any of its Subsidiaries and any Third Party Operator, which agreement shall be in form and substance reasonably satisfactory to the Agent.  For the avoidance of doubt, this definition is not intended to include Operating Leases that would not otherwise be considered Material Contracts.

“Title Company” means, collectively, one or more title insurance companies reasonably satisfactory to the Agent.

“Tranche” or “Tranches” means Tranche A-1, Tranche A-2 and/or Tranche B, as applicable.

“Tranche A-1” has the meaning set forth in the definition of “Loan”.

“Tranche A-2” has the meaning set forth in the definition of “Loan”.

“Tranche B” has the meaning set forth in the definition of “Loan”.

“UCC” means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

“Unimproved Lots” means an unimproved portion of the Real Property Collateral approved by the Master Plans for sale for residential purposes, whether such portion is a lot as platted by the Master Plans or whether such portion is a lot increased or decreased in size relative to the lot as platted, in accordance with the Entitlements, Licenses and Permits.

1.2          Defined Terms; Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

A.            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated,  supplemented or otherwise Modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement (unless expressly referring to another agreement) and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Documents, General Intangibles, Goods, Intellectual Property, Investment Related

Property, Letter of Credit Rights, Money, Receivables, Receivable Records, Commercial Tort Claims, Material Contracts, and Proceeds therefrom (for purposes of this Agreement, as each such term is defined in the Security Agreement).

B.            Except as otherwise expressly provided in this Agreement, (a) all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; and (b) financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to clauses (ii) and (iii) of Section 5.3 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the absence of normal year-end audit adjustments and explanatory footnotes) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.3(v)).  Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements of the Borrower referred to in Section 4.14A; provided that should such accounting principles and policies change, the Borrower, the Agent, and the Lenders shall negotiate in good faith to amend the financial definitions and related covenants in conformity therewith.

SECTION 2.
AMOUNTS AND TERMS OF LOAN COMMITMENTS AND LOANS

2.1          Loan Commitment.

From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its respective Loan Commitment.  Principal payments or prepayments of the Loans may not be reborrowed.  The initial amount of each of the Lender’s Loan Commitments is set forth on Schedule 1.1(c).

2.2          Required Payments; Termination.

Any outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.3          Disbursement Procedures for Loans.

A.            Minimum Amounts.  Each Borrowing shall be in an aggregate amount of at least $500,000 or an integral multiple of $100,000 in excess of that; provided that a final Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Loan Commitments.

B.            Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Agent of such request by submission of a properly executed and certified Request for Advance, at least seven (7) calendar days in advance of a Borrowing, but in no event more frequently than once per month.  Each such request for a Loan shall be irrevocable.  Each Request for Advance shall comply with Section 3.2.

C.            Disbursement Procedures for Loans.  The Agent shall disburse each Loan to be made by Lenders hereunder on the date requested in the applicable Request for Advance by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Borrower, as designated in the Request for Advance.  Notwithstanding anything to the contrary contained herein, in no event shall the Agent be required to make or make available Loans more frequently than once per month.

2.4          Lender Loans.  Loans shall be funded from the Loan Commitments on a pro-rata basis, to fund development costs of the Project, as incurred, pursuant to the Development Budget and Section 3.2. herein.  Any Loan advances above the higher of (i) $30,000,000 and (ii) 50% of the then existing Loan Commitments, shall only be advanced on a 2 to 1 basis, i.e. $1.00 may be advanced for every $2.00 of the aggregate, cumulative total of the purchase prices set forth in Qualified Sales Agreements that have closed, or if not closed, qualify as Pre-Sold.  All advances of the Loan shall be used to pay costs in accordance with Section 3.2 herein.

2.5          Interest on the Loans.

A.            Rate of Interest.  Subject to the provisions of Section 2.10, each Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at the Interest Rate then applicable to each Tranche.

B.            Post-Default Interest.  Upon the occurrence and during the continuation of any Event of Default, if requested by the Requisite Lenders, the outstanding principal amount of all Loans and, to the extent permitted by Applicable Law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at the Default Rate with respect to the applicable Tranche.  Payment or acceptance of the increased rates of interest provided for in this Section 2.5B is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

C.            Computation of Interest.  Interest on Loans shall be computed on the basis of a 360-day year and for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan, shall be included, and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

2.6          Fees.

The Borrower agrees to pay the following fees:

A.            Administrative Fee.  The Borrower agrees to pay to the Agent, for its own account, an administrative fee equal to $30,000 per annum, payable quarterly.

B.            Origination Fee.  The Borrower agrees to pay to the Agent the Origination Fee, payable as set forth in the definition of the Origination Fee.

C.            Non-Use Fee.  The Borrower agrees to pay to the Agent the Non-Use Fee, payable as set forth in the definition of the Non-Use Fee.

D.            Exit Fee.  The Borrower agrees to pay to the Agent the Exit Fee, as it becomes payable under Section 2.7A.

E.             General.  All fees payable hereunder (including, inter alia, the fees set forth in A. through D. above, shall be paid on the dates due, in immediately available funds, to the Agent for distribution, in the case of fees payable under Sections 2.6B, C and D, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

2.7          Repayments and Prepayments; General Provisions Regarding Payments.

A.            Prepayments.

(i)            Voluntary Prepayments.

The Borrower may at any time and from time to time prepay, without premium or penalty, the Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount or such lesser amount as is then outstanding, in writing or by telephone, promptly confirmed in writing to the Agent, no later than 11:00 a.m. (New York time) at least one (1) Business Day prior to such prepayment.  The Agent will promptly notify each Lender upon receipt of such notice from the Borrower.  Any notice of prepayment shall be irrevocable and having been given as aforesaid, the Loans shall become due and payable on the prepayment date specified in such notice and in the aggregate principal amount specified therein, provided, however that the Borrower may revoke any such notice of prepayment if conditioned upon a refinancing as described in Section 2.7D below.  Any voluntary prepayments pursuant to this Section 2.7A(i) shall be applied as specified in Section 2.7B and should include the portion of the Exit Fee to be paid.

(ii)           Mandatory Prepayments.

The Loans shall be prepaid in the manner provided in Section 2.7B upon the occurrence of the following circumstances:

(a)           Prepayments Due to Issuance of Debt.  Concurrently with and as a condition to the closing of any transaction pursuant to which Borrower or any of its Subsidiaries issue debt Securities or incur additional borrowed Indebtedness (other than Indebtedness permitted under Section 6.1), the Borrower shall prepay the Loans in an amount equal to the sum of (i) the principal amount of such debt Securities or borrowed Indebtedness paid or payable to the Borrower or its Subsidiaries; less (ii) Permitted Transaction Costs, (iii) with the appropriate portion of the Exit Fee to be paid.  Such prepayment shall not be deemed to waive any violation of Section 6.1 hereof.

(b)           Prepayments Due to Issuance of Equity Securities.  Concurrently with and as a condition to the closing of any transaction pursuant to which the Borrower or any of its Subsidiaries receive any Equity Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of such Equity Proceeds, except with respect to (i) Equity Proceeds received by the Borrower from Investments made by the existing holders of the Capital Stock in the Borrower as of the Closing Date (or from any such Person’s Affiliates), (ii) Equity Proceeds received by the Borrower’s Subsidiaries from Investments made by the Borrower or another of its Subsidiaries in such Subsidiaries and permitted under Section 6.3, or (iii) other Equity Proceeds received by the Borrower, provided, in each case, such Equity Proceeds are used for Project Expenses and Borrower has provided an Officer’s Certificate from a Responsible Officer of the Borrower stating that such proceeds will be used for such purpose or to make voluntary prepayments under Section 2.7A(i).  All payments shall be accompanied by the appropriate portion of the Exit Fee to be paid.

(c)           Prepayments Due to Insurance and Condemnation Proceeds.  Except as provided in Section 5.25 hereof, no later than the fifteenth (15th) Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any cash payments which exceeds $1,000,000 (i) under any insurance policy as a result of any damage to or loss of (a “Casualty”) all or any portion of the Collateral (net of actual and documented reasonable costs incurred by the

Borrower or any of its Subsidiaries in connection with adjustment and settlement thereof, the “Insurance Proceeds”), or (ii) resulting from the taking of assets by the power of eminent domain, condemnation or otherwise (net of actual and documented reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with adjustment and settlement thereof, “Condemnation Proceeds”) (any such event resulting in the recovery of Insurance Proceeds or Condemnation Proceeds, a “Recovery Event”), the Borrower shall prepay the Loans in an amount equal to the Insurance Proceeds or Condemnation Proceeds, as the case may be, received, unless, in each case, the Borrower shall have delivered a Reinvestment Notice.  Concurrently with any prepayment of Loans pursuant to this Section 2.7A(ii)(c), the Borrower shall deliver to the Agent an Officer’s Certificate demonstrating in reasonable detail the derivation of the Insurance Proceeds or Condemnation Proceeds, as the case may be, of the correlative Recovery Event.

(d)           Prepayments from Excess Cash Flow.  From and after the Maturity Date until the Extended Maturity Date (provided that the Maturity Date has been so extended), in the event that there shall be Excess Cash Flow with respect to any Fiscal Month, the Borrower shall, no later than the date upon which the Borrower is required to deliver financial statements under Section 5.3(ii) and (iii) with respect to such Fiscal Month, prepay the Loans in an aggregate amount equal to 100% of such Excess Cash Flow.

(e)           Prepayments Due to Asset Sales.  Concurrently with the consummation of any Asset Sale (other than a Permitted Collateral Asset Sale to the extent the proceeds thereof are required to be taken into account in the calculation of Excess Cash Flow), the Borrower shall prepay the Loans in an amount equal to (i) the proceeds of such Asset Sale; less (ii) Permitted Transaction Costs plus (iii) the amount of the Exit Fee to be paid.  Such prepayment shall not be deemed to waive any violation of Section 6.8 hereof.

(iii)          No Waiver.  Nothing contained in Section 2.7A(ii) shall be deemed to permit the Borrower to consummate any Asset Sale unless otherwise permitted under this Agreement.

B.            Application of Prepayments; Reduction of Funding Amounts.

Each payment received by Agent from the Borrower with respect to the Loans shall be applied in the following order:  First, to the repayment of any amounts advanced by Agent in accordance with the Mortgages or any of the Collateral Documents for insurance premiums, taxes, assessments or for preservation or protection of the Collateral and to the payment of all costs and expenses incurred by Agent in connection with the collection of the Loans (including all attorneys’ fees payable hereunder); second, to the payment of accrued and unpaid interest, including any default interest; third, to fund any reserves or escrows required by Agent, if any, in accordance with the terms of the Mortgages or any of the Collateral Documents; fourth, to reduction of the outstanding principal balance of Tranche A-1 until the same is paid in full; fifth, to reduction of the outstanding principal balance of Tranche A-2 until Tranche A-2 has been paid in full; sixth, to reduction of the outstanding principal balance of Tranche B until Tranche B has been paid in full; and seventh, to the other Obligations until the same are paid in full.  Notwithstanding the foregoing, (A) if an Event of Default has occurred and is continuing, Agent shall apply any payments received in accordance with the provisions of Section 2.7D regarding application of proceeds of Collateral after an Event of Default, and (B) as among the Lenders, such payments shall be applied in accordance with Section 2.7C(iii) and Section 2.7D(ii) below.

C.            General Provisions Regarding Payments.

(i)            Manner and Time of Payment.  All payments by the Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Agent not later than 1:00 pm (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agent after that time on such due date shall, at the Agent’s sole discretion, be deemed to have been paid by the Borrower on the next succeeding Business Day.  The Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment to be made to the Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for such purpose).  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent at the greater of the Base Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(ii)           [Reserved].

(iii)          Apportionment of Fee Payments.  The aggregate Origination, Exit, Extension and Non-Use fees shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to the Lenders’ respective Pro Rata Shares.  The Agent shall promptly distribute to each Lender, at its applicable Lender Office, its Pro Rata Share of all such payments received by the Agent when received by the Agent pursuant to Section 2.6.

(iv)          Payments on Business Days.  Except if expressly provided otherwise, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(v)           Notation of Payment.  Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect such disposition or the obligations of the Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.  In the event of Borrower’s satisfaction and repayment in full of the Obligations hereunder, each Lender shall surrender to Borrower any and all Notes held by it.

(vi)          Revocation of Prepayment Notices.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.7(B) if such prepayment would have resulted from a refinancing of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.

D.            Application of Proceeds of Collateral.  Except as provided in Section 2.7A(ii) with respect to prepayments, all proceeds received by the Agent during the continuance of an Event of Default or as a result of exercising remedies under the Loan Documents, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document shall be applied, as promptly as reasonably practicable to the extent permitted by Applicable Law, by the Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

(i)            to the payment of all out-of-pocket costs and expenses of such sale, collection or other realization, including, without limitation, reasonable compensation to the Agent and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by the Agent in connection therewith, and all amounts for which such Agent is entitled to indemnification under such Collateral Document and all advances made by the Agent thereunder for the account of the applicable Loan Party (excluding principal and interest in respect to any Loans of such Loan Party), and to the payment of all reasonable costs and expenses paid or incurred by the Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

(ii)           thereafter, to the extent of any excess proceeds, to the payment of all other Secured Obligations (as defined in the Security Agreement) in accordance with the provisions of Section 2.7B; and

(iii)          thereafter, to the extent of any excess proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.8          Use of Proceeds.

A.            Loans.  The proceeds of the Loans made to the Borrower shall be applied to fund the Project Expenses to pay fees and expenses incurred in connection with the transactions contemplated hereby, and for general corporate and working capital needs of the Borrower in accordance with the Development Budget subject to Permitted Deviations.

B.            Compliance With Laws.  The Borrower undertakes that no portion of the proceeds of any Loans or other extensions of credit under this Agreement shall be used by any Loan Party in any manner which would be illegal under, or which would cause the invalidity or unenforceability (in each case in whole or in part) of any Loan Document under, any Applicable Law.

C.            Margin Regulations.  Without limiting the generality of Sections 2.8A and B, no portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.9          Deliberately Omitted.

2.10        Increased Costs; Taxes.

A.            Increased Costs Generally.  If any Change in Law shall:  (i) impose, Modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or (ii) impose on any

Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Base Rate Loans hereunder made by such Lender (other than Indemnified Taxes or Other Taxes covered by Section 2.10E and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender) and the result of any of the foregoing set forth in subclauses (i) or (ii) shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligations to make any such Loan) or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

B.            Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or the applicable Lender Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loan Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

C.            Certificates for Reimbursement.  A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.10A or 2.10B and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

D.            Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

E.             Taxes.

(i)            Payments Free of Taxes.  Subject to Section 2.10(E)(v) below, any and all payments by or on account of any obligation of the Borrower or other Loan Party hereunder or any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower, any Loan Party or any other Person making payments on behalf of the Borrower or any Loan Party shall be required by Applicable Law to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section) the Agent or Lender receives an amount equal to the sum it would have received had no such deductions or withholding been made, (b) the Borrower shall make or cause to be made such deductions or withholding and (c) the Borrower shall timely pay or cause to be paid the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.

(ii)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (i) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(iii)          Indemnification by the Borrower.  The Borrower shall indemnify the Agent and each Lender within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10E) paid by Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate stating the amount of such payment or liability and setting forth in reasonable detail the calculation thereof delivered to the Borrower by Agent or a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(iv)          Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(v)           Status of Lenders.  Any Lender, if requested by the Borrower or the Agent, shall deliver documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to withholding, backup withholding or information reporting requirements or to qualify any such Lender for any exemption from or reduction in the rate of any withholding, backup withholding, Indemnified Taxes or Other Tax.  Each Lender shall deliver to the Agent and the Borrower, at the time of closing (or if later, on or prior to the date such Lender becomes a party hereto) and from time to time thereafter upon the request of the Borrower or the Agent and on or prior to the expiration of the previously delivered form, two original copies of either IRS Form W-9, W-8BEN, W-ECI, or W-8IMY (with required attachments), as may be applicable, in each case, properly completed and executed, as will permit such payments to be made without any United States backup withholding.  A Lender shall not be required to deliver any form or statement pursuant to this Section 2.11E(v) that such Foreign Lender is not legally able to deliver.

(vi)          Treatment of Certain Refunds.  If the Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to such Section 2.10, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under such Section 2.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

2.11        Mitigation Obligations; Replacement of Lenders.

A.            Designation of a Different Lender Office.  If any Lender requests compensation under Section 2.10A or 2.10B, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10E, then such Lender shall use reasonable efforts to designate a different Lender Office for making, issuing, funding or maintaining its Loan Commitments or Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

B.            Replacement of Lenders.  If any Lender requests compensation under Section 2.10A or 2.10B, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10E, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender has determined that it is unable to make, maintain or continue its Base Rate Loans in accordance with Section 2.9C hereof, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.1), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have paid to the Agent the assignment fee specified in Section 9.1B(i)(c), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.9D) from such Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) such Eligible Assignee is able to make, maintain or continue, as applicable, Loans, (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.10A or 2.10B or payments required to be made pursuant to Section 2.10E, such assignment will result in a reduction in such compensation or payments thereafter, and (v) such assignment does not conflict with Applicable Law.  A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.12        Releases of Collateral.

A.            Releases in Connection with Permitted Collateral Asset Sales and Required Dedications.  In connection with any Permitted Collateral Asset Sale or Required Dedication, the Agent or its duly authorized attorney-in-fact shall release the applicable portion of the Real Property Collateral from the Lien of the Mortgage (such portion of the Real Property Collateral, a “Released Parcel”); provided that all of the applicable conditions set forth in Section 6.8 have been satisfied and the Borrower shall have submitted to Agent (i) a request for release in a form satisfactory to the Agent (the “Request for Release”), (ii) one or more reconveyances or releases for each Released Parcel for execution by the Agent, and (iii) all other documentation as Agent may reasonably require in connection with such Release (collectively, the “Release Instruments”) in a form appropriate for recordation in the applicable county and otherwise satisfactory to the Agent in its good faith discretion for each Released Parcel (for execution by Agent) together with an Officer’s Certificate certifying that (i) the Release Instruments are in compliance with all Applicable Laws and Governmental Authorizations, (ii) the release to be effected will not violate the terms of this Agreement or the other Loan Documents, and (iii) the release to be effected will not impair or otherwise adversely affect the Liens (other than the Lien that is actually being released) and other rights of the Agent under the Loan Documents not being released.  Agent shall have the right to establish an escrow arrangement and appoint an escrow agent responsible for the administration therefor, through which Release Instruments may be placed into escrow by the Agent prior to the occurrence of a Permitted Collateral Asset Sale or Required Dedication for release by the escrow agent upon escrow agent’s confirmation of certain agreed upon conditions.  Borrower shall reasonably cooperate with any such arrangement.  If the requirements of this Section 2.12 and Section 6.8 are otherwise satisfied, the Agent shall execute (and cause to be notarized) each of the Release Instruments accompanying a Request for Release within five (5) Business Days of receipt of such Request for Release and accompanying Release Instruments.

B.            Consents and Subordinations in connection with Specified Encumbrances.  Upon five (5) Business Days prior written notice from the Borrower, the Agent shall sign and consent to and/or subordinate the First Priority Lien of the Mortgages to any Specified Encumbrance; provided that (i) any such signature of the Agent is expressly made with no implied duty or obligation on the part of the Agent to review such Specified Encumbrance and is only made for the purpose of consenting to and/or subordinating the First Priority Lien of the Mortgage to such Specified Encumbrance, (ii) no monetary Default or Event of Default has occurred and is continuing, and (iii) the Agent shall, as a condition to such consent and/or subordination, be satisfied in its reasonable discretion that such consent and/or subordination could not reasonably be expected to (a) have the effect of reducing the number of permitted Residential Units or Unimproved Lots below 150 or (b) be considered in the aggregate to have a Material Adverse Effect or impair Agent’s Lien on the remaining Real Property Collateral.  Notwithstanding the foregoing, Borrower shall be permitted to enter into, execute and record any Specified Encumbrance without the Agent’s prior consent if such Specified Encumbrance (I) shall be subordinated to the Lien of the Mortgages and (II) could not reasonably be expected to have a Material Adverse Effect.  The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Agent and the Title Company in connection with any such consent and/or subordination.

SECTION 3.
CONDITIONS TO EFFECTIVENESS

3.1          Conditions to Effectiveness on the Closing Date.

The obligation of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

A.            Organizational Documents.  On or before the Closing Date, the Borrower shall deliver or cause to be delivered to the Agent for the Lenders the following, each, unless otherwise noted, dated the Closing Date:

(i)            a certified copy of the Organizational Documents of the Borrower, each of its Subsidiaries, the Shareholder Pledgors and the Sponsor Guarantor certified as of the Closing Date by a Responsible Officer of each such party, dated a recent date prior to the Closing Date;

(ii)           certified copies of the Organizational Certificates of the Borrower, each of its Subsidiaries, the Shareholder Pledgors and the Sponsor Guarantor, together with a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation, each state or jurisdiction in which any of its Real Property Assets are located, and each other state or jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date;

(iii)          copies of the Organizational Authorizations of Borrower, each Subsidiary, the Shareholder Pledgors and the Sponsor Guarantor approving and authorizing the execution, delivery and performance of the Loan Documents to which Borrower, each Subsidiary, the Shareholder Pledgors and Sponsor Guarantor are a party or by which it or its assets may be bound that are to be delivered on the Closing Date, certified as of the Closing Date by a Responsible Officer as being in full force and effect without Modification; and

(iv)          incumbency certificates of the officers of the Borrower, its Subsidiaries, the Shareholder Pledgors and the Sponsor Guarantor executing this Agreement and the other Loan Documents to which it is a party as of the Closing Date.

B.            Consummation of Transactions.

(i)            each of the Loan Documents shall be in form and substance reasonably satisfactory to the Agent and each such Loan Document shall have been duly executed and delivered by each party thereto and shall be in full force and effect;

(ii)           Agent shall have received evidence reasonably satisfactory to it that prior to the funding of the Loans, Cash equity in the amount of $60,000,000 shall have been contributed to Borrower; and

(iii)          after giving effect to the funding of the initial Loans, the Borrower and its Subsidiaries shall have no outstanding Indebtedness or Disqualified Preferred Stock other than (a) the Loans under this Agreement, and (b) the Indebtedness and Disqualified Preferred Stock permitted under Section 6.1.

C.            Intentionally Omitted.

D.            Necessary Consents.  The Borrower shall have obtained all approvals and consents of Governmental Authorities and other Persons necessary or advisable in connection with the transactions contemplated by this Agreement and the continued operation of the business conducted by the Borrower and its Subsidiaries, including, without limitation, for the development work Borrower has commenced prior to the Closing Date, but in each case only to the extent necessary for the then current stage of the development of the Project, all applicable appeal periods shall have expired and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Agent.  Such approvals and consents shall be satisfactory to Agent in its sole and absolute discretion and shall include, without limitation, the executed consents and estoppels as set forth on Schedule 3.1D annexed hereto and executed consents from any Person required in connection with the Collateral Documents.

E.             Perfection of Security Interests.  The Borrower shall have taken or caused to be taken such actions in such a manner directed by the Agent to create a valid and perfected First Priority security interest in the Collateral of each Loan Party in which a security interest can be granted and perfected under the UCC (to the extent applicable) or other Applicable Law to the extent required by the Collateral Documents.  Such actions shall include:  (i) the delivery to the Agent of (a) the results of a recent search, by a Person satisfactory to the Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search and (b) UCC financing statements the recordation of which has been authorized by the applicable Loan Parties as to all such Collateral granted by such Loan Parties for all jurisdictions as may be necessary or desirable to perfect Agent’s security interest in such Collateral; and (ii) the delivery to the Agent of evidence reasonably satisfactory to the Agent that all other filings (including UCC termination statements and releases and filings with the PTO and the United States Copyright Office with respect to Intellectual Property of the Loan Parties), recordings and other actions the Agent deems necessary or advisable to establish, preserve and perfect the First Priority liens granted to the Agent in constituting personal (both tangible and intangible) and mixed property shall have been made.

F.             Real Property.  The Agent shall have received on or prior to the Closing Date from the Borrower and each applicable Loan Party:

(i)            Mortgages.  Fully executed and notarized Mortgages, together with any Modifications thereto deemed necessary by the Agent in connection with the execution and delivery of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, in proper form for recording, registering, or other form of indexing in the appropriate real property records of the Commonwealth of The Bahamas encumbering the Real Property Collateral listed on Schedule 3.1.F, in each case in form and substance satisfactory to the Agent;

(ii)           Title Insurance.  Binding commitments from the Title Company to issue mortgagee title insurance policies in a form customarily employed for commercial real estate transactions in The Bahamas and otherwise reasonably satisfactory to Agent (the “Mortgagee Policies”) with respect to the Mortgages listed on Schedule 3.1F, in amounts not less than the respective amounts designated on such Schedule with respect to any particular portion of Real Property Collateral, insuring fee simple title to or a leasehold interest in each such portion of Real Property Collateral vested in such Loan Party and insuring the Agent that the applicable Mortgages create valid and enforceable First Priority mortgage Liens on the respective Mortgaged Properties encumbered thereby, subject only to the Permitted Encumbrances, which Mortgagee Policies (1) shall include all endorsements reasonably requested by Agent and (2) shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance customarily employed for commercial real estate transactions in The Bahamas and otherwise reasonably satisfactory to the Agent; and evidence satisfactory to the Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgagee Policies, each in a form mutually acceptable to Borrower and Title Company and (ii) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Mortgagee Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the applicable real property records of the Commonwealth of The Bahamas;

(iii)          Surveys; Plat Maps.  A survey or plat maps customarily used in commercial real estate transactions in The Bahamas and otherwise with respect to the portions of the Project owned or leased by Borrower as of Closing dated a date, and prepared and certified by a Person and in form and substance, reasonably satisfactory to the Agent;

(iv)          Appraisal.  One original of the Initial Appraisal, in form and substance satisfactory to the Agent;

(v)           Entitlement Documents.  Agent shall have received true, correct and complete copies of all Entitlement Documents obtained by Borrower as of Closing;

(vi)                              Engineering Reports.  Agent shall have received engineering and soils reports with respect to the Project obtained by Borrower as of Closing in form and substance satisfactory to the Agent;

(vii)                           Copies of Documents Relating to Title Exceptions.  Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgagee Policies delivered pursuant to clause (ii) above;

(viii)                        Matters Relating to Flood Hazard Properties.  Evidence that the Borrower has obtained flood insurance for the Project in form and substance reasonably satisfactory to Agent; and

(ix)                                Construction Drawings and Budgets.  Agent shall have received conceptual constructions drawings and plans acceptable to it and shall have approved an initial budget and project schedule (which may be included in the Development Budget).

G.                                    Copies of Documents for Lenders.   If requested by any Lender or any potential Eligible Assignee in writing (with such request addressed to the Agent) prior to the Closing Date, Borrower shall provide a copy of any survey or plat maps, the Initial Appraisal, the title report or any other due diligence document reasonably requested by such Lender or potential Eligible Assignee.

H.                                    Financial Condition and Solvency Certificate.  The Borrower shall have delivered to the Agent a solvency certificate from the president of RIBL, in form and substance acceptable to Lender (the “Solvency Certificate”).

I.                                         Transaction Costs, Fees and Expenses.  On or prior to the Closing Date, the Borrower shall have paid (i) to the Agent any and all fees and reasonable expenses of the Agent that are then due and owing or accrued and not yet paid under or in connection with this Agreement or any of the documents, instrument or agreements executed in connection herewith and (ii) to the appropriate Persons any and all outstanding reasonable fees and expenses (including legal advisors) incurred by the Agent and Lenders through the Closing Date in connection with the negotiation, drafting and execution of the Loan Documents.

J.                                      Opinions of Loan Parties’ Counsel.  The Agent and its counsel shall have received the written opinions of Vinson & Elkins LLP, Davis & Co., and Allens Arthur Robinson, counsel for the Loan Parties, the Sponsor Guarantor (or the Agent with respect to Allens Arthur Robinson) and Shareholder Pledgors (a) in form and substance reasonably satisfactory to the Agent and its counsel, (b) dated as of the Closing Date, (c) addressed to each of the Agent and the Lenders, and (d) setting forth the matters reasonably requested by the Agent.

K.                                    Financial Information.  On or before the Closing Date, the Agent shall have received from the Borrower (i) such financial information and projections described in Section 5.3 as the Agent may reasonably request, and (ii) the Development Budget, all in form and substance reasonably satisfactory to the Agent.

L.                                     Evidence of Insurance.  The Agent shall have received copies of certificates of insurance with respect to each of the insurance policies required pursuant to Section 5.6, and the Agent shall be reasonably satisfied with the nature and scope of such insurance policies.

M.                                  Environmental.  The Agent shall have received the Environmental Impact Assessment, in form and substance and from an independent environmental assessment firm satisfactory to the Agent, and the Agent shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and its Subsidiaries may be subject after giving effect to the initial Borrowing hereunder, and with the plans of the Borrower or such Subsidiaries with respect thereto.

N.                                    No Material Adverse Effect. Since September 30, 2007, there shall not have occurred any event, change or condition that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

O.                                   Organizational and Capital Structure, Ownership, Management, Etc.

(i)                                     Organizational Structure.  The organizational structure of Borrower and its Subsidiaries as of the Closing Date shall be as set forth on Schedule 3.1O.

(ii)                                  Capital Structure and Ownership.  The capital structure and ownership of the Borrower and it Subsidiaries as of the Closing Date shall be as set forth on Schedule 3.1O.

P.                                     Representations and Warranties; Performance of Agreements.  The Borrower shall have delivered to the Agent an Officer’s Certificate, in form and substance satisfactory to the Agent, to the effect that the representations and warranties in Section 4 are true and correct in all material respects on and as of the Closing Date, both before and after giving effect to the initial Borrowing, to the same extent as though made on and as of that date, and that the Borrower has performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date, except as set forth in the Post-Closing Endeavor Letter.

Q.                                   No Litigation.  There shall be no litigation or governmental, administrative or judicial actions or proceedings, actual or threatened, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to restrain, prevent or impose burdensome conditions to the initial Borrowing.

R.                                    Completion of Proceedings.  All partnership, corporate, limited liability company and other proceedings taken or to be taken in connection with making the initial Borrowing and all documents incidental thereto shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.  Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Agent, Requisite Lenders or Lenders, as applicable, on or prior to the Closing Date.

S.                                     Money Laundering.  The Agent shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by Agent from the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.

T.                                     Request for Advance.  The Agent shall have received at least ten (10) days before the Closing Date, an originally executed Request for Advance, signed by a Responsible Officer of the Borrower or by any executive officer of the Borrower designated by a Responsible Officer of the Borrower in a writing delivered to the Agent.

U.                                     Searches.  If requested by Agent, the Agent shall have received judgment and lien searches satisfactory to it with respect to the Borrower and its Subsidiaries, the Subsidiary Guarantors, the Sponsor Guarantor and the Shareholder Pledgors in all jurisdictions as Agent may require.

V.                                    HOA Estoppel.  The Agent shall have received the HOA Estoppel in form and substance reasonably satisfactory to Agent.

W.                                As of the Closing Date:

(i)                                     The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(ii)                                  No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Request for Advance referenced in Section 3.1T above that would constitute a Default or Event of Default, or could reasonably be expected to have a Material Adverse Effect; and

(iii)                               No order, judgment or decree of any Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on the Closing Date.

X.                                    Loan Accounts and Deposits.  The Company’s Operating Account (and any other Loan accounts) shall have been established in a manner satisfactory to Agent.  The initial deposits into any reserves (if any) on the Closing Date, shall have been made (which amounts may, with Agent’s approval, be made from the proceeds of the Loan).

3.2                               Subsequent Advances.

The obligation of Lender to disburse proceeds of the Loan subsequent to the initial disbursement of the Loan is subject to the prior or concurrent satisfaction of the conditions precedent to such subsequent advances set forth below in this Section 3.2.

A.                                    Advances.  Following the initial advance of the Loan made pursuant to Section 3.1 above, so long as no Event of Default or Default exists, within seven (7) calendar days after Agent’s receipt of a complete Request for Advance (or otherwise as set forth in this Agreement), Lender shall, on the terms and conditions set forth in this Section 3.2 and, when applicable, Sections 3.3 and through 3.10, make Development Advances to pay a portion of Borrower’s budgeted development costs incurred in connection with the Construction of the Project when such terms and conditions are satisfied or waived in writing by Agent.  Additionally, to the extent Agent did not receive all deliveries and provide all approvals relating to the Project as set forth in Section 3.1 (collectively, the “Initial Closing Development Conditions”) and Agent has waived in whole or in part such Initial Closing Development Conditions and made the initial disbursement of the Loan pursuant to Section 3.1, then Agent shall have no further obligations to make one or more subsequent disbursements of the Loan for any portion of the development, design or Construction of the Project for which such Initial Closing Development Conditions have not been satisfied and obtained.  To the extent Agent has received and approved the Initial Closing Development Conditions applicable to a portion of the development, design and Construction of the Project, and all other conditions and requirements applicable thereto as set forth in this Section 3.2, and, as applicable, Sections 3.3 through 3.10, Agent shall make disbursements of the

Loan for such purposes.  The Development Advances shall be made by Agent in accordance with the terms and conditions of this Section 3.

B.                                    Payments of Interest and Lender’s Costs.  On each Payment Date, Agent shall, with or without Borrower having made a Request for Advance, make Development Advances for purposes of paying Agent all interest and other sums which are then due and payable from Borrower under the Loan Documents.  As set forth in the Development Budget, a portion of the Loan has been held back to fund, absent the occurrence and continuance of an Event of Default, accrued interest on the Loan during the term of the Loan and shall be available to fund such accrued interest so long as the Holdback amount for such interest has not been exhausted; provided, however, that as Development Advances are increased beyond $30,000,000, such Holdback for interest shall be increased by Lender by the Holdback Multiplier, as more explicitly set forth in Section 3.2D. below.  Provided that no Event of Default shall have occurred and be continuing, Agent is hereby authorized to disburse and will disburse to itself for disbursement to the Lenders, interest payments due the Lenders under the Loan and other sums which are then due and payable from Borrower to Agent under the Loan Documents on the date said payments are due and each such disbursement shall be deemed to be a Development Advance of the Loan hereunder.  Nothing contained in this Section 3.2B shall relieve Borrower of the absolute and unconditional obligation to pay accrued interest on the Loan as provided herein and in the Note and the other Loan Documents.  If the funds in the Holdback for such interest are insufficient or are otherwise unavailable for disbursement (including, the result of an Event of Default), then Borrower shall pay or cause to be paid from sources other than the Loan directly to Agent (and not through any construction escrow) the accrued interest then due and payable in the amount set forth in a notice to Borrower.

C.                                    Development Budget; Holdbacks of Loan Proceeds.  Borrower represents and warrants that the Development Budget is accurate and complete and includes all construction, design and Land acquisition costs, if any, of the Land and the Project, including all costs and expenses necessary to satisfy, fulfill, comply with and perform all terms, conditions, requirements and obligations under and pursuant to Legal Requirements, all Construction Contracts, all Architect’s Agreements, all Civil Engineer’s Agreements, all Development Management Agreements, all Sales Management Agreements, and all other Material Contracts, other than those, if any, which a Governmental Authority has agreed, in writing, to perform, as approved by Agent.  Anything contained herein to the contrary notwithstanding, Agent shall establish five (5) holdbacks (“Holdbacks”) from the undisbursed portion of the Loan in such amounts which, in Agent’s sole opinion, are necessary for the payment of (i) interest on the Loan, (ii) certain specified construction costs, (iii) design costs, (iv) other budgeted line items and (v) the acquisition of 50% of the equity interests in Rock House.  Any such Holdback funds, when advanced by Agent, shall be deemed to be proceeds of the Loan advanced under this Agreement, whether or not advanced to Borrower.

D.                                    Deliberately Omitted.

E.                                      Funding Limitations.

(i)                                     The Loan is allocated into five (5) Holdbacks, for specific categories of costs in the Development Budget related to the interest reserve, the Borrower’s acquisition of a 50% interest in the Rock House, certain specific Construction line items and design and consultant work, in addition to a Holdback for any other budgeted line items (“Other Budgeted Line Items”).  The specific Holdbacks in the Development Budget have associated multipliers (the “Holdback Multiplier”) such that as pre-sales occur, the initial specific Holdback allocation may be increased to an amount calculated as:  (the initial budgeted amount) + (presales achieved x the respective Holdback Multiplier).  The below table details how the allocated Loan, as held in the various Holdbacks would look over time, assuming Tranche A-2 is fully committed.  To the extent Tranche A-2 is not committed, the Other Budgeted Line Items Holdback availability will be less.

(ii)                                  Each initial Holdback, together with its corresponding Holdback Multiplier, is as follows:

HOLDBACK	HOLDBACK AMOUNT	MULTIPLIER

Interest Reserve:	$2.5 M	0.041667

Rock House Acquisition:	$5.8 M	NA

Specific Construction Costs [see (iii) below]	$5.0 M	0.250000

Design	$2.5 M	0.041667

Other Budgeted Line Items [see (iv) below]	NA	NA

(iii)                               The Specific Construction Costs Holdback may be spent by Borrower on the following tasks:

(1)                                  Construction of a MGPD RO Water Plant and 50% Capacity of a 240K GPD Waste Water Treatment Plant.

(2)                                  Clearing of Golf Course, Hotel core and utility route to service compound from end of submarine power feed.

(3)                                  Earthwork movement associated with fills related to the Golf Course, Hotel core and electrical utility trench.

(4)                                  Utility distribution work which shall include the necessary permanent underground and submarine feeders and equipment to get 1.5Mw electrical service from SGCPCO on Russell Island to the service yard on Royal Island.

(5)                                  New switchgear work at both ends and all terminations including to the new RO and WW plants.

(6)                                  Work on the Preview/Melanie Beach area which shall be completed as now designed.

(7)                                  Acquisition of the labor camp barge, subject to Borrower’s delivery to Agent of an executed put agreement with a third party for not less than $2,000,000.

(iv)                              The amount of the Holdback for Other Budgeted Line Items will be the difference between the committed amount of the Loan and the aggregate of the remaining four Holdbacks at any point in time.  This Holdback may be used to fund any line items in the Development Budget.

F.                                      Limitations on Requests.  Borrower shall submit a Request for Advance no more frequently than once per month with no more than 45 days and no less than 28 days between each request.  Agent shall make no more than one Development Advance per month, other than advances of interest under Section 3.2B above.

G.                                    Request for Advance.  Borrower shall have submitted to Lender an executed completed Request for Advance.

H.                                    Intentionally Omitted.

I.                                         Inspection Approval.  With respect to Development Advances for Construction, the Architect, Civil Engineer, or other design professional, as appropriate, involved with such advance shall have certified to Agent in the form required by Agent and included as part of Schedule 1.4(C) that the requested Development Advance is for the payment of construction costs incurred in connection with Construction which has been completed in accordance with the Plans and Specifications for the applicable Construction Contract.

J.                                      Payment Supporting Information.  Borrower shall provide Agent with true and correct copies of all invoices and bills for construction and design costs (and Land acquisition costs, if any) incurred in connection with the then completed development, design and Construction of the Project, and there shall be no material deviation from the Development Budget (except with Agent’s prior written approval) in connection with the acquisition, development, design and Construction of the Project which has been completed to date.  Specifically, no advance (or advances, as appropriate) for a specific line item in the Development Budget for the Project, including any retainage for said line item, will exceed the amount of said line item in the Development Budget for the Project.  For purposes of this Section 3.2, costs shall be deemed to have been “incurred” by a Borrower at the following times:  (i) Construction costs — when the labor has been performed or the materials have been supplied and incorporated into the Mortgaged Property, payment therefore has been requested by the contractor or supplier thereof, and such contractor or supplier is entitled thereto; (ii) Operating costs — when such costs are due and payable (or have been paid by Borrower) and the services relating thereto have been rendered or the value thereof has been received by Borrower and (iii) Land acquisition costs – when paid.

K.                                    Verification.  All construction, design and Land acquisition costs, if any, are to be certified by Borrower in accordance with the Request for Advance and verified by Agent and, as requested by Agent from time to time with respect to construction and design costs, by Agent’s Construction Consultant as having been incurred for the Project.  Verification of the monthly progress of the development, design and Construction, Costs which have been incurred by Borrower, and the estimated total Costs of Completion of Construction may be made by Agent in its sole discretion.  All construction, design (and Land acquisition costs, if any) shall be subject to verification and approval by Agent.

L.                                     Intentionally Omitted.

M.                                  Retainage.  Except as provided below, Borrower shall not request in a Request for Advance, but rather withhold payment from Contractors as evidenced in each Request for Advance, the amount of 10% of the ‘Contract Sum’ under such Construction Contract eligible for payment (the “Retainage”) to each Contractor until such Contractor’s portion of the Construction of the Project has achieved Completion of Construction.  To the extent permitted by a Construction Contract for the Project, Borrower may request in writing that Agent approve any of the following actions following completion of the applicable requirements set forth below.

(i)                                     Upon or following the Construction of any Subcontractor being fifty percent (50%) complete, no further Retainage being withheld on payments made to Contractor for such Subcontractor’s work performed following such fifty percent (50%) (or greater as requested) completion of such Subcontractor’s work.

(ii)                                  Upon or following all Construction being fifty percent (50%) complete, no further Retainage being withheld on payments made to Contractor for Contractor’s general conditions items and fee, as applicable, which apply to Construction following such fifty percent (50%) (or greater, as requested) completion of all Construction.

(iii)                               Upon the final Completion of Construction of any Subcontractor’s portion of Construction, the release of all or a portion of the Retainage owed to such Subcontractor; provided that if the request is for a release of all such Retainage owed to such Subcontractor, then such request must be accompanied by all lien waivers and other deliveries required for final payment under both the applicable Subcontract and Section 3.3 below.

Agent, acting in its sole and absolute discretion and under no obligation to do so, may approve or disapprove any such request.  It shall be a condition precedent to any such approval by Agent that all applicable sureties consent in writing to such change in Retainage.  If so approved, such request shall thereafter be specifically set forth in applicable Request for Advance and deliveries related thereto.  Agent shall not be obligated to release or reduce the Retainage for Contractor or on behalf of any Subcontractor who has performed all or any portion of the Construction until all of the Construction has achieved Completion of Construction.

N.                                    Payments.  Agent may make Development Advances (i) payable directly to Borrower, or (ii) payable jointly to Borrower and to the applicable party for whom payment is requested.  Agent may elect to make all Development Advances through a construction or other escrow agreement with the Title Company.

O.                                   Representations and Warranties.  Borrower shall be deemed to have remade, as of the date of each submitted Request for Advance, each and every representation and warranty made by Borrower in this Agreement and in every other Loan Document, and every such representation and warranty shall be true and correct at the time of each Development Advance.

P.                                     Intentionally Omitted.

Q.                                   Compliance.  With respect to Construction Costs for the Project, Borrower shall have provided Agent with (i) evidence satisfactory to Lender that the Construction complies with all building, zoning and other Legal Requirements, (ii) all necessary Licenses and Permits, approvals and consents required for the use, occupancy and operation of the Land and Improvements, as altered by the Construction for the Project as applicable to the then current state of the Construction, and (iii) evidence satisfactory to Agent that all Construction completed on the date of the Request for Advance has, to the extent required by law, been inspected and approved by each Governmental Authority and by each other person or entity (including any tenants) having the right to inspect and approve such Construction, in each case as is required, and (iv) all other elements required for the Construction to achieve Construction Legal Compliance through and including the date of the requested Development Advance.

R.                                    Additional Information.  Borrower shall have provided Agent with such other information and material relating to the development, design, Entitlements, and Construction of the Project (as appropriate to the stage of development) as Agent requests.  Additionally, Borrower shall have satisfied such other conditions to any Development Advance which Agent may require or impose.

S.                                     Intentionally Omitted.

T.                                     Construction Consultant’s Report.  With respect to budgeted Costs for the Project, Agent shall have received a written report from Agent’s Construction Consultant with respect to the applicable Request for Advance stating: (i) that, in the opinion of Agent’s Construction Consultant, all Change Orders and modifications or amendments to the Plans and Specifications, any Development Budget or any Development Schedule required hereby to be approved by Agent are satisfactory to Agent’s Construction Consultant; and (ii) that, in the opinion of Agent’s Construction Consultant, the Construction theretofore completed has been completed in accordance with the Plans and Specifications.

U.                                     Change Order.  No Change Orders, other than Permitted Construction Change Orders, shall have been made to any Construction Contract, Architect’s Agreement, Civil Engineer Agreement Development Management Agreement, Sales Management Agreement, the Entitlement Documents, the Plans and Specifications or the Development Budget without obtaining Agent’s prior written consent to such Change Order.  All Change Orders shall have been made in accordance with all Legal Requirements.  Borrower shall have promptly notified Agent of any anticipated changes in line items of the Development Budget, which if approved, would result in a net increase in the total amount of the Development Budget.

V.                                    No Stop Notice.  No stop notice (whether bonded or not) shall have been served upon or otherwise delivered to Lender in connection with the Construction or otherwise in connection with the Loan, unless Borrower shall have (a) paid and discharged the same using funds other than Loan funds, (b) effected the release thereof by delivering to Agent a surety bond complying with the requirements of applicable Legal Requirements for such release, or (c) taken such other actions as Agent may approve in writing to release Lender from any obligation or liability with respect to such stop notice.

W.                                Intentionally Omitted.

X.                                    Stored Materials.  Disbursements for materials stored offsite in The Bahamas or delivered to the site but not yet incorporated into the Project (“Stored Materials”) shall be subject to Agent’s having received satisfactory evidence that the following are true:

(i)                                     The Stored Materials are ready for installation and appropriate for purchase during the then current stage of Construction, unless otherwise approved in writing by Agent;

(ii)                                  The Stored Materials are stored either (1) at the Project site, (2) in a bonded public warehouse or (3) any other facility or location acceptable to Agent, and such Stored Materials are protected in a manner acceptable to Agent against theft or damage;

(iii)                               Ownership of the Stored Materials for which Agent has previously disbursed funds has vested in Borrower free of all security interests except the liens evidenced by the Loan Documents and statutory Liens in favor of the warehouseman, and no other Person has asserted that it has any rights to or interest in such Stored Materials;

(iv)                              Borrower has caused the Contractor and any other Person that possesses, holds or controls access to any Stored Materials, to execute and deliver to Agent a bailment letter in the form of either Exhibit G-1 or Exhibit G-2, as applicable to such situation;

(v)                                 Without limiting any of the foregoing provisions of this Section 3.2, Agent has a perfected, first-priority security interest in the Stored Materials for which Agent or any other Person has previously disbursed funds;

(vi)                              While in storage, the Stored Materials are covered by insurance as required by Section 4.38;

(vii)                           The materialmen have delivered lien waivers and invoices for the full amount of the Stored Materials for which Agent or any other Person has previously disbursed funds; and

(viii)                        Architect or another party approved by Agent has provided a certification in form and substance satisfactory to Agent verifying the Stored Materials are in conformance with the Plans and Specifications and containing the location of and a comprehensive inventory list of such Stored Materials based upon a physical inspection.  Such certification shall be accompanied by digital pictures of such Stored Materials.

The foregoing provisions are not intended to apply to disbursements of Loan proceeds which are made for the purpose of making customary deposits which are required by certain vendors with respect to purchase orders of construction materials, so long as the same have been approved by Lender; provided, however, that if and when any materials are paid for in full by Borrower the provisions of this Section 3.2 above shall apply.

Y.                                     Deposits.  Disbursements of Loan Proceeds for deposits which are required by vendors with respect to purchase orders of construction materials requested by Borrower shall or by Contractors with respect to Construction Contracts only be considered by Agent to the extent (i) specifically and separately set forth in the Development Budget, including supporting schedules thereof, (ii) Agent has received evidence satisfactory to Lender verifying the requirements for and amount of such deposit.

Z.                                     No Casualty or Condemnation.  Agent shall have received such other evidence as Agent may require confirming that the Mortgaged Property shall be undamaged by fire or other cause (unless Restoration is taking place as permitted by and pursuant to the terms and conditions of this Agreement) and there shall be no condemnation or eminent domain proceedings pending or overtly threatened (evidencing an intent to sue or to commence such a proceeding or investigation) against the Mortgaged Property.

3.3                               Conditions to Final Development Advance for Construction.  For each Construction Contract, Agent shall make the final disbursement of the Loan for costs of the Construction performed under the Construction Contract for the Project as requested in a Request for Advance provided that no Event of Default then exists and that in addition to the requirements set forth in Section 3.2 above, all of the following conditions precedent thereto set forth in Section 3.3 have been complied with and satisfied, and Borrower agrees to satisfy the following conditions precedent on or before the Required Completion Date, in each case for such Construction included in such Construction Contract:

A.                                    Final Completion.  Such Construction pursuant to such Construction Contract shall be finally completed in accordance with the Plans and Specifications, and except for the amount then being requested, all costs and expenses thereof have been paid in full.

B.                                    No Proceedings.  There shall be no governmental actions, proceedings or investigations pending or overtly threatened (evidencing an intent to sue or to commence such a proceeding or investigation) against or filed by Borrower which might:  (i) have a Material Adverse Effect on the Improvements or the value of the Improvements or (ii) adversely impair Agent’s security for full and timely performance of all obligations hereunder.

C.                                    Borrower’s Certificate.  Borrower shall have furnished to Agent a certificate from Borrower currently dated, certifying that:  (i) no notices from any Governmental Authority of any claimed violations of ordinances arising from the construction or operation of the Improvements which have not been cured were served upon Borrower or, to Borrower’s best knowledge, any contractor or subcontractor, including any Contractor or any Subcontractor, or their respective agents or representatives and (ii) Borrower is not aware of any circumstances which could give rise to the issuance of any such notice of claimed violation.

D.                                    Surety Consent.  Borrower shall have furnished the written consent of all sureties providing bond(s), if any, applicable to such Construction Contract.

3.4                               Intentionally Omitted.

3.5                               Performance of Development.

A.                                    Construction.  For the Project, Borrower shall: (i) cause Completion of each portion of Construction in a good and workmanlike manner and Construction Legal Compliance; (ii) commence the development, design and Construction within ten (10) days following the Closing Date and pursue the development, design and Construction diligently; (iii) after commencement of the development, design and Construction, not permit cessation of said development, design and Construction for a period in excess, in the aggregate, of five (5) Business Days without the prior written consent of Agent; (iv) complete the development, design and Construction and construct the Project entirely on the Land and so as not to encroach upon any easement, right-of-way or land of others, and so as to not violate any set-back lines, applicable public or private use restrictions, other restrictions or regulations, any Legal Requirements or any other requirement of any Governmental Authority; and (v) cause all development, design and Construction associated with the Project to be performed in accordance with all Construction Legal Compliance and only by Architects and Civil Engineers, as applicable and Contractors which are approved by Agent as required by this Agreement.  Notwithstanding the foregoing, such five (5) Business Day period shall be extended, but only up to an aggregate maximum of thirty (30) days, for any event of Force Majeure.

B.                                    Compliance with Plans.  Borrower shall not deviate from the Development Budget, or line item therein, and Plans and Specifications for the Project as approved by Agent in any respect, or issue (accept or agree to) any Change Orders, other than Permitted Deviations and Permitted Construction Change Orders, without the prior written consent of Agent.

C.                                    Maintenance of Bond.  At all times prior to the Completion of Construction for the Project, Borrower shall cause the Payment and Performance Bond to be maintained in full force and effect.

D.                                    Initial Development Contracts.  Borrower shall perform faithfully all of its obligations under the Construction Contracts, Architects Agreements, Civil Engineer’s Agreements for the Project.  Borrower shall not modify, terminate or amend any of such contracts and agreements without first obtaining the written approval of Agent, except in connection with Permitted Construction Change Orders.

E.                                      Compliance with Schedule.  Borrower shall diligently perform the development, design and Construction using all commercially reasonable efforts in accordance with the Development Schedule, and each portion thereof.

F.                                      Development Draw Schedule.  Without excusing Borrower’s noncompliance with this Agreement, Borrower shall provide to Lender, for Lender’s review and approval, an updated Development Draw Schedule, (a) concurrently with each modification of any contract or agreement associated therewith and (b) not later than thirty (30) days after the end of each Loan Quarter (until all Development Advances have been fully disbursed).  Each such update shall be accompanied by a written narrative explanation setting forth, in reasonable detail, the deviations, if any, set forth in such update to the such Development Draw Schedule, as previously updated, and the reason(s) for such deviations.  Each such update shall be accompanied by a certificate from the Borrower to the effect that all deviations as reflected in such updated Development Draw Schedule are permitted under this Agreement or have been expressly consented to by Lender.

3.6                               Intentionally Omitted.

3.7                               Other Remedies of Lender.

Upon the occurrence of an Event of Default, in addition to any other remedies available to Agent by the terms of this Agreement or any other Loan Document or by law, Agent may at its sole discretion: (a) complete the Construction in accordance with the Plans and Specifications (with such changes as Agent shall deem appropriate), all at the risk, cost and expense of Borrower; (b) discontinue at any time the Construction; (c) engage builders, contractors, engineers, architects and others for the purpose of furnishing labor, material and equipment in connection with the Construction, which personnel may, but need not, be the same as those engaged by Borrower; (d) pay, compromise or settle any and all bills or claims incurred in connection with the Construction; (e) exercise any or all of its rights under the applicable Loan Documents; (f) take or refrain from taking such action with respect to the Construction as Agent may from time to time determine; and (g) through an advance of Loan proceeds, make payments due for the cost of development, design and Construction directly to any Contractor, any Subcontractor, including any material supplier or any vendor of Fixtures and Personalty, if any, Architect, Civil Engineer, Development Manager, Sales Manager, or other party owed by Borrower.  All such action shall be at Borrower’s sole cost and expense, such sums being secured by the Mortgage.

3.8                               Protection Against Liens.

Borrower shall take all actions reasonably required to prevent the assertion of claims of lien against the Mortgaged Property.  If any claim of lien is asserted against the Mortgaged Property by any person furnishing development or design services, or labor or materials for Construction, or sales of any portion of the Mortgaged Property, Borrower shall immediately give notice of the same to Agent and shall, promptly and in any event within ten (10) days after Agent’s demand, (a) pay and discharge the same, (b) effect the release thereof by delivering to Agent a surety bond complying with the requirement of applicable Legal Requirements for such release, or (c) take such other action as Agent may approve in writing to release Agent from any obligation or liability with respect to such stop notice or claim.

3.9                               Nonliability of Agent and Lenders.

Borrower acknowledges and agrees that:

A.                                    The relationship between Borrower and Agent and Lenders is and shall remain solely that of borrower and lender, and Agent neither undertakes nor assumes any responsibility to review, inspect, supervise, approve or inform Borrower of any matter in connection with any of the development, design or Construction, including matters relating to: (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and materialmen, or the workmanship of or materials used by any of them, or (iii) the progress of any of the Construction and its conformity with the Plans and Specifications; and Borrower shall rely entirely on its own judgment with respect to such matters and acknowledges that any review, inspection, supervision, approval or information supplied to Borrower by Agent or Lenders in connection with such matters is solely for the protection of Agent and Lenders and that neither Borrower nor any third party is entitled to rely on it;

B.                                    Notwithstanding any other provision of any Loan Document: (i) Agent and Lenders are not a joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower and Agent does not intend to ever assume any such status; and (ii) Agent and Lenders shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower;

C.                                    Neither Agent nor any Lenders shall be directly or indirectly liable or responsible for any loss or injury of any kind to any person or property resulting from any construction on, or occupancy or use of, the Mortgaged Property (except to the extent proximately caused by Lender’s or Agent gross negligence or willful misconduct), whether arising from: (i) any defect in any building, grading, landscaping or other onsite or offsite improvement; (ii) any act or omission of Borrower or any of Borrower’s agents, employees, independent contractors, licensees or invitees; or (iii) any Mortgaged Property or any fire or other casualty or hazard thereon; and

By accepting or approving anything required to be performed or given to Agent under the Loan Documents, Agent shall not be deemed to have warranted or represented the sufficiency or legal effect of the same, and no such acceptance or approval shall constitute a warranty or representation by Agent to anyone.

3.10                        Conditions to Each Borrowing.

The obligation of each Lender to make any Loan after the Closing Date is additionally subject to the satisfaction of the following conditions:

(i)                                     The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan to the same extent as though made on and as of that date (subject to update of Schedules referenced therein), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(ii)                                  At the time of and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing;

(iii)                               The total Loan Exposure shall not exceed the total Loan Commitments; and

(iv)                              For each Borrowing of a Loan, Borrower shall have delivered a completed and signed Request for Advance.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 3.

3.11                        Conditions to Disbursements from the Company’s Operating Account.

A.                                    General.  The Borrower has established, and hereafter agrees to continue to maintain the Company’s Operating Account.  The Borrower hereby grants a security interest to the Agent in the Company’s Operating Account to secure the Obligations.  Concurrently with the execution of this Agreement, the Borrower has entered into Control Agreements with respect to the Company’s Operating

Account with the Agent and the Account Holder.  It is agreed that the Borrower and its Subsidiaries shall be permitted to maintain accounts for payroll, petty cash and other purposes in which it is not practical or possible to obtain a Control Agreement; provided, that the aggregate amounts on deposit therein shall not exceed $500,000 at any time.

B.                                    Investments, Withdrawals and Deposits.

(i)                                     The Borrower may direct the Account Holder regarding investment of funds contained in the Company’s Operating Account in Cash Equivalents (to the extent available in such account), provided, however, that such direction may be required to be accomplished through direction to the Agent, who will subsequently direct the Account Holder regarding the same.  At any time prior to the occurrence and continuance of an Event of Default, the Borrower shall have the right to withdraw funds from the Company’s Operating Account to pay Project Expenses, and general corporate and working capital needs of the Borrower in accordance with the Development Budget subject to Permitted Deviations or for purposes of purchasing additional Real Property Collateral, which will be pledged as collateral to secure the Borrower’s and its Subsidiaries’ Obligations hereunder as required by Section 5.13 hereof.

(ii)                                  The Borrower covenants and agrees to deposit all funds received by the Borrower and its Subsidiaries (whether resulting from Asset Sales, deposits under Qualified Sales Agreements, club, golf club and other membership fees or otherwise) within five (5) Business Days after receipt of such funds into the Company’s Operating Account (it being acknowledged that deposits to be held by a third party escrow agent pursuant to Qualified Sales Agreements or otherwise will not be deposited into the Operating Account until released to Borrower).

C.                                    Priority of Distributions. In the event that the Lenders elect to exercise their remedies under Section 8, the funds contained in the Company’s Operating Account shall be applied as provided in Section 2.7B.

SECTION 4.
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce other Lenders to purchase participations therein, the Borrower represents and warrants to each Lender, on the date of this Agreement and on the Closing Date, that the following statements are true and correct.

4.1                               Organization and Qualification.

The Borrower and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  The Borrower is duly qualified and is authorized to do business and in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 4.1 hereto and in all other states and jurisdictions in which the failure of the Borrower to be so qualified could reasonably be expected to have a Material Adverse Effect.  It is hereby acknowledged and agreed that RIBL is only authorized to do business and in good standing in the Commonwealth of The Bahamas.  The Subsidiaries are duly qualified and authorized to do business and in good standing as foreign corporations in each state and jurisdictions in which failure of the Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

4.2                               Power and Authority.

The Borrower and the other Loan Parties are duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which each is a party.  The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action.

4.3                               Legally Enforceable Agreement.

This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower and its Subsidiaries signatories thereto, enforceable against each of them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity.

4.4                               No Conflict.

After giving effect to the transactions contemplated by this Agreement and the execution, delivery and performance by each of the applicable Loan Parties, Sponsor Guarantor and the Shareholder Pledgors of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Sponsor Guarantor or the Shareholder Pledgors, or violate or contravene the organizational certificate or any other organizational documents of any Loan Party, the Sponsor Guarantor or the Shareholder Pledgors or any order, judgment or decree of any court or other Governmental Authority binding on any Loan Party, the Sponsor Guarantor or the Shareholder Pledgors, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement, contract or instrument to which any Loan Party, the Sponsor Guarantor or any Shareholder Pledgor is a party or by which any of them or any of their property may be bound, except to the extent such conflict, breach or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party, the Sponsor Guarantor or the Shareholder Pledgors (other than any Liens created under any of the Loan Documents in favor of the Agent), (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any organizational certificate, (v) require approval or consent of any Person under any indenture, agreement, contract or instrument to which any Loan Party, the Sponsor Guarantor or any Shareholder Pledgor is a party or by which any of them or any of their property may be bound, except for such approvals or consents obtained on or before the Closing Date or where failure to obtain any such approval or consent would not reasonably be expected to have a Material Adverse Effect, or (vi) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any Applicable Law or any provision of the organizational documents of any Loan Party, the Sponsor Guarantor or any Shareholder Pledgor or any Material Contract to which any Loan Party, the sponsor Guarantor or the any Shareholder Pledgor is a party or by which any Loan Party, the Sponsor Guarantor or any Shareholder Pledgor is bound.

4.5                               Capital Structure.

As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 3.1O hereto.  Borrower has not made, or obligated itself to make, any Restricted Payment except as expressly permitted by this Agreement.  The Borrower has not issued any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any of its

Capital Stock or obligations convertible into, or any powers of attorney relating to, shares of the Capital Stock of the Borrower, except as set forth in Schedule 4.5 hereto.  Except as may be set forth in the Organizational Documents, there are no outstanding agreements or instruments binding upon the holders of the Borrower’s Capital Stock relating to the ownership of its Capital Stock.

4.6                               Special Purpose Entity.

The Borrower is in compliance with the special purpose entity requirements of Section 5.16.

4.7                               Corporate Names.

During the 5-year period preceding the date of this Agreement and as of the Closing Date, none of the Borrower, any Subsidiary or any Shareholder Pledgor has been known as or used any corporate, fictitious or trade names except those listed on Schedule 4.7 hereto.  Except as set forth on Schedule 4.7, none of the Borrower, any Subsidiary or any Shareholder Pledgor has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

4.8                               Business Locations; Agent for Process.

As of the date hereof, the chief executive office and other places of business of the Borrower, each Subsidiary and each Shareholder Pledgor are as listed on Schedule 4.8 hereto.  During the 5-year period preceding the date of this Agreement, neither the Borrower nor any Subsidiary has had an office, place of business or agent for service of process other than as listed on Schedule 4.8.  Except as shown on Schedule 4.8 on the date hereof, no inventory of the Borrower or any Subsidiary is stored with a bailee, warehouseman or similar Person, nor is any inventory consigned to any Person.

4.9                               Title to Properties.

A.                                    The Borrower and its Subsidiaries have good and marketable title to and fee simple ownership of or valid and subsisting leasehold interests in all of its Real Property Assets (including, without limitation, the Real Property Collateral), and good title (either as owner or subject to a valid lease, as applicable) to all of the personal property used in connection with the ownership, maintenance, development or marketing of the Project (except to the extent disposed of in the Ordinary Course of Business in compliance with this Agreement), including all property reflected in the financial statements referred to in Section 4.14 or delivered pursuant to Section 5.3, in each case of both real and personal property free and clear of all Liens except for Liens permitted by this Agreement.  The Borrower has paid or discharged, and has caused each Subsidiary to pay and discharge, all lawful claims which, if unpaid, could reasonably be expected to become a Lien against any properties of the Borrower that is not permitted by this Agreement, except to the extent such claim is being Properly Contested.  The Liens granted to the Agent pursuant to the Collateral Documents are First Priority Liens, subject only to those Liens which are expressly permitted by the terms of this Agreement.

B.                                    A conceptual depiction of the Project as contemplated to be developed as of the date hereof has been previously delivered to Agent, which Project comprises approximately 431 acres, and which map identifies the portions of the Project comprising the Real Property Collateral as of the Closing Date.

C.                                    None of the Borrower or any of its Subsidiaries has received any notice of any special assessment or proceeding affecting the Project, change in the tax rate or the assessed valuation of Project or any other changes affecting the taxes, assessments or other charges with respect to the Project which could reasonably be expected to have a Material Adverse Effect.  There are no special assessment districts, or plans for the same, or for any other scheme that would involve the imposition of taxes other than those disclosed on Schedule 4.9C relating to the Project.  There are no zoning or other land-use regulation proceedings or change or proposed change in any Applicable Laws or the Entitlements which could reasonably be expected to have a Material Adverse Effect.

4.10                        Priority of Liens; UCC-1 Financing Statements.

As of the Closing Date, all of the security interests and Liens in the Collateral granted under the Collateral Documents to secure the Obligations to the Agent and the Lenders (i) will constitute valid and perfected security interests under the UCC (to the extent liens can be created under the UCC) and Applicable Law, and (ii) will be First Priority, except for Permitted Encumbrances.

4.11                        No Subordination.

There is no agreement, indenture, contract or instrument to which the Borrower or any of its Subsidiaries is subject or by which the Borrower or its Subsidiaries may be bound that requires the subordination in right of payment of any of Borrower’s obligations under this Agreement to any other obligations of Borrower, except any such agreement related to any Permitted Encumbrance.

4.12                        Intentionally Deleted.

4.13                        Indebtedness.

The Borrower and its Subsidiaries have no Indebtedness outstanding except for Indebtedness permitted pursuant to Section 6.1.

4.14                        Financial Condition; Projections.

A.                                    Financial Statements.  All financial statements hereafter delivered pursuant to Sections 5.3(i) and (ii) when delivered will be prepared on a cash basis and Section 5.3(iii) when delivered will be prepared in conformity with GAAP and cash and, in each case, when delivered will fairly present), in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any unaudited financial statements, to changes resulting from normal year-end adjustments and the absence of footnote disclosure required in accordance with GAAP, as applicable.  Neither the Borrower nor any of its Subsidiaries have any Contingent Obligation, contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the financial statements referred to in the preceding clauses of this Section, the most recent financial statements delivered pursuant to Section 5.3 or the notes thereto (to the extent required to be so disclosed in accordance with GAAP) and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

B.                                    Development Budget.  On and as of the Closing Date, the Development Budget of the Borrower and its Subsidiaries for the period from the Closing Date through the Fiscal Year ending December 31, 2014 previously delivered to the Lenders were prepared in good faith based on assumptions and estimates the management of the Borrower considered reasonable at the time the Development Budget was prepared, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

4.15                        Disclosure.

The representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents and the information contained in the other documents, certificates and written statements furnished to any of the Agent or the Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or any other Transaction Document, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Borrower or the applicable Subsidiaries, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein taken as a whole not misleading in any material respect in light of the circumstances in which the same were made.  There is no fact known to the Borrower that has had, or could reasonably be expected to have, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

4.16                        Solvent Financial Condition.

RIBL and each of its Subsidiaries, on a consolidated basis, is now Solvent and, after giving effect to the Loans to be made hereunder and the consummation of the transactions contemplated by this Agreement, RIBL and each of its Subsidiaries, on a consolidated basis, will be Solvent.

4.17                        Surety Obligations.

Except as set forth on Schedule 4.17 hereto, on the date hereof, the Borrower and its Subsidiaries are not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

4.18                        Taxes.

The FEIN of the Borrower and each of its Subsidiaries is as shown on Schedule 4.18 hereto.  The Borrower and each of its Subsidiaries has filed all foreign, federal, state, local and other material Tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes payable by it, or imposed upon its income and properties as and when such Taxes are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of the Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.  The Borrower is not aware of any proposed material Tax assessment against any Loan Party.

4.19                        Brokers.

Except as set forth on Schedule 4.19, there are no claims against the Borrower or amounts owing or to be owed by the Borrower for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement, and the Borrower hereby indemnifies the Agent and the Lenders against, and agrees that it will hold the Agent and the Lenders harmless from, any claim, demand or liability for any such commission or broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.20                        Intellectual Property.

Except as set forth on Schedule 4.20 hereto, the Borrower and each of its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without, to Borrower’s Knowledge, any conflict with the rights of others in any material respect; there is no objection to, or pending (or, to the Borrower’s Knowledge, threatened) claim with respect to, the Borrower’s or any of its Subsidiaries’ right to use any such Intellectual Property and to Borrower’s Knowledge, no grounds exist for challenge or objection thereto; and, except as may be disclosed on Schedule 4.20 hereto, as of the Closing Date none of the Borrower nor any of its Subsidiaries pay any royalty or other compensation to any Person for the right to use any Intellectual Property (other than with respect to off-the-shelf or prepackaged software).  All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 4.20 hereto, to the extent they are registered under any Applicable Law, application for registration have been made under any Applicable Law or are otherwise material to the Borrower’s business.

4.21                        Governmental Authorization.

The Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Authorizations necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its properties as now owned or leased by it, except where the failure to have, or be in good standing with respect to, such Governmental Authorization could not reasonably be expected to have a Material Adverse Effect, or if the Borrower or any Subsidiary, as applicable, does not yet have certain Governmental Authorizations not yet required for the development work currently commenced, then the Borrower does not have any reason to believe that such Governmental Authorizations will not be granted as and when necessary to develop the Project as contemplated by the Development Milestones set forth in Section 5.22, or for matters other than as set forth in Section 5.22 as contemplated by the Development Budget and the Heads of Agreement.

4.22                        Compliance with Laws.

The Borrower, each of its Subsidiaries, the Project (including Borrower’s development activities thereon), and the Master Plans are in compliance in all material respects with, the provisions of all covenants, conditions, and restrictions contained in any instruments, either of record or known to the Borrower or any of its Subsidiaries, at any time in force affecting any Real Property Asset or any part thereof, all Applicable Laws, Prescribed Laws and the Heads of Agreement, and neither Borrower nor any Subsidiary has received any written citation, notice or order of noncompliance under any such covenant, condition, or restriction, Applicable Law, Prescribed Laws or the Heads of Agreement, which, in the case of such a covenant, condition or restriction, Applicable Law or the Heads of Agreement, could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 4.22.

4.23                        Ground Leases.

With respect to each Ground Lease in existence as of the Closing Date, or if no such Ground Leases are in existence as of the Closing Date, then only after the execution of such a Ground Lease:

A.                                    Each Ground Lease is in full force and effect and has not been Modified, amended, supplemented or extended in any manner whatsoever except as previously disclosed in writing to Agent, (ii) there are no defaults under any Ground Lease by the Borrower or, to Borrower’s knowledge, landlord thereunder, and the Borrower has not received written notice of, nor to Borrower’s Knowledge has any event occurred which, but for the passage of time, or notice, or both would constitute a default under such Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease have been paid in full, and (iv) Borrower has not commenced or taken, nor has Borrower received any written notice that Landlord has commenced or taken, any action for the purpose of terminating such Ground Lease.

B.                                    Each Ground Lease or a memorandum thereof (including any material amendment) has been duly recorded and there has not been any material change in the terms of any Ground Lease (as it may have been amended) since the recordation of the Ground Lease or the most recent memorandum or amendment thereof;

C.                                    Except for Permitted Encumbrances, the Borrower’s interest in the Ground Leases are not subject to any Liens superior to, or of equal priority with, the applicable Mortgage;

D.                                    The Borrower’s interest in the Ground Lease is mortgageable to the Agent without the consent of the lessor thereunder (or if such consent is required, it has been obtained as of the Closing Date) and the Borrower is permitted to grant the Mortgage encumbering the Borrower’s leasehold estate under the Ground Lease without the consent of the lessor thereunder (or if such consent is required, it has been obtained as of the Closing Date) and further in the event of foreclosure of the Agent’s security interest granted pursuant to the Mortgage, Agent shall have the right to further assign its interest under the Ground Lease without the need to obtain the consent of the lessor thereunder;

E.                                      The Ground Lease requires the lessor thereunder to use best efforts to contemporaneously give notice of any default by the Borrower to Agent and the Ground Lease further provides that notice of termination given under the Ground Lease is not Effective against the Agent unless a copy of the notice has been delivered to Lender in the manner described in the applicable Ground Lease;

F.                                      Agent is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default before the lessor thereunder may terminate such Ground Lease as to the Agent’s interest therein; and

G.                                    The Ground Lease requires the lessor to enter into a new lease with a leasehold mortgagee upon termination of the applicable Ground Lease for any reason, other than the expiration of the term of the lease.

4.24                        Litigation.

Except as set forth on Schedule 4.24 hereto, there are no actions, suits, proceedings or investigations pending or, to the Borrower’s Knowledge, threatened on the date hereof against or affecting the Borrower or any of its Subsidiaries, or the business, operations, properties, prospects, profits or condition of the Borrower or any of its Subsidiaries, (i) which relate to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which could reasonably be expected to have a Material Adverse Effect.  Borrower has not received written notice of any default with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal, which default could reasonably be expected to have a Material Adverse Effect.

4.25                        No Defaults.

No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or the Borrower’s performance hereunder, constitute a Default or an Event of Default.  Neither the Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Indebtedness of the Borrower or a Subsidiary to any Person, except for any event (or series of events) which would not be reasonably expected to have a Material Adverse Effect.

4.26                        Leases.

Schedule 4.26 hereto is a complete listing of each Capital Lease and Operating Lease of the Borrower and its Subsidiaries on the date hereof that constitutes a Material Contract.  The Borrower and each of its Subsidiaries is in compliance, in all material respects, with all of the terms of each of its respective Capital Leases and Operating Leases, except to the extent that failure to so be in compliance is not reasonably expected to have a Material Adverse Effect.

4.27                        Employee Benefit Plans.

A.                                    Except as disclosed on Schedule 4.27 hereto, neither the Borrower nor any of its ERISA Affiliates maintains, contributes or participates in or may incur any liability under any Pension Plan as of the date hereof.  The Borrower and each ERISA Affiliate are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code with respect to each Pension Plan and Borrower Pension Plan, and have performed all their obligations under each Pension Plan and Borrower Pension Plan, except those where failure to perform such obligations could not reasonably be expected to have a Material Adverse Effect.  With respect to each Pension Plan and Borrower Pension Plan, no material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any such Pension Plan or Borrower Pension Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any ERISA Affiliate to be, incurred by the Borrower or any ERISA Affiliate.

B.                                    No ERISA Event has occurred or could reasonably be expected to occur which has resulted or is reasonably likely to result in any material liability to the Borrower.  No fact or situation that could reasonably be expected to have a Material Adverse Effect exists with respect to any Pension Plan or Borrower Pension Plan.

C.                                    Except as could not reasonably be expected to have a Material Adverse Effect, no Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Borrower or any of its Subsidiaries other than as required under Section 4980B of the Internal Revenue Code or Part 6 of Subtitle B of Title I of ERISA.

D.                                    Except as could not reasonably be expected to have a Material Adverse Effect, no Pension Plan has any “unfunded benefit liability” as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of “current value” of “assets” of such Pension Plan, accrued but unpaid contributions).

E.                                      Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower and each ERISA Affiliate has complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.  Neither the Borrower nor any of its ERISA Affiliates has incurred or could reasonably be expected to incur any withdrawal liability in connection with a Multiemployer Plan.

F.                                      The representation and warranties set forth in this Section 4.27 are subject to those exceptions, if any, set forth on Schedule 4.27.

4.28                        Labor Relations.

Except as described on Schedule 4.28 hereto, neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement on the date hereof.  On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of the Borrower and its Subsidiaries.

4.29                        Not a Regulated Entity.

No Loan Party is (i) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; (ii) a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Indebtedness.

4.30                        Margin Stock.

Neither the Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.31                        No Material Adverse Change.

Since September 30, 2007, no event or change has occurred that has caused or evidences or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.32                        Environmental Matters.

Except as disclosed on Schedule 4.32 hereto:

(i)                                     The Borrower and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Real Property Assets) are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Borrower and each of its Subsidiaries of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries has received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, alleging that the Borrower, or any of its Subsidiaries, or any tenant or occupant of each Project is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to prevent or interfere with such compliance in the future, except where failure to be in compliance in the future could not reasonably be expected to have a Material Adverse Effect.

(ii)                                  There is no Environmental Claim pending or, to the Borrower’s Knowledge, threatened against the Borrower or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Borrower or any of its Subsidiaries has retained or assumed either contractually or by operation of law, in each such case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)                               From and after the date on which the Borrower acquired title to the Real Property Collateral, there have been and are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, and prior to the date on which the Borrower acquired title to the Real Property Collateral, to the Borrower’s Knowledge, there have been and are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, which, in each case, could reasonably be expected to form the basis of any Environmental Claim against the Borrower or any of its Subsidiaries, or against any Person whose liability for any Environmental Claim the Borrower or any of its Subsidiaries has retained or assumed either contractually or by operation of law, in each such case which could reasonably be expected to have a Material Adverse Effect.

(iv)                              The Borrower and its Subsidiaries have not, and to the Borrower’s Knowledge, no other Person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Borrower or any of its Subsidiaries, in each case, which, individually or in the aggregate, which could reasonably be expected to have a Material Adverse Effect.

(v)                                 No Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Real Property Asset unless being Properly Contested.

(vi)                              Without in any way limiting the generality of the foregoing, except as disclosed in the environmental reports provided to the Agent prior to the Closing Date and as would not reasonably be expected to have a Material Adverse Effect, none of the Real Property Assets contain any: underground storage tanks; asbestos; polychlorinated biphenyls; underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

(vii)                           The Project is (and at all relevant times has been) in compliance in all material respects with the Environmental Management Plan.

(viii)                        All factual information provided by the Borrower to the consultant responsible for preparing the Environmental Impact Assessment is true and correct in all material respects.

4.33                        Material Contracts.

A.                                    [Intentionally deleted.]

B.                                    As of the Closing Date, Schedule 4.33 sets forth a true, correct and complete list of all Material Contracts.  The Borrower has heretofore furnished to the Agent a true, correct and complete copy of each Material Contract and all Modifications thereto.  The Material Contracts have not been amended, modified, supplemented or clarified except as set forth on Schedule 4.33 and as otherwise permitted by this Agreement.

C.                                    Except as otherwise permitted by this Agreement, each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Borrower or its relevant Subsidiaries, as the case may be, and, to the Borrower’s Knowledge, each other party thereto.

D.                                    Neither Borrower nor any of its Subsidiaries is in default or breach beyond the expiration of any applicable notice or cure period under any such Material Contract, which default could be reasonably expected to have a Material Adverse Effect.  Except as set forth on Schedule 4.33 (as may be updated from time to time), the Borrower has no knowledge that any other party is in default or breach of any such Material Contract, or the existence of any conditions which, with the giving of notice or the passage of time, or both, could constitute such a material default or breach, which default or breach could be reasonably expected to have a Material Adverse Effect.  None of the rights and privileges under the Material Contracts inuring to any Borrower or any of its Subsidiaries has lapsed, which could reasonably be expected to have a Material Adverse Effect or jeopardize the Borrower’s ability to develop the Project or sell portions of the Project as contemplated by the Development Budget, and no Governmental Authority nor any other party has any right as of the Closing Date to terminate any of the Material Contracts.

E.                                      The Borrower and its Subsidiaries have paid all fees, made all dedications, posted all bonds and other security, completed all improvements and otherwise performed, in all material respects, all obligations required to be performed by the applicable Borrower and its Subsidiaries prior to the Closing Date under the Material Contracts in accordance therewith.

F.                                      Except as set forth on Schedule 4.33, all of the Material Contracts to which a Loan Party is a party are assignable to the Agent for the benefit of the Lenders by their terms (or any successor-in-interest to the applicable Loan Party) as contemplated by the Security Agreement.

4.34                        Utilities.

Borrower is not aware of any facts or circumstances which could reasonably be expected to materially adversely affect Borrower’s ability to obtain all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or for the use, development and operation of the Project as and when necessary to permit Borrower to achieve the Development Budget.

4.35                        Licenses and Permits.

The Borrower has obtained (or caused to be obtained) all material Licenses Permits, memberships, franchises, contracts, approvals, easements and rights of way required or necessary from any Governmental Authority having jurisdiction over the Project, or from private parties, required or necessary for the then current stage of development of the Project: (i) as contemplated by the Master Plan, (ii) in compliance with Applicable Laws, (iii) as and when necessary to achieve the Development Milestones set forth in Section 5.22, or for matters other than as set forth in Section 5.22 as contemplated by the Development Budget and the Heads of Agreement by their respective deadlines, and (iv) to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Project. Borrower expects to be able to obtain and has no reason to believe it will not obtain all Licenses Permits, memberships, franchises, contracts, approvals, easements and rights of way as and when necessary to develop the Project as contemplated by the Development Milestones set forth in Section 5.22, or for matters other than as set forth in Section 5.22 as contemplated by the Development Budget and the Heads of Agreement by their respective deadlines and is not aware of any moratoria, potential actions, challenges, proceedings by any third party or Governmental Authority which could reasonably be expected to interfere with Borrower’s ability to obtain all such Licenses Permits, memberships, franchises, contracts, approvals, easements and rights of way, except with respect to any such License Permits, membership, franchise, contract, approval, easement and/or right of way the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

4.36                        Entitlements.

Subject to the conditions contained therein, all of the Entitlements have been obtained and are valid and in full force and effect as necessary for the then current stage of the development of the Project (i) as contemplated by the Master Plan, (ii) in compliance with Applicable Laws, (iii) as and when necessary to achieve the Development Milestones set forth in Section 5.22, or for matters other than as set forth in Section 5.22 as contemplated by the Development Budget and the Heads of Agreement by their respective deadlines, and (iv) to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Project.  To the extent not obtained as of the Closing Date, the Borrower expects to be able to obtain and has no reason to believe it will not obtain all Entitlements as and when necessary to develop the Project as contemplated by the Development Milestones set forth in Section 5.22, or for matters other than as set forth in Section 5.22 as contemplated by the Development Budget and the Heads of Agreement by their respective deadlines. Subject to the terms thereof, the Entitlements permit the development and sale of 150 to 220 Residential Units and Unimproved Lots, the Hotel, Spa, Marina and Golf Course.  All the Entitlements are vested in the Borrower, and the consummation of this transaction shall not affect the same.  There is no uncured default or breach of any Entitlement, which could reasonably be expected to have a Material Adverse Effect.  The Borrower is not aware of any moratoria, potential actions, challenges, proceedings by any third party or Governmental Authority with respect to any Entitlements which could reasonably be expected to interfere with Borrower’s ability to obtain all such Entitlements to the extent not yet obtained except with respect to which Entitlement the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.  The Borrower has not received notice of any changes to any of the Entitlements which could reasonably be expected to have a Material Adverse Effect or jeopardize the Borrower’s ability to develop the Project or sell the remaining Residential Units and Unimproved Lots as contemplated by the Development Budget.  All of the documents evidencing Borrower’s rights and obligations under the Entitlements are identified on Schedule 4.36 annexed hereto and made a part hereof (collectively, the “Entitlement Documents”), and there are no other documents relating to the Entitlements needed to develop the Project in accordance with the Development Budget other than those set forth or generally described on Schedule 4.36.

4.37                        Intentionally Deleted.

4.38                        Insurance Coverage.

Schedule 4.38 sets forth a true and complete list of all property, casualty, public liability, business interruption, workmen’s compensation and other insurance policies currently carried by any of Borrower and its Subsidiaries as of the Closing Date.  Such policies are in full force and effect, constitute all insurance required to be maintained under, and comply with all requirements of, Section 5.6 hereof and all premiums have been paid with respect thereto through the date hereof to the extent due and payable.

4.39                        Master Declarations.

Schedule 4.39 sets forth a true and complete list of all Master Declarations, if any.  With respect to each Master Declaration in existence as of the Closing Date, or if no such Master Declarations are in existence as of the Closing Date, then only after the execution of such a Master Declaration: (i) the Master Declarations are in full force and effect; (ii) there is no uncured material default or breach of any Master Declaration; (iii) the Borrower is not aware of any defects or potential actions, challenges, proceedings by any third party or Governmental Authority which could reasonably be expected to have a Material Adverse Effect on any Master Declaration; and (iv) the Master Declarations provide sufficient easements, covenants and restrictions to permit the shared use of the Project as contemplated by the Master Plans and the Development Budget.

SECTION 5.
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, until payment in full of all of the Loans and other Obligations, the Borrower shall and shall cause each of its Subsidiaries to:

5.1                               Visits and Inspections.

Permit representatives of the Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior written notice to the Borrower, to visit and inspect the properties of the Borrower, conduct appraisals of the Borrower’s properties, inspect, audit and make extracts from the Borrower’s books and records, and discuss with its officers, its employees and its independent accountants, the Borrower’s business, financial condition, business prospects and results of operations, provided that only one such visit and inspection per twelve (12) month period shall be at the Borrower’s cost and expense, except in connection with a Modification of this Agreement and during the continuance of an Event of Default when the foregoing limitation shall not apply.  The Agent shall also be entitled to contact any Governmental Authority if Agent has a reasonable basis to believe that Borrower may be in violation of any requirement of such Governmental Authority, with respect to the Project and the status of the Entitlements with reasonable advance written notice to the Borrower.  The Agent shall not participate in any meeting with Governmental Authorities or Borrower’s independent accountants concerning the Project without the participation of Borrower (except during the continuance of an Event of Default, when Borrower shall be permitted, but not required to participate).  Representatives of the Borrower (including the Borrower’s accountants) shall be authorized to accompany the Agent (or representative thereof) on any visit or inspection of the Real Property Collateral, but such authorization shall in no manner be deemed to be a requirement or condition of the Agent’s visits or inspections, and to the extent any of the Borrower’s representatives accompany the Agent on any visit or audit, such Persons shall in no manner hinder or delay the audits or inspections of the Agent.  Representatives of each Lender shall be authorized to accompany the Agent on each such visit and inspection and to participate with the Agent therein, but at their own expense, unless a Default or Event of Default exists.  Neither the Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

5.2                               Notices.

Notify the Agent and Lenders in writing, promptly after the Borrower’s obtaining knowledge or receiving copies of the following:

(i)                                     any labor dispute to which any of the Borrower or its Subsidiaries may become a party, any strikes or walkouts relating to any of its property or facilities, and the expiration of any labor contract to which it is a party or by which it is bound, in each case, which could reasonably be expected to have a Material Adverse Effect;

(ii)                                  any default by any of the Borrower or its Subsidiaries under, or termination of, any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of such Person exceeding $2,500,000;

(iii)          any judgment against any of the Borrower or its Subsidiaries in an amount exceeding $2,500,000;

(iv)          any violation or asserted violation by any of the Borrower or its Subsidiaries of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect or result in liability of the Borrower or Subsidiaries in an amount in excess of $2,500,000;

(v)           any Release on any property owned or occupied by any of the Borrower or its Subsidiaries if such Release could reasonably be expected to require remedial action to correct the presence of Hazardous Materials in, around, or under the Real Property Collateral;

(vi)          the discharge of the Borrower’s independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity;

(vii)         the opening of any new office or place of business of Borrower or its Subsidiaries;

(viii)        copies of any Tax assessments; and

(ix)           such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender (through Agent).

5.3          Financial Statements and Other Reports.

The Borrower will maintain, and cause each of its Subsidiaries to maintain, proper books and records including a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.  The Borrower will deliver to the Agent and to each Lender:

(i)            Monthly Reports:  as soon as available and in any event within thirty (30) days after the end of each Fiscal Month end, a consolidated statement of cash flows and consolidated statement of income prepared on a cash basis, sales and marketing data with respect to the Project and a progress report setting forth in detail reasonably satisfactory to Agent the progress of construction at the Project including, without limitation, compliance with the Development Budget, in each case, for such Fiscal Month;

(ii)           Quarterly Financials:  as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of any Fiscal Year) commencing with the Fiscal Quarter ending September 30, 2007, the consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such Fiscal Quarter and the related consolidated statement of income and consolidated statement of cash flows for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in the case of the statement of income only and commencing with the Fiscal Quarter ending June, 2008, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the Development Budget for the current Fiscal Year and the Development Budget in effect on the Closing Date, all prepared on a cash basis, which statement shall include narrative explanations of deviations between actual numbers and projected results, in reasonable detail and, in each case, certified by the chief financial officer or treasurer of the Borrower that they fairly present, in all material respects, the consolidated financial condition as at the dates indicated and the consolidated results of operations and cash flows for the periods indicated, subject to changes resulting from normal year-end adjustments;

(iii)          Year-End Financials:  as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such Fiscal Year and the related consolidated statement of income and consolidated statement of cash flows for such Fiscal Year, setting forth, in the case of the statement of income only, in comparative form, commencing with the 2008 Fiscal Year, the corresponding figures for the previous fiscal year and the corresponding figures from the Development Budget for the Fiscal Year covered by such financial statements and the Development Budget in effect on the Closing Date (but only through the 2009 Fiscal Year reporting period), all prepared in accordance with GAAP and on a cash basis, which statement shall include narrative explanations of deviations between actual numbers and projected results in reasonable detail and, in each case, certified by the chief financial officer of the Borrower that they fairly present, in all material respects, the financial condition of the entities covered thereby as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

(iv)          Officer’s Certificates:  together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, an Officer’s Certificate of the Borrower stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer did not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes a Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto.

(v)           Reconciliation Statements:  if, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements referred to in Section 4.14, the consolidated financial statements delivered pursuant to subdivisions (i), (ii) or (iii) of this Section 5.3 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with each delivery of financial statements pursuant to subdivision (i), (ii) or (iii) of this Section 5.3 following such change, a written statement of the chief accounting officer or chief financial officer or treasurer of the Borrower setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change, if reasonably requested by the Agent;

(vi)          Deliberately Omitted.

(vii)         Deliberately Omitted.

(viii)        Future Approvals:  promptly upon receipt thereof and at any time upon request of Agent, copies of any written Entitlements, approvals or consents obtained by the Borrower or any of its Subsidiaries after the Closing Date in connection with the development of the Project;

(ix)           Casualty:  promptly upon the occurrence of any casualty or condemnation involving any Real Property Asset of the Borrower or any of its Subsidiaries involving a loss that could reasonably be expected to exceed $100,000, written notice with sufficient detail describing the casualty or condemnation and the extent to which any losses resulting from such casualty or condemnation will be covered by insurance or a condemnation award, as the case may be;

(x)            Deliberately Omitted.

(xi)           Updates to Development Budget:  together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, (A) an update to the Development Budget providing a reasonably detailed line item accounting of what amounts on the Development Budget have been incurred and actually paid and (B) a comparison of such update to the Development Budget in effect as of the Closing Date through the Fiscal Quarter ending in June, 2009 and the Development Budget in effect immediately prior to such update, provided that in the event of any amendment, modification or adjustment to the Development Budget that reflects (X) an aggregate increase in the total Project Expenses of more than the Permitted Deviation, (Y) the purchase of additional real property (whether or not intended to be incorporated into the Project) or (Z) a material change in the nature or scope of the Project, the Borrower shall deliver, together with such update, an explanation of the good faith assumptions on which such forecasts are based, and any such amendment modification or adjustment shall be subject to the approval of the Agent, such approval not to be unreasonably withheld.

(xii)          Events of Default, etc.:  promptly upon any Responsible Officer of the Borrower obtaining knowledge (a) of any condition or event that constitutes a Default or an Event of Default (it being understood and agreed that the Borrower shall deliver the Officer’s Certificate required hereunder within 3 days after the date on which, to Borrower’s Knowledge, such condition or event has occurred), (b) that any Person has given any written notice to the Borrower or any of its Subsidiaries or taken any other action that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries with respect to a claimed default or event or condition of the type referred to in Section 7.6, or (c) of the occurrence of any event or change that has caused or evidences or could be reasonably expected to cause, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the written notice given or action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Borrower (or applicable Subsidiary) has taken, is taking and proposes to take with respect thereto;

(xiii)         Litigation or Other Proceedings:  (a) promptly upon any Responsible Officer of the Borrower obtaining knowledge of (X) the institution of, or written threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), Environmental Claim, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries (collectively, “Proceedings”) not previously disclosed in writing by the Borrower to the Lenders or (Y) any material development in any Proceeding that, in any case:

(a)           could reasonably be expected to have a Material Adverse Effect; or

(b)           exposes, or in the case of multiple Proceedings, expose such Persons, in the Borrower’s reasonable judgment, to liability in an amount aggregating $2,500,000 or more and is or are not covered by insurance; or

(c)           seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to the Borrower and as the Borrower and their counsel shall reasonably determine would not jeopardize the attorney-client privilege with respect to such Proceeding, to enable the Lenders and their counsel to evaluate such matters; and (b) within forty-five (45) days after the end of each Fiscal Quarter of the Borrower, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Borrower or any of its Subsidiaries equal to or greater than $2,500,000 and promptly after request by the Agent such other information as may be reasonably requested by the Agent to enable the Agent and its counsel to evaluate any of such Proceedings; provided, however, that the Borrower and their counsel may withhold information if in their reasonable determination, disclosure of such information would jeopardize the attorney-client privilege with respect to such Proceeding;

(xiv)        intentionally deleted;

(xv)         ERISA Notices:  with reasonable promptness, copies of (a) all written notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) such other documents or governmental reports or filings relating to any Pension Plan or Borrower Pension Plan as the Agent shall reasonably request;

(xvi)        Press Releases:  promptly upon their becoming available, copies of all press releases and other statements made available generally to the public concerning material developments at the Project or in the business of the Borrower or its Subsidiaries;

(xvii)       Insurance:  as soon as is practicable and in any event by thirty (30) days after the last day of each Fiscal Year, an insurance certificate in form and substance satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such certificate by the Borrower and its Subsidiaries accompanied by a certificate from a Responsible Officer that the coverage described on such certificate is planned to be maintained by the Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

(xviii)      Environmental Audits and Reports:  promptly following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, with respect to environmental matters at any Real Property Asset presently owned or operated by the Borrower or its Subsidiaries or which relate to any Environmental Liabilities of the Borrower or its Subsidiaries, to the extent reflecting any matters which, in any such case, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(xix)         Material Contracts:  promptly after (a) any Material Contract is terminated or expires or is renewed or is, amended or otherwise Modified in any material respect, or (b) any notice or other communication is delivered by any party to any Material Contract pursuant thereto or in respect thereof relating to (x) any financial matter or other matter having adverse financial consequences to the Borrower or its Subsidiaries in excess of $2,500,000 or (y) any other non-financial matter which could reasonably be expected to have a Material Adverse Effect, notice and a copy thereof and, in the case of any such renewal, amendment, other Modification or new Material Contract, a description in reasonable detail of the material terms thereof; and

(xx)          Other Information:  with reasonable promptness, such other information and data with respect to the Borrower or any of the Borrower’s Subsidiaries as from time to time may be reasonably requested by the Agent or any Lenders (through the Agent), and such other documentation, information and certifications described in Section 3.1V as from time to time requested by the Agent or any Lender (through the Agent).

5.4          Corporate Existence.

Except in connection with a Permitted Merger, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to the business of the Borrower and its Subsidiaries (on a consolidated basis) or the Loan Parties, taken as a whole.  In the event the Borrower or any of its Subsidiaries fails to maintain its good standing in any jurisdiction in which such entity must be qualified to do business or maintain its existence as required hereunder and such failure will not affect such entity’s organizational existence in such jurisdiction, the Borrower shall have a period of ten (10) Business Days after the Borrower’s obtaining knowledge of such failure to cure the same. Except in connection with a Permitted Merger, the Borrower shall not materially Modify, amend or alter any of the organizational documents of the Borrower or any of its Subsidiaries without the prior written consent of the Agent and otherwise in compliance with the provisions of the Loan Documents.  RI Club may amend its organizational documents to change its name to “Royal Island Golf and Yacht Club Ltd.”  Borrower agrees to give notice of the change of name to Agent promptly upon the occurrence thereof.

5.5          Payment of Taxes and Claims; Tax Consolidation.

The Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable which, if unpaid, might become a Lien (other than a Permitted Encumbrance) upon any of its properties or assets; provided that no such tax, charge or claim need be paid if being Properly Contested.

5.6          Maintenance of Properties; Insurance.

A.            The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof as necessary (i) for the development of the Project as contemplated by the Master Plan, (ii) to ensure the Project is in compliance with Applicable Laws and the Heads of Agreement in all material respects, and (iii) as and when necessary to achieve the Development Budget.

B.            The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds and with respect to liability customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses for similar real property, consistent with the insurance requirements set forth in Schedule 5.6B.  Each such policy of insurance shall name the Agent for the benefit of the Lenders as additional insured, mortgagee and as the loss payee thereunder for all losses, subject to application of proceeds as required by Section 2.5B(ii)(c), and all such policies of insurance shall provide for at least thirty (30) days’ prior written notice to the Agent of any Modification or cancellation of such policy (ten (10) days’ prior written notice in the case of nonpayment or nonrenewal).

5.7          Lender Meeting.

The Borrower will, upon the request of the Agent, participate in quarterly conference calls with the Agent and the Lenders and a meeting of the Agent and the Lenders at least once during each Fiscal Year (and will participate in such other meetings at such other times as the Borrower and the Agent may agree) to be held telephonically or, at Borrower’s election, at the Borrower’s corporate offices (or such other location as may be agreed to by the Borrower and the Agent) at such time as may be agreed to by the Borrower and the Agent.

5.8          Compliance with Laws.

The Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all Applicable Laws, Prescribed Laws and the Heads of Agreement, noncompliance with which, individually or in the aggregate with other non-compliance, could reasonably be expected to have a Material Adverse Effect.  Borrower shall, and shall cause each of its Subsidiaries to, deliver any and all information reasonably requested by the Agent in connection with Prescribed Laws and compliance therewith.

5.9          Environmental Compliance, Disclosure and Equator Principles.

A.            The Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants or subtenants under any leases or occupancy agreements affecting the Real Property Assets, if any, (ii) all contractors, engineers, architects and similar vendors and contractors, and (iii) all other Persons on or occupying the Real Property Assets, to comply with all Environmental Laws, except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

B.            The Project shall comply, in all material respects, with the Environmental Management Plan.

C.            In the event and to the extent that the Equator Principles applicable to the Project materially change after the date of this Agreement, upon the Agent’s written notice to the Borrower of such changes, the Borrower agrees to use commercially reasonable efforts to cause such Project to comply in a commercially reasonable time frame with any such material changes to the Equator Principles; provided, however, that in the event the Borrower cannot comply with the changes to the Equator Principles without expending greater than commercially reasonable efforts, then the Borrower need not attempt to comply with such changes to the Equator Principles, except that in such event the Borrower shall in its reasonable discretion mitigate or cause to be mitigated any such noncompliance with such changes.  Nothing in this Section 5.8 shall require any modification to the Environmental Management Plan for the construction of the Project.

D.            Except where accompanied by material compliance with all applicable Environmental Laws, neither the Borrower nor any Subsidiary shall take any action, enter into any transaction, agreement or proposal or otherwise cause or permit any third person to take any action, that could reasonable be expected to result in a change in the categorization (as determined by a qualified independent consultant reasonably acceptable to the Borrower and the Agent) of the Project from a “Category B” project under the Equator Principles to a “Category A” project thereunder.

E.             At least once per Fiscal Quarter prior to the completion of construction of the Project, Borrower shall provide the Agent with a report, in form in substance reasonably satisfactory to the Agent, that certifies the Borrower’s compliance with the Environmental Management Plan and with applicable

Environmental Laws and describes, in reasonable detail, any material noncompliance an the corrective actions that are being, or will be taken, to address such noncompliance.

F.             The Borrower agrees that the Agent may, from time to time, retain, at the Borrower’s expense, an independent professional consultant reasonably acceptable to the Borrower to review any report relating to Hazardous Materials or Borrower’s or its Subsidiaries’ compliance with Environmental Laws (including the Equator Principles) prepared by or for the Borrower and to conduct their own investigation (the scope of which investigation shall be reasonable based upon the circumstances) of any Real Property Asset currently owned, leased, operated or used by the Borrower or any of its Subsidiaries, if (x) a Default or an Event of Default shall have occurred and be continuing, (y) in connection with review of drafts, updates and/or revisions to the Environmental Impact Assessment and Environmental Management Plan, or (z) the Agent reasonably believes (1) that an occurrence relating to such Real Property Asset is likely to give rise to an Environmental Liability, (2) that a violation of an Environmental Law on or around such Real Property Asset has occurred or is likely to occur, or (3) that a material violation of the Equator Principles or the Environmental Management Plan has occurred or is likely to occur, which could, in the case of subclauses (1)-(3) above, reasonably be expected to have a Material Adverse Effect.  The Borrower shall use its commercially reasonable efforts to obtain for the Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to the Borrower, to enter into or on to the Real Property Assets currently owned, leased, operated or used by the Borrower or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation; provided, however, that no invasive or destructive environmental testing shall be undertaken without Borrower’s approval, not to be unreasonably withheld, conditioned, or delayed or if recommended by Agent’s independent consultant (except during the continuation of an Event of Default when no such approval of Borrower shall be required).  Without limiting the generality of the foregoing, any such investigation of any Real Property Asset shall be conducted, unless otherwise agreed to by the Borrower and the Agent, during normal business hours and, shall be conducted so as not to unreasonably interfere with the ongoing operations at any such Real Property Asset or to cause any damage or loss to any property at such Real Property Asset.  The Borrower and the Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Agent pursuant to this Section 5.9B will be obtained and shall be used by the Agent and the Lenders for the purposes of the Lenders’ internal credit decisions, to monitor and police the Loans and to protect the Lenders’ security interests, if any, created by the Loan Documents, and the Agent and the Lenders hereby acknowledge and agree any such report will be kept confidential by them to the extent permitted by law except as provided in the following sentence.  The Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (i) it will indemnify and hold harmless the Agent and each Lender from any costs, losses or liabilities relating to the Borrower’s use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to the Borrower, neither the Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

G.            The Borrower shall promptly notify the Agent of (i) any proposed acquisition of stock, assets, or property by the Borrower or any of its Subsidiaries that could reasonably be expected to expose the Borrower or any of its Subsidiaries to, or result in, Environmental Liability that could reasonably be expected to have a Material Adverse Effect and (ii) except as disclosed in the Master Plans or the Development Budget, any proposed action to be taken by the Borrower or any of its Subsidiaries to commence manufacturing, industrial or other similar operations that could reasonably be expected to subject the Borrower or any of its Subsidiaries to additional Environmental Laws, that are materially different from the Environmental Laws applicable to the operations of the Borrower and its Subsidiaries as of the date of such notice.

H.            The Borrower shall, at its own expense, provide copies of such documents or information as the Agent may reasonably request in relation to any matters disclosed pursuant to this Section 5.9.

5.10        The Borrower’s Remedial Action Regarding Hazardous Materials.

The Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials on, under or affecting any Real Property Asset in order to comply in all material respects with all applicable Environmental Laws and Governmental Authorizations.  In the event the Borrower or any of its Subsidiaries undertakes any Cleanup action with respect to the presence, Release or threatened Release of any Hazardous Materials on or affecting any Real Property Asset, the Borrower or such Subsidiaries shall conduct and complete such Cleanup action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Borrower’s or such Subsidiary’s liability for such presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials is being Properly Contested.

5.11        Subsidiaries.

As of the Closing Date, the Borrower has the Subsidiaries set forth on Schedule 5.11 hereto and will not form (or permit to be formed) any new Subsidiaries after the Closing Date without first receiving the prior written consent of the Agent, which consent may not be unreasonably withheld, provided that the Agent may condition such consent upon, among other things, (i) such new Subsidiaries executing a guaranty (in form and substance satisfactory to the Agent) of the Borrower’s Obligations, (ii) the Borrower executing a pledge of the Capital Stock of such Subsidiaries, and (iii) such further action and such further documents and instruments as may be required to grant and perfect in favor of the Agent, for the benefit of the Lenders, a First Priority security interest in all of the: (a) personal property assets of such Subsidiaries; (b) real property assets owned by such Subsidiaries; and (c) leasehold interests owned by such Subsidiaries.  With respect to any Subsidiary approved by the Agent, the Borrower shall deliver to the Agent, together with such Loan Documents, in the case of each such Subsidiary that is required to be a party to any Loan Document:  (i) (a) certified copies of such Subsidiary’s Organizational Certificate together, if applicable, with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, formation or organization, as applicable, each to be dated a recent date prior to their delivery to the Agent, (b) a copy of such Subsidiary’s Organizational Documents, certified by its secretary or an assistant corporate secretary (or Person holding an equivalent title or having equivalent duties and responsibilities) as of a recent date prior to their delivery to the Agent, (c) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (x) the incumbency and signatures of the officers of such Subsidiary executing such guaranty, the Collateral Documents and the other Loan Documents to which such Subsidiary is a party and (y) the fact that the attached Organizational Authorizations of such Subsidiary authorizing the execution, delivery and performance of such guaranty, such Collateral Documents and such other Loan Documents are in full force and effect and have not been Modified or rescinded, and (ii) a favorable opinion of counsel to such Subsidiary that is reasonably satisfactory to the Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such guaranty, the Collateral Documents and any other Loan Documents to which it is a party and (c) the enforceability of such guaranty and such Collateral Documents against such Subsidiary, (d) the validity and perfection of the security interests granted by such Subsidiary (and by the parent of such Subsidiaries in respect of the Capital Stock of such Subsidiary) in favor of the Agent pursuant to the Collateral Documents, and (e) such other matters as any Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Agent and its counsel.  In addition, the Borrower shall promptly deliver a supplement to Schedule 4.1 to the Agent if any Subsidiary is created or acquired.

5.12        Deliberately Omitted.

5.13        Further Assurances; Additional Real Property Collateral.

A.            At any time or from time to time upon the request of the Agent, the Borrower will, at its expense, and will cause each of its Subsidiaries, at the Borrower’s expense, to promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Agent may reasonably request only to the extent such acts or things are consistent with the express intent and purpose of the Loan Documents (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord’s consents and estoppels, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession and the delivery of estoppels, collateral assignments and other documentation reasonably requested in connection with Entitlements obtained by the Borrower after the date hereof) to ensure that the Obligations are guaranteed by the Subsidiaries and are secured by substantially all of the assets (other than those assets specifically excluded by the terms of the Loan Documents) of the Borrower and its Subsidiaries.

B.            None of Borrower or any of its Subsidiaries shall be permitted to acquire additional Real Property Assets (whether in fee, leasehold or otherwise) unless Borrower’s or the applicable Subsidiary’s interest in such Real Property Assets has been made subject to the Lien of the Collateral Documents in favor of Agent, for the benefit of the Lenders.  In connection with such an acquisition of a Real Property Asset, Borrower and/or the applicable Subsidiary shall execute and deliver, or cause to be executed and delivered, all such mortgages, documents, title insurance policies, instruments, agreements, opinions and certificates (including certificates evidencing flood insurance) similar to those delivered with respect to Real Property Collateral securing the Collateral Documents on the Closing Date and in form and substance reasonably acceptable to Agent.  Borrower and/or the applicable Subsidiary shall execute and deliver such Collateral Documents as Agent may reasonably request to create in favor of Agent, for the benefit of the Lenders, a valid and perfected First Priority security interest in such Real Property Assets.

5.14        Title.

The Borrower shall and shall cause its Subsidiaries to warrant and defend (a) its title to the Real Property Collateral and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the applicable Collateral Documents, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever other than the holder of an interest that is a Permitted Encumbrance.  Without limiting the foregoing, the Borrower covenants and agrees that the Agent shall at all times have a First Priority Lien on the Real Property Collateral.  The Borrower shall reimburse the Agent for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by the Agent if an interest in the Real Property Collateral, other than as permitted hereunder (including Permitted Encumbrances), is claimed by another Person other than the holder of an interest that is a Permitted Encumbrance.  If Agent receives reimbursement for any such losses, costs, damages or expenses from the Title Company, then Agent shall refund to Borrower any amounts previously reimbursed to Agent by Borrower for such losses, costs, damages or expenses, provided that no Default or Event of Default has occurred and is continuing.

5.15        Estoppels.

The Borrower will at any time and from time to time, within ten (10) days after written demand by Agent, deliver to Agent a certificate duly executed, and in form satisfactory to Agent, stating and acknowledging the then outstanding principal balance of the Loans and the fact that, to Borrower’s knowledge, there are no defenses, offsets or counterclaims (or, if such should not be the fact, then the facts and circumstances relating to such defenses, offsets or counterclaims) and such other information as may reasonably be requested by Agent.

5.16        SPE Covenants.

The Borrower and its Subsidiaries:

(a)           Do not own and will not own any asset or property other than (i) the property commonly known as “Royal Island”, “Rat Cay” (a/k/a/ “King’s Cay”) and “Chicken Cay” (a/k/a/ “Paradise Cay”), (ii) additional Real Property Assets which is mortgaged to the Agent in accordance with the terms and provisions of this Agreement (including, without limitation, Section 5.13 hereof), (iii) the Capital Stock of its Subsidiaries and their respective interests in the Project, and (iv) incidental personal property reasonably necessary for the ownership or operation of the Project;

(b)           will not engage in any business other than the ownership, management and operation of the Project and will conduct and operate its business in all material respects as presently contemplated to be conducted and operated;

(c)           except to the extent permitted by this Agreement, has not made and will not make loans to any Person or hold evidence of Indebtedness issued by any other Person or entity;

(d)           except to the extent permitted by this Agreement, shall not acquire obligations or securities of its Affiliates or any constituent party of Borrower or its Subsidiaries;

(e)           is and will remain solvent and will pay its debts and liabilities from its assets as the same shall become due;

(f)            has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and will not materially amend, Modify or otherwise change its articles of organization or operating agreement or other organizational documents in any manner which could reasonably be expected to be adverse to the interests of the Lenders, and in connection with any non-material amendment of any such articles of organization or operating agreement or other organizational documents, shall forward a copy of such amendment to the Agent promptly after the execution or filing thereof;

(g)           will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any other Loan Party and any Affiliate of any Loan Party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division or part of the other;

(h)           will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(i)            except in connection with a Permitted Merger, will not, and will not permit any constituent party to, seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of such entity; and

(j)            except to the extent permitted by this Agreement, does not and will not hold itself out to be responsible for the debts or obligations of any other Person (except for the Loans).

5.17        Maintenance of Entitlements.

The Borrower shall warrant and defend, and otherwise maintain, all of the Entitlements obtained in connection with the Project as necessary (i) for the development of the Project as intended and as contemplated by the Master Plan, (ii) to ensure the Project is in compliance with Applicable Laws and the Heads of Agreement, and (iii) to enable Borrower to achieve the Development Budget.  In the event that the Borrower or the Agent becomes aware of a breach of any requirement, condition, restriction or obligation under any of the Entitlement Documents, the Borrower hereby grants to the Agent the right (but in no event shall Agent have the obligation) to cure, at the Borrower’s sole cost and expense, any such breach, after prior written notice to the Borrower of such intention to cure same.

5.18        Asset Sales.

The Borrower covenants and agrees that the Real Property Collateral shall only be sold pursuant to a Permitted Collateral Asset Sale.  No Real Property Collateral will be sold in bulk that has not been previously subdivided into individual Residential Units or Unimproved Lots as contemplated by the Master Plan.  No Real Property Collateral will be sold pursuant to any discount that does not reflect fair market value other than the Permitted Investor Sales and Permitted Barter Transaction.

5.19        Control.

Cypress Royal Island GP, LLC shall at all times directly or indirectly Control the Borrower, subject to the rights of Behringer Harvard Royal Island LLC, a Delaware limited liability company, contained in the limited partnership agreement of Royal Island Partners, LP with respect to certain major decisions.

5.20        Deliberately Omitted.

5.21        Accounts.

The Borrower covenants and agrees that all Cash From Project Sales and Equity Proceeds received by Borrower or its Subsidiaries shall be deposited into and maintained in the Company’s Operating Account as provided in Section 3.3 hereof.  All funds in the Company’s Operating Account shall be used in a manner consistent with the Development Budget.

Any “securities accounts” and “deposit accounts” (as such terms are defined in the UCC) of the Borrower and its Subsidiaries established after the Closing Date shall be subject to effective Control Agreements in favor of the Agent in form and substance reasonably satisfactory to the Collateral Agent.

5.22        Development Milestones.

The Borrower shall deliver to Agent, evidence reasonably satisfactory to it that the following milestones with respect to the development of the Project (collectively, the “Development Milestones”) have been completed on or prior to the dates set forth herein:

A.            Completion and approval by the Government of the Commonwealth of The Bahamas of the Environmental Impact Assessment:  March 31, 2008;

B.            Completion and approval by the Government of the Commonwealth of The Bahamas of the Environmental Management Plan: March 31, 2008; and

C.            Completion and approval by Agent of the Ground Leases relating to the seabed for the Marina and bluff portions of the Project as contemplated in the Master Plans: March 31, 2008.

5.23        Maintenance of Ground Leases.

With respect to each Ground Lease as and when any such Ground Lease is fully executed and becomes effective,

A.            Each Ground Lease or a memorandum thereof (including any material amendment) shall be duly recorded;

B.            Except for Permitted Encumbrances, the Borrower’s interest in the Ground Leases shall not be subject to any Liens superior to, or of equal priority with, the applicable Mortgage;

C.            The Borrower’s interest in the Ground Lease shall be mortgageable to the Agent without the consent of the lessor thereunder (or if such consent is required, it has been obtained as of the date of execution and effectiveness of the applicable Ground Lease) and the Borrower shall be permitted to grant the Mortgage encumbering the Borrower’s leasehold estate under the Ground Lease without the consent of the lessor thereunder (or if such consent is required, it has been obtained as of the Closing Date) and further in the event of foreclosure of the Agent’s security interest granted pursuant to the Mortgage, Agent shall have the right to further assign its interest under the Ground Lease without the need to obtain the consent of the lessor thereunder;

D.            The Ground Lease shall require the lessor thereunder to use best efforts to contemporaneously give notice of any default by the Borrower to Agent and the Ground Lease shall further provide that notice of termination given under the Ground Lease is not effective against the Agent unless a copy of the notice has been delivered to Lender in the manner described in the applicable Ground Lease;

E.             Agent shall be permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default before the lessor thereunder may terminate such Ground Lease as to the Agent’s interest therein; and

F.             The Ground Lease shall require the lessor to enter into a new lease with a leasehold mortgagee upon termination of the applicable Ground Lease for any reason, other than the expiration of the term of the lease.

G.            Borrower shall (i) pay all rents, additional rents and other sums required to be paid by the Borrower, as tenant under and pursuant to the provisions of each Ground Lease, (ii) diligently perform and observe all of the material terms, covenants and conditions of each Ground Lease on the part of the Borrower, as tenant thereunder except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) promptly notify the Agent of the giving of any notice by lessor under the applicable Ground Lease to the Borrower of any default by the Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt. The

Borrower shall not, without the prior consent of the Agent surrender the leasehold estate created by the applicable Ground Lease or terminate or cancel any Ground Lease or materially Modify, change, supplement, alter or amend any Ground Lease, either orally or in writing.

H.            If the Borrower shall default in the performance or observance of any term, covenant or condition of any Ground Lease on the part of Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, the Agent shall have the right, to the extent the Agent has received notice of, or has otherwise become aware of any such default, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease on the part of the Borrower to be performed or observed on behalf of the Borrower, to the end that the rights of the Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default.  If the landlord under the applicable Ground Lease shall deliver to the Agent a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to the Agent for any action taken or omitted to be taken by the Agent, in good faith, in reliance thereon.  The Borrower shall exercise each individual option, if any, to extend or renew the term of each Ground Lease prior to or within the period in which any such option may be exercised to the extent such option is consistent with the Development Budget and the Master Plans, and the Borrower hereby expressly authorizes and appoints the Agent its attorney-in-fact, during the continuance of an Event of Default, to exercise any such option in the name of and upon behalf of the Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

I.              Notwithstanding anything to the contrary contained in Sections 5.23A-F above, because it is contemplated that Ground Leases will be entered into with the Government of the Commonwealth of The Bahamas, Agent shall have the right to approve any such Ground Leases notwithstanding their failure to comply with certain of the conditions set forth in 5.23A-F above despite Borrower’s best efforts to cause such compliance, provided that Borrower is able to deliver a First Priority Mortgage to Agent encumbering its interest under such Ground Lease and that the Government of the Commonwealth of The Bahamas has approved the granting of such Mortgage.

5.24        Material Contracts; Sale Leasebacks.

A.            Neither Borrower nor any of its Subsidiaries shall enter into a Third Party Operating Agreement or any other Development Management Agreement without prior written consent of the Agent, such consent not to be unreasonably withheld and without providing the Agent with a Recognition and Estoppel Agreement or an Assignment of Development Management Agreement, as the case may be, in form and substance reasonably satisfactory to the Agent. Neither Borrower nor any of its Subsidiaries shall terminate or materially amend, supplement or Modify any such approved Third Party Operating Agreement or any other Development Management Agreement without the prior written consent of the Agent, not to be unreasonably withheld, conditioned or delayed.

B.            Neither Borrower nor any of its Subsidiaries shall enter into a Material Contract for the oversight of the construction of the applicable portion of the Project without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed and without providing the Agent with a Recognition and Estoppel Agreement in form and substance reasonably satisfactory to the Agent.

C.            Neither Borrower nor any of its Subsidiaries shall enter into a new franchise or license agreement with a franchisor for any Hotel without the prior written consent of the Agent not to be unreasonably withheld, conditioned or delayed.  Neither Borrower nor any of its Subsidiaries shall terminate or materially amend, supplement or Modify any such approved franchise agreement without the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

D.            Neither Borrower nor any of its Subsidiaries shall enter into any development agreement that is a Material Contract or any other agreement that is a Material Contract the purpose of which is to obtain the property development services, similar to those provided by the Borrower of any third party developer without the prior written consent of the Agent, such consent not to be unreasonably withheld, conditioned or delayed and without providing the Agent with a Recognition and Estoppel Agreement or an Assignment of Development Management Agreement, as the case may be, in form and substance reasonably satisfactory to the Agent, not to be unreasonably withheld, conditioned, or delayed.

E.             Neither Borrower nor any of its Subsidiaries shall enter into any new Material Contract, without the prior approval of Agent, which approval shall not be unreasonably withheld, conditioned or delayed.

F.             Neither Borrower nor any of its Subsidiaries shall enter into any material shared use agreement or utility sharing agreement with respect to any portion of the Real Property Collateral, without the prior approval of Agent.

G.            Neither Borrower nor any of its Subsidiaries shall enter into any sale-leaseback transaction, which affects any portion of the Project.

5.25        Use of Insurance Proceeds Upon the Occurrence of a Recovery Event.

A.            In the event of a Casualty resulting in damage or destruction, the cost of which to repair is less than $2,500,000 (a “Minor Casualty”), the Borrower shall have the right to settle any and all insurance claims in connection therewith and utilize the Insurance Proceeds received for repair and restoration of the affected Real Property Collateral.  Upon the occurrence of such a Casualty, the Borrower shall have the right to collect and receive the Insurance Proceeds in connection therewith so long as no Event of Default has occurred and is continuing.  If no Event of Default has occurred and is continuing, the Borrower shall deliver to the Agent a Reinvestment Notice.  If an Event of Default has occurred and is continuing, then the Agent shall use the Insurance Proceeds to prepay the Loan in accordance with Section 2.7B(ii) hereof.

B.            In the event of a Casualty resulting in damage or destruction, the cost of which to repair exceeds $2,500,000 (a “Major Casualty”), the Agent may either (i) jointly with the Borrower settle and adjust any claim and agree with the insurance company or companies on the amount to be paid as a result of the Casualty, or (ii) allow the Borrower to agree with the insurance company or companies on the amount to be paid as a result of the Casualty; provided, that if at the time of the settlement of such claim an Event of Default has occurred and is continuing, then the Agent shall settle and adjust such claim without the consent of the Borrower.  In any such case the Agent shall and is hereby authorized to collect any such Insurance Proceeds.  The reasonable out-of-pocket expenses incurred by the Agent in the adjustment and collection of such Insurance Proceeds shall become part of the Obligations and shall be reimbursed by the Borrower to the Agent upon demand therefore.  In the event of a Major Casualty, the Borrower shall deposit the applicable Insurance Proceeds, within one (1) Business Day after its receipt thereof, into an account designated and controlled by Agent on behalf of the Lenders (the “Restoration Account”).  The Agent shall disburse the Insurance Proceeds from the Restoration Account for purposes of restoring and repairing the affected Real Property Collateral in accordance with the terms and provisions of this Section 5.25 so long as (i) no Event of Default has occurred and is continuing, (ii) the Agent determines in its reasonable discretion that the repair and restoration can be completed prior to the Maturity Date, provided, however that the condition set forth in this Section 5.25B(ii) shall not apply if a

Major Casualty occurs during the year immediately prior to the Maturity Date if the Insurance Proceeds received by Borrower from such Major Casualty are equal to or less than $10,000,000, (iii) the Agent determines in its reasonable discretion that the Insurance Proceeds are sufficient to allow the Borrower to complete the repair and restoration (or the Borrower has deposited into the Restoration Account funds sufficient to fund the completion of such repair and restoration to the extent not covered by the Insurance Proceeds), and (iv) the Agent is satisfied, in its reasonable discretion, that any operating deficits incurred as a result of the Casualty will be covered by the Insurance Proceeds, the Borrower’s business interruption insurance or by other funds of the Borrower.  If the conditions set forth in this Section 5.25B are not satisfied, then the Agent shall use the Insurance Proceeds to prepay the Loan in accordance with Section 2.7A(ii) hereof.

C.            From time to time, provided that the conditions set forth in Section 5.25B are satisfied, but in no event more frequently than once monthly, the Agent shall disburse portions of the Insurance Proceeds to, or as directed by, the Borrower upon receipt of (1) evidence satisfactory to it (which evidence may include inspection(s) of the work performed) that the restoration and repair covered by the disbursement has been completed in accordance with plans and specifications approved by the Agent and in accordance with all Applicable Laws, (2) evidence reasonably satisfactory to it of the remaining estimated cost of completion of the restoration and repair, (3) funds, or, at the Agent’s option, assurances reasonably satisfactory to Agent that such funds are available and sufficient in addition to the Insurance Proceeds to complete the proposed restoration and repair, and (4) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds and other evidences of cost, payment and performance of the foregoing repair and restoration as the Agent may reasonably require and approve.  The Agent may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding with respect to any Major Casualty be submitted to and reasonably approved by the Agent prior to commencement of work.  The Agent may request that a consultant selected by Agent inspect such work and review the Borrower’s request for payments and the Borrower shall, on demand by the Agent, reimburse the Agent for the reasonable fees and disbursements of such consultant in connection therewith.  No payment made prior to the final completion of the restoration and repair of any Major Casualty shall exceed ninety percent (90%) of the hard construction costs value of the work performed from time to time (except for restoration work on a trade by trade basis or on an hourly basis for professional services in which event, payment may be made in full upon the completion of such work).  If, at any time during the course of the restoration and repair of any Major Casualty, the Agent determines in its reasonable discretion, that the remaining Insurance Proceeds are not sufficient to complete the restoration and repair in accordance with the approved plans and specifications and in compliance with Applicable Laws, then the Borrower shall promptly deposit or cause to be deposited any deficiency into the Restoration Account.  No further disbursements will be made by the Agent until such deficient amount has been deposited.  Any surplus which may remain out of Insurance Proceeds held by Agent after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Borrower so long as no Event of Default has occurred and is continuing.

D.            In the event that Insurance Proceeds shall be made available to Borrower for the restoration and repair of all or any portion of the Real Property Collateral affected by a Casualty in accordance with the terms and provisions of this Section 5.25, the Borrower covenants and agrees to restore and repair or cause the same to be restored and repaired to be of at least comparable value as prior to such damage, all to be effected in accordance with Applicable Laws and the plans and specifications approved in advance by the Agent, such approval not to be unreasonably withheld, conditioned or delayed or required with respect to any Minor Casualty.  Borrower covenants and agrees to commence such restoration and repair as soon as reasonably practicable after the occurrence of any Casualty and the receipt of the Insurance Proceeds therefor and shall diligently pursue the same to satisfactory completion in accordance with the plans and specifications approved by the Agent (if required) and all Applicable Laws.  To the extent that any Subsidiary has constructed or is constructing improvements on any land owned by a Borrower, Borrower covenants and agrees that it shall cause such Subsidiary to use any proceeds of insurance as a result of a Casualty affecting all or a portion of such improvements to restore and repair or cause the same to be restored and repaired to be of at least comparable value as prior to such damage, all to be effected in accordance with Applicable Laws and the plans and specifications under which such improvements were being constructed.  The Borrower covenants and agrees to cause such Subsidiary to commence such restoration and repair as soon as reasonably practicable after the occurrence of any Casualty and the receipt of the insurance proceeds therefor and shall cause such Subsidiary to diligently pursue the same to satisfactory completion in accordance with such plans and specifications and all Applicable Laws.

5.26        Master Declarations.

Upon the execution and effectiveness of any Master Declaration, Borrower shall maintain such Master Declaration in full force and effect.  Borrower shall diligently perform and observe all of the material terms, covenants and conditions of the Master Declarations except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect. Borrower shall notify Agent within five (5) days of its becoming aware of any defects or potential actions, challenges, proceedings by any third party or Governmental Authority which could reasonably be expected to have a Material Adverse Effect on any Master Declaration.  The Master Declarations shall provide sufficient easements, covenants and restrictions to permit the shared use of the Project as contemplated by the Master Plans and the Development Budget.

SECTION 6.
NEGATIVE COVENANTS

The Borrower covenants and agrees that, until payment in full of all of the Loans and other Obligations, the Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1          Indebtedness.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Disqualified Preferred Stock, except that the Borrower and its Subsidiaries may create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to Indebtedness or Disqualified Preferred Stock, as follows:

(i)            Each of the Loan Parties may become and remain liable with respect to its respective Obligations in accordance with the terms of this Agreement and the Loan Documents;

(ii)           The Borrower may become and remain liable with respect to Permitted Equipment Financing;

(iii)          The Borrower and its Subsidiaries may incur obligations under Hedging agreements for purposes of hedging interest rate risk with respect to Indebtedness outstanding or expected to be incurred under this Agreement;

(iv)          Borrower may issue Disqualified Preferred Stock so long as Section 5.19 remains satisfied;

(v)           The Borrower may incur an unsecured “key money” loan in the amount of $2,000,000 or less from Montage Hotels & Resorts;

(vi)          The Borrower may incur unsecured Indebtedness in the form of insurance premiums to be paid over a period of time; and

(vii)         Each of the Loan Parties may become and remain liable with respect to Indebtedness to any other Loan Party; provided that, in each case, (a) no monetary Default or Event of Default has occurred and is continuing as the time of the incurrence thereof or would result therefrom, and (b) all such intercompany Indebtedness shall be evidenced by promissory notes which shall have been pledged to the Agent pursuant to the Collateral Documents, (c) all such intercompany Indebtedness owed by the Borrower to any of its Subsidiaries shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, are reasonably satisfactory to the Agent.

6.2          Liens and Related Matters.

A.            Prohibition on Liens.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries (or a Lien on the Capital Stock of Borrower or its Subsidiaries to the extent held by the Shareholder Pledgors), whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement, or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except (solely with respect to the Borrower and its Subsidiaries):

(i)            any Permitted Encumbrances; provided, however, that no such Permitted Encumbrances shall result in a Lien on the Capital Stock of the Borrower or its Subsidiaries; and

(ii)           Liens in favor of the Agent granted pursuant to the Collateral Documents to secure the Obligations or granted in favor of the Agent or Lender pursuant to the terms of this Agreement.

B.            No Further Negative Pledges.  Except with respect to specific property encumbered to secure payment of particular Indebtedness permitted by this Agreement or to be sold pursuant to an Asset Sale otherwise permitted by this Agreement, neither the Borrower nor any of its Subsidiaries shall enter into any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

C.            No Restrictions on Distributions, etc.  Except as otherwise provided in the Loan Documents and the Club Transfer Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance, limitation or restriction of any kind on the ability of any Subsidiaries of the Borrower to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Borrower or any other Subsidiaries of the Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (iii) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower.

6.3          Investments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investments, except

(i)            the Borrower and its Subsidiaries may make Investments in Cash Equivalents;

(ii)           the Borrower and its Subsidiaries may make Investments for purposes of purchasing additional Real Property Collateral to the extent permitted hereunder, which will be pledged as collateral to secure the Borrower’s and its Subsidiaries’ Obligations hereunder as required by Section 5.13 hereof;

(iii)          the Borrower may make Investments in its Subsidiaries and the Borrower’s Subsidiaries may make Investments in their Subsidiaries;

[(iv)             the Borrower and its Subsidiaries may make Investments in Royal Island – RH, LP, a Delaware limited partnership, in the maximum aggregate amount of $250,000 for purposes of funding capital expenditures, transaction costs and other working capital needs at the Rock House from time to time; and

[(v)              the Borrower and its Subsidiaries may make Investments in an aggregate amount up to $300,000 per annum in the form of operating and/or marketing expenses to Royal Island – RH, LP, a Delaware limited partnership, to provide funds to Royal Island – RH, LP, a Delaware limited partnership, for debt service on obligations owing or to become owing to J. Wallace Tutt, III, in connection with the Investment in the Rock House.

6.4          Contingent Obligations.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(i)            The Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations of any such Person incurred in connection with Asset Sales permitted by this Agreement;

(ii)           The Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any of the Indebtedness that, if outstanding, would be permitted under Section 6.1;

(iii)          The Borrower may become and remain liable with respect to Contingent Obligations under agreements with the Commonwealth of The Bahamas (including, without limitation, the Heads of Agreement) as a condition to compliance with the Entitlements or in connection with completion of the Infrastructure, Golf Course, Hotel, Marina, Spa or other amenities at the Projects to the extent required by the Entitlements or other agreements with the Commonwealth of The Bahamas; and

(iv)          Borrower and any Subsidiary may become and remain liable with respect to any Contingent Obligation in respect of obligations of Borrower or any other Subsidiary which are not prohibited by this Agreement.

6.5          Restricted Payments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, provided that nothing herein contained shall prohibit (i) the making of Restricted Payments from the Subsidiaries of the Borrower to the Borrower, or from one Subsidiary to another Subsidiary or (ii) the making of Restricted Payments by Borrower to Royal Island – RH, LP, a Delaware limited partnership, for purposes of permitting the Investments otherwise permitted under Sections 6.3(iv) and (v) hereof.

6.6          Deliberately Omitted.

6.7          Restriction on Fundamental Changes.

Except for a Permitted Merger, neither the Borrower nor any of its Subsidiaries shall, without the prior written consent of the Requisite Lenders in their sole and absolute discretion, directly or indirectly, enter into any merger, consolidation, reorganization or liquidate, wind up or dissolve, or cause or consent to either the Borrower or any Subsidiaries to enter into any merger, consolidation, reorganization or liquidation, wind up or dissolution.

6.8          Asset Sales.

Without the prior written consent of the Requisite Lenders, the Borrower shall not, and shall not permit any of its Subsidiaries to engage in any Asset Sales, except as follows:

(i)            With respect to Real Property Collateral, the transfer by RIBC of ownership of certain Real Property Collateral, upon which golf and social facilities, including an 18-hole championship golf course and clubhouse, and 200 wet slip marina (with dock master’s office, fuel facility and storage boxes) will be constructed, as more particularly described in the Club Transfer Agreement, and Personal Property (as defined in the Club Transfer Agreement) to RI Club, in accordance with the Club Transfer Agreement, and the transfer by the Bahamian Borrower of ownership of the Ground Lease to RI Club;

(ii)           With respect to Real Property Collateral, a Permitted Collateral Asset Sale or Required Dedication, provided that each of the following conditions has been satisfied:

(a)           no monetary Default or Event of Default shall have occurred and be continuing (other than a monetary Default or Event of Default that will be cured through the consummation of the proposed Asset Sale);

(b)           not less than five (5) Business Days prior written notice of the closing of such sale has been provided to the Agent with a true, correct and complete copy of the relevant Qualified Sales Agreement;

(c)           such Asset Sale is consummated in accordance with the terms of a Qualified Sales Agreement;

(d)           any and all mandatory prepayments of the Loan required to be made through the date of the proposed Asset Sale have been made, and all mandatory prepayments resulting from such Asset Sale will be made in accordance with Section 2.7A(ii)(d);

(e)           the Real Property Collateral subject to such Asset Sale or Required Dedication, and the remaining Real Property Collateral after giving effect to such Asset Sale or Required Dedication shall constitute one or more legal subdivisions in accordance with all Applicable Laws and Governmental Authorizations;

(f)            the Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by the Agent and all reasonable fees and expenses paid to third party consultants (including reasonable attorneys’ fees and expenses) by the Agent in connection with a release of any Real Property Collateral;

(g)           in connection with a Permitted Bulk Sale, the Agent shall have received such title endorsements, date downs or other evidence reasonably satisfactory to Agent that (i) the priority of the liens evidenced by the Mortgages with respect to the remaining Real Property Collateral after giving effect to such Asset Sale or Required Dedication shall be maintained following such Asset Sale or Required Dedication, and (ii) the remaining Real Property Collateral is not subject to any Liens other than Permitted Encumbrances and Liens permitted by Section 6.2;

(h)           in connection with a Permitted Bulk Sale and a Permitted Retail Sale, the Agent shall have received an Qualified Appraisal setting forth the fair market value of the Real Property Collateral proposed to be sold pursuant to such Permitted Bulk Sale or Permitted Retail Sale;

(i)            Deliberately Omitted;

(j)            in connection with a Permitted Utility Sale that is a sale-leaseback, (1) Agent shall have approved the documentation pursuant to which such conveyance is effectuated, such approval not to be unreasonably withheld and shall have received a Mortgage encumbering the leasehold interest to be held by the Borrower, collateral assignments of any notes and/or mortgages held by Affiliates of the Borrower in connection therewith and such other documentation reasonably requested by Agent, and (2) Agent shall be satisfied in its reasonable discretion that such Permitted Utility Sale has not had and could not reasonably be expected to have a Material Adverse Effect or has not impaired and could not reasonably be expected to impair the Agent’s First Priority Lien on the remaining Real Property Collateral; and

(k)           in connection with any other Permitted Utility Sale, (1) Agent shall have approved the documentation pursuant to which such conveyance is effectuated, including, without limitation, the agreements pursuant to which the Borrower retains the right to utilize the services provided by the utilities subject of such Permitted Utility Sale and evidence satisfactory to Agent that such rights are sufficient to meet the capacity needs of the Project in accordance with the Development Budget, (2) Agent shall have received documentation reasonably satisfactory to it evidencing the Agent’s rights to utilize the services provided by the utilities subject of such Permitted Utility Sale in the event the Agent, on behalf of the Lenders succeeds to ownership of the Project and such other documentation reasonably requested by Agent, and (3) Agent shall be satisfied in its reasonable discretion that such Permitted Utility Sale has not had and could not reasonably be expected to have a Material Adverse Effect or has not impaired and could not reasonably be expected to impair the Agent’s First Priority Lien on the remaining Real Property Collateral.

(iii)          With respect to the Capital Stock of the Borrower (or any Subsidiaries of the Borrower), the sale of such Capital Stock provided that each of the following conditions has been satisfied:

(a)           no monetary Default or Event of Default shall have occurred and be continuing (other than a monetary Default or Event of Default that will be cured through the consummation of the proposed Asset Sale);

(b)           the mandatory prepayment required under Section 2.7A(ii)(b), if any, shall have been made concurrently with the consummation of the proposed Asset Sale; and

(c)           no Change of Control will result from the proposed sale of Capital Stock.

(iv)          With respect to the Capital Stock of the Club, the redemption of the Class A Common Stock of the Club, in accordance with the Club Transfer Agreement.

(v)           With respect to any furniture, fixtures, equipment or other personal property that is worn out, obsolete or no longer necessary or appropriate for the operation and management of the Property in accordance with commercially reasonable property management practices, the sale of such personal property in the Ordinary Course of Business, provided that the mandatory prepayment required under Section 2.7A(ii)(e), if any, shall have been made concurrently with the consummation of the proposed Asset Sale.

6.9          Transactions with Shareholders and Affiliates.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the payment of any management fees, consulting fees or the making of other disbursements) with any holder of 5% or more of any class of equity Securities of the Borrower or a Subsidiary or with any Affiliate of the Borrower or of any such Subsidiary or holder, on terms that are less favorable to the Borrower or applicable Subsidiary, as the case may be, than those that could be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to:

(i)            the Loan;

(ii)           the Permitted Investor Sales; and

(iii)          the amounts expressly contemplated under the Development Budget to be paid to Affiliates of the Borrower.

6.10        Conduct of Business.

The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses described in the definition of “Ordinary Course of Business,” and (ii) such other lines of business as may be reasonably related thereto.

6.11        Amendments or Waivers of Certain Agreements.

None of the Borrower nor its Subsidiaries shall terminate or agree to any amendment, restatement, supplement or other Modification to, or waive any of its rights under, any Organizational Certificates or Organizational Documents of the Borrower and its Subsidiaries, if such termination, amendment, restatement, supplement, Modification or waiver would be materially adverse to the Lenders.

6.12        Fiscal Year.

Neither the Borrower nor any of its Subsidiaries shall change its Fiscal Year-end from December 31.

SECTION 7.
EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

7.1          Payment of Obligations.

The Borrower shall fail to pay (i) any principal of any Loan on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise), (ii) any regularly scheduled interest payments required pursuant to Section 2.5C or fees required pursuant to Section 2.6, within three (3) Business Days after the date on which such payments are due or (iii) any other Obligations when due and the continuation of such failure for three (3) Business Days after the date on which Borrower receives notice of such failure.

7.2          Misrepresentations.

Any representation, warranty or other written statement to Agent or any Lender by or on behalf of any Loan Party, Shareholder Pledgor, or Sponsor Guarantor whether made in or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished; or

7.3          Breach of Certain Covenants.

The Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 5.1, 5.4, 5.16, 5.17 5.18, 5.19, 5.21, 5.23 and Section 6 hereof on the date that the Borrower is required to perform, keep or observe such covenant, provided, that in the case of a breach of the covenants contained in Section 5.23, the breach of such covenant is not cured to the satisfaction of the Agent within such cure periods afforded to the lessee under the applicable Ground Lease.

7.4          Breach of Other Covenants.

The Borrower shall fail or neglect to perform, keep or observe any other covenant contained in this Agreement not otherwise addressed in this Section 7 and the breach of such other covenant is not cured to the Agent’s satisfaction within thirty (30) days after the sooner to occur of any Responsible Officer’s receipt of notice of such breach from the Agent or the date on which such failure or neglect first becomes known to any Responsible Officer; or

7.5          Default Under Loan Documents.

Except as otherwise provided in this Section 7, the Borrower or other Loan Party, Shareholder Pledgor or the Sponsor Guarantor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Loan Documents and such default or breach is not cured to the Agent’s satisfaction within the earlier to occur of the timeframe set forth in such Loan Document, or thirty (30) days after the sooner to occur of any Responsible Officer’s receipt of notice of such default or breach from the Agent or the date on which such default or breach first becomes known to any Responsible Officer; or

7.6          Other Defaults.

There shall occur any default or event of default on the part of the Borrower or any Subsidiary beyond any applicable cure or grace period under any agreement, document or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of $5,000,000 if, in each case, the payment or maturity of such Indebtedness may be accelerated in consequence of such event of default or demand for payment of such Indebtedness may be made; or

7.7          Prescribed Laws.

If Borrower or any of its Subsidiaries fails to comply in any material respect with the covenants as to Prescribed Laws set forth in this Agreement and such failure to comply continues after ten days notice thereof.

7.8          Solvency.

Any Loan Party or Sponsor Guarantor shall cease to be Solvent; or

7.9          Insolvency Proceedings.

Any Insolvency Proceeding shall be commenced by any Loan Party or the Sponsor Guarantor with respect to itself; an Insolvency Proceeding is commenced against any Loan Party and any of the following events occur: such Loan Party or the Sponsor Guarantor consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Loan Party or the Sponsor Guarantor, as the case may be, the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lenders shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of the Borrower hereunder), an interim trustee is appointed to take possession all or a substantial portion of the properties of such Loan Party or the Sponsor Guarantor or to operate all or any substantial portion of the business of such Loan Party or the Sponsor Guarantor, as the case may be, or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Loan Party or the Sponsor Guarantor shall make an offer of settlement extension or composition to its unsecured creditors generally; or

7.10        Business Disruption; Condemnation.

Once commenced, there shall occur (i) a material cessation of construction of the Project (subject to Force Majeure) for a period of time, which could reasonably be expected to have a Material Adverse Effect; (ii) or any Loan Party shall suffer the loss or revocation of any license, permit, Entitlement or Approval now held or hereafter acquired by such Loan Party which is necessary for the operations of such Loan Party or necessary to the continued or lawful operation of its business or the development of the Project as contemplated by the Master Plans, the Development Budget, and this Agreement, which loss or revocation could reasonably be expected to have a Material Adverse Effect; or any Loan Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its business affairs, which enjoinment, restraint or prevention could reasonably be expected to have a Material Adverse Effect; or any material part of the Collateral shall be taken through condemnation or the appraised value of such property shall be materially impaired through condemnation, which taking or impairment could reasonably be expected to have a Material Adverse Effect, in each case, if any such occurrence described in subclauses (i) or (ii) above is not cured to the Agent’s satisfaction within thirty (30) days after the sooner to occur of any Responsible Officer’s receipt of notice of a default under this Section 7.10 from the Agent or the date on which such default first becomes known to any Responsible Officer, provided that so long as Borrower is diligently pursuing the cure of any circumstance arising under clause (ii) above, Borrower shall have an additional period of thirty (30) days to effectuate such cure; or

7.11        ERISA.

(i) An ERISA Event shall occur which could reasonably be expected to result in a Material Adverse Effect; or (ii) there exists any fact or circumstance that could reasonably be expected to give rise to or result in the imposition of a Lien or security interest under Section 412(n) of the Code or under ERISA; or

7.12        Challenge to Loan Documents.

Any Loan Party, the Sponsor Guarantor, or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to the Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by the Agent and Lenders in accordance with the terms thereof; or

7.13        Judgment.

One or more final, non-appealable judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate, $5,000,000 that is not covered by insurance (subject to any applicable deductible) shall be entered against the Borrower or any other Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

7.14        Change in Control.

If any Change of Control shall occur.

7.15        Criminal Forfeiture.

Any Loan Party shall be convicted under any criminal law that could lead to a forfeiture of any property of such Loan Party.

7.16        Development Milestones.

Failure to meet any Development Milestone on or prior to the deadline provided therefor in Section 5.22 (except with respect to clause (d) thereof) if such failure continues for five (5) days after notice from Agent of same.

THEN (i) upon the occurrence of any Event of Default described in Section 7.9, each of (a) the unpaid principal amount of and accrued interest on the Loans, and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Agent shall, upon the written request of the Requisite Lenders, by written notice to the Borrower, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.  Upon the occurrence of any Event of Default, Agent may (and shall as directed by the Requisite Lenders) (A) exercise, on behalf of the Lenders, any and all rights and remedies under any guaranties including the Guaranties (to the extent applicable, and, with respect to the Recourse Guaranty, subject to the rights of Behringer pursuant to any other agreements between the Agent, Behringer and/or Lenders relative thereto), the Collateral Documents, and any other collateral documents entered into with respect to the Loans; and/or (B) exercise any and all rights, powers and remedies available to Agent or Lenders at law, in equity or otherwise, including, without limitation, under the other Loan Documents, all of which rights, powers and remedies are cumulative and not exclusive.

SECTION 8.
AGENT

8.1          Appointment.

A.            Appointment Authority.  Each of the Lenders hereby irrevocably appoints iStar Financial Inc. (“iStar”) as the Agent hereunder and under the other Loan Documents and authorizes iStar, in such capacities, to take such actions on its behalf and to exercise such powers as are delegated to iStar, in such capacity by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable.  In performing its functions and duties under this Agreement, Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.  The provisions of this Section 8 are solely for the benefit of the Lenders and Agent and the Borrower shall not have rights as third party beneficiaries of any of such provisions.

B.            Appointment of Supplemental Agents.  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Agent deems that by reason of any present or future law of any jurisdiction the Agent may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).  Agent shall give notice to the Lenders of the necessity for the appointment of any Supplemental Agent (and if such Supplemental Agent is appointed, of the identity of such Supplemental Agent).

In the event that the Agent appoints a Supplemental Agent with respect to any Collateral for the reasons specified in the foregoing paragraph, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Agent or such Supplemental Agent, and (ii) the provisions of this Section 8 and of Section 9.2 that refer to the Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Agent shall be deemed to be references to the Agent and/or such Supplemental Agent, as the context may require.

Should any instrument in writing from the Borrower or any other Loan Party or the Sponsor Guarantor be required by any Supplemental Agent so appointed by the Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party, the Shareholder Pledgor or the Sponsor Guarantor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Agent.  In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by law, shall vest in and be exercised by the Agent until the appointment of a new Supplemental Agent.

8.2         Rights as a Lender.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in their individual capacity.  Such Person and its Affiliate may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiaries or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or the Counterparties.

8.3         Exculpatory Provisions.

Neither the Agent nor its Affiliates shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (ii)  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the relevant Lenders as shall be necessary under the circumstances as provided in Section 9.5), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, that is contrary to any Loan Document or Applicable Law, and (iii)  shall not, except as expressly set forth herein and in the other Loan Documents have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as an Agent or any of their respective Affiliates in any capacity.  No Agent shall be liable to the Lenders (x) for any action taken or not taken by it with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.5), provided that the foregoing provisions of this sentence do not release or relieve Agent from liability for its gross negligence or willful misconduct, or (y) or in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or any Lender.  The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

8.4         Reliance by the Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of such Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5         Delegation of Duties.

Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent, provided that in no event shall the Borrower be required to communicate directly with any such sub-agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of Section 8.3 shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.  For the avoidance of doubt, the Agent shall not have the right to appoint a servicer or any sub-agent with whom the Borrower would be required to communicate directly.

8.6         Resignation of Agent.

The Agent may at any time give notice of its resignation to the Lenders and the Borrower and Agent shall continue to perform as Agent until a Successor Agent is appointed.  Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, with the written consent of the Borrower if no Default or Event of Default shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed), to appoint a successor Agent, which shall be a financial institution with an office in New York, or an Affiliate of any such financial institution with an office in New York.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 90 days after the retiring Agent as the case may be, gives notice of its resignation, then the retiring Agent may, with the written consent of the Borrower if no Default or Event of Default shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed), on behalf of the Lenders, appoint a successor Agent, meeting the qualifications set forth above, provided that if the Agent shall notify the Borrower and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security, and act relative thereto upon instruction of the Requisite Lenders until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent, shall instead be made by or to each Lender, directly, until such time as the Requisite Lenders appoint a successor Agent, as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent, as applicable shall be discharged from all of its duties and obligations hereunder or under the Loan Documents except as otherwise provided herein.  The fees payable by the Borrower to a successor Agent, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.2 shall continue in effect for the benefit of such retiring Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent, was acting in such capacity.

8.7         Collateral Documents; Successor Agent.

Each Lender hereby further authorizes the Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of the Lenders and the other beneficiaries named therein and agrees to be bound by the terms of each Collateral Document; provided that the Agent shall not enter into or consent to any amendment, Modification, termination or waiver of any provision contained in any Collateral Document without the prior consent of the Requisite Lenders (or, if required pursuant to Section 9.5, all the Lenders); provided further, however, that, without further written consent or authorization from any Lender, the Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Collateral Document in the event that such asset is sold or otherwise disposed of in a transaction effected in accordance with Section 6.9 or to the extent otherwise required by any Collateral Document.  Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by the Agent for the benefit of the Lenders and the other beneficiaries named therein in accordance with the terms thereof and hereof.

8.8         Non-Reliance on Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

8.9         Withholding Taxes.

To the extent required by any Applicable Laws, the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Agent did not properly withhold tax from accounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties or interest and together with any and all expenses incurred.

8.10       Agent and Tranche B Holder.

Pursuant to a separate agreement between the Agent and Lenders, the holder of the Tranche B Loan has certain rights to acquire the interest of the Tranche A-1 Loan.  In the event the holder of the Tranche B Loan exercises those rights, such that iStar Financial Inc. or its Affiliates (collectively, the “iStar Entity”) is no longer the holder of any interest in the Tranche A-1 Loan, the parties hereto agree that, notwithstanding any provision herein to the contrary, the holder of the Tranche B Loan may, in its sole discretion, at any time thereafter, require the removal of the iStar Entity as Agent for the Lenders without cause, by written notice given to Agent and Lenders (the “Removal Notice”).  If the holder of the Tranche B Loan shall give the Removal Notice, the effective termination date of the then existing Agent shall, unless otherwise stated in such Removal Notice, be ninety (90) days following the date of such Removal Notice, provided, however, that if the Lenders have not, prior to such termination date, identified a successor Agent who is willing to accept such appointment and is approved and/or qualified as necessary under requirements of Governmental Authorities of The Commonwealth of the Bahamas (including without limitation the issuance of any permits required in order for such Agent to hold the collateral security as provided in this Agreement) (a “Qualifying Agent”) then, in such case (1) the then existing Agent shall be discharged from its duties and obligations as Agent under this Credit Agreement and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the Agent being removed shall continue to hold such collateral security and to act relative thereto as instructed by the Requisite Lenders, until such time as a successor Agent is appointed who is a Qualifying Agent) and (2) all payments, communications and determinations provided to be made by, to or through the Agent, shall instead be made by or to each Lender, directly, until such time as the Requisite Lenders appoint a successor Agent who is a Qualifying Agent.  Upon the acceptance of a successor’s appointment as Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the Agent being replaced, and the replaced Agent, as applicable shall be discharged from all of its duties and obligations hereunder or under the Loan Documents except as otherwise provided herein.  The fees payable by the Borrower to a replacement Agent, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such replacement.  After the replaced Agent’s removal hereunder and under the other Loan Documents, the provisions of this Section 8.10 and Section 9.2 shall continue in effect for the benefit of such removed Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the removed Agent was acting in such capacity.

SECTION 9.

MISCELLANEOUS

9.1         Assignments and Participations in Loans.

A.            Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Agent and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 9.1B, (ii) by way of participation in accordance with the provisions of Section 9.1D or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.1F (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any

Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.1D and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

B.            Assignments by Lenders.

(i)            Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that

(a)           such Lender obtains Borrower’s prior written consent for all assignments except (i) assignments made to another Lender or an Affiliate or Approved Fund of the Lender, (ii) during the primary syndication of the Loans and obtaining of commitments under the Loans to Persons approved by the Borrower on or prior to the Closing Date, or (iii) after the occurrence or during the continuance of an Event of Default;

(b)           except in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Loans subject to each such assignment (determined as of the date of the Assignment Agreement with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof (which minimum amounts may be satisfied through aggregation of all related funds), unless the Agent otherwise consents, such consent not to be unreasonably withheld;

(c)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned; and

(d)           (i)            subject to Section 9.1B(ii), the parties to each assignment shall execute and deliver to the Agent an Assignment Agreement via an electronic settlement system acceptable to the Agent (or, if previously agreed with the Agent, manually), and shall pay to the Agent a processing and recording fee of $3,500 (which fee may be waived or reduced in the reasonable discretion of the Agent), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent, if required, applicable tax forms.

(ii)           Subject to acceptance and recording thereof by the Agent pursuant to Section 9.1C, from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.7 with respect to facts and circumstances occurring prior to the effective date of such assignment.  An Eligible Assignee shall not be entitled to receive any greater payment under Section 2.7 than the assigning Lender would have been entitled to receive with respect to the Loan or portion of the Loan assigned to such Eligible Assignee, unless the grant to such Eligible Assignee is made with the Borrower’s prior written consent.  Except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund

with respect to a Lender, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.1D.

C.            The Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amounts of the Loans (each, a “Registered Loan”) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The Agent will record all transfers of the Loans, or any portion thereof, in the Register.  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and Lenders at any reasonable time and from time to time upon reasonable prior notice.

D.            Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Agent or any other Lender, sell participations to any Person (other than a natural person or the Borrower or Sponsor Guarantor or any of the Affiliates or Subsidiaries of the Borrower or Sponsor Guarantor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that

(i)            such Lender’s obligations under this Agreement shall remain unchanged,

(ii)           such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and

(iii)          the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, Modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, Modification or waiver with respect to any action (i) effecting the extension of the final maturity of the  Loan allocated to such participation, (ii) effecting a reduction of the principal amount of or affecting the rate of interest payable on any Loan or any fee allocated to such participation, or (iii) releasing all or substantially all of the Collateral other than in connection with payment of the Loans in full.  Subject to Section 9.1E, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.1B; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.3 as though it were a Lender, provided such Participant agrees to be subject to Section 9.4 as though it were a Lender.

E.             Limitations Upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  Without limiting the generality of the foregoing, a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.10E unless the Borrower is notified of the participation sold to such Participant and such

Participant agrees, for the benefit of the Borrower, to comply with Section 2.10E(v) as though it were a Lender.

F.             Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or Securities issued, by such Fund as security for such obligations or Securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.1, (i) no such pledge shall release the pledging Lender from any of its obligations under this Agreement and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under this Agreement and the Notes even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

G.            SPV Lender.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Loan Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  An SPV shall not be entitled to receive any greater payment under Section 2.10 than the Granting Lender would have been entitled to receive with respect to the Loan or portion of the Loan granted to such SPV, unless the grant to such SPV is made with the Borrowers’ prior written consent.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.1, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.  This Section 9.1 may not be amended without the written consent of the SPV.

H.            Tranche A-2.  Borrower, at Borrower’s option, may solicit and obtain a lender, which lender must be an Eligible Assignee, consistent with Section 9.1 B above, for the purpose of committing to fund the portion of Tranche A-2 that, as of the Closing Date, is not covered by a Loan Commitment of a Lender.  Upon execution and delivery of an Assumption Agreement, agreeing to be bound by the terms of this Agreement and the Loan Documents, such lender may and shall become a Lender hereunder.

9.2         Expenses; Indemnity; Damage Waiver.

A.            Costs and Expenses.  In addition to (but not in duplication of) the administrative fee set forth in Section 2.6, and the reimbursement of costs and expenses the Borrower has heretofore agreed to in writing to pay to the Agent, the Borrower shall pay: (i) all reasonable, actual out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent and its Affiliates incurred in the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, Modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all out-of-pocket expenses incurred by the Agent or, following the occurrence and during the continuance of an Event of Default, any Lender, including documentary, stamp or similar taxes and the fees, charges and disbursements of any counsel for the Agent or any Lender, in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.2A, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iii) all reasonable, actual out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent and its Affiliates, in connection with each Permitted Collateral Asset Sale and loan disbursement requested pursuant to Section 3.3.

B.            Indemnification by the Borrower.  The Borrower shall indemnify Agent (and any sub-Agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii)  any actual or alleged presence or release of Hazardous Materials on or from any property, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries or any guarantor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including, without limitation, under applicable laws relating to preference and fraudulent transfers and conveyances) and regardless of whether any Indemnitee is a party thereto and whether such matter is initiated by a third party or by the Borrower or any of its Affiliates, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

C.            Reimbursement by the Lenders.  To the extent that the Borrower fails to pay any amount required under Section 9.2A or 9.2B to be paid by it to Agent (or any sub-Agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-Agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-Agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub- Agent) in connection with such capacity.  The obligations of the Lenders under this Section 9.2C are subject to the provisions of Section 9.12.

D.            Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan  or the use of the proceeds thereof.  No Indemnitee referred to in Section 9.2B above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, unless such damages are directly caused solely by the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment.

E.             Payments.  All amounts due under this Section 9.2 shall be payable promptly after demand therefor.

9.3         Right of Set-Off.

Without limitation of any other rights of the Agent or Lenders, if an Event of Default shall have occurred and be continuing, subject to the Agent’s consent, Agent, Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Lender, or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to Agent or Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  Agent and each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.4         Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for Cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, to the end that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (i)  if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii)  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiaries thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

9.5         Amendments and Waivers.

A.            Amendment and Waivers.  No amendment, Modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that any such amendment, Modification, termination, waiver or consent which:  (a) reduces or forgives the principal amount of any of the Loans; (b) reduces or increases the percentage specified in the definition of the “Requisite Lenders” (it being understood that, with the consent of the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the definition of the “Requisite Lenders” on substantially the same basis as the Loans which are included on the Closing Date); (c) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all the Lenders; (d) postpones the scheduled final maturity date of any of the Loans; (e) postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; (f) postpones the date on which any interest, any fees or any amounts due under Section 2.7B(ii) are payable; (g) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 2.5E) or the amount of any fees payable hereunder or any amounts payable under Section 2.7B(ii); (h) increases the Loan Commitment of any Lender permitted hereunder (other than with respect to Tranche A-2, up to a maximum amount of $10,000,000, and subject to the provisions of Section 9.1H herein); (i) releases all or substantially all of the Collateral or any of the Guaranties (except to the extent otherwise required or permitted to be released under the terms of the Loan Documents); and (j) changes in any manner the provisions contained in Section 7.1 or this Section 9.5; shall be effective only if evidenced by a writing signed by or on behalf of all the Lenders to whom Obligations are owed being directly affected by such amendment, Modification, termination, waiver or consent (the consent of the Requisite Lenders not being required for any such change); provided, further that any amendment, Modification, termination, waiver or consent which amends or modifies the definition of “Approved Fund,” “Eligible Assignee,” or “Fund,” shall be effective only if evidenced by a written concurrence of the Requisite Lenders and the Agent.  In addition, (i) any amendment, Modification, termination or waiver of any of the provisions contained in Section 3.2, and changes to the “Schedules of Approved Sales Prices” Agent’s approval rights over “Change Orders”, the “Development Budget”, “Development Draw Schedule”, “Development Schedule” changes to “Minimum Sales Prices”, “Payment and Performance Bond” and changes for periods following the Closing Date shall be effective only if evidenced by a writing signed by or on behalf of the Agent and the Requisite Lenders, (ii) no amendment, Modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, Modification, termination or waiver of any provision of Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Agent shall be effective without the written concurrence of the Agent and (iv) in each instance where approval of the Agent is required in Sections 2.12B, 5.24, 5.25B and 9.3, such approval shall also be required from the Requisite Lenders.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  Any amendment, Modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower.

B.            Non-Consenting Lenders.  Each Lender grants (x) to the Agent the right, but not the obligation, to purchase all (but not less than all) of such Lender’s Loan Commitments and Loans owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan

Documents, and (y) to the Borrower the right to cause an assignment of all (but not less than all) of such Lender’s Loans owing to it, its participations in the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents to Eligible Assignees, which right may be exercised by the Agent or the Borrower, as the case may be, if such Lender (a “Non-Consenting Lender”) refuses to execute any amendment, waiver or consent which requires the written consent of  Lenders other than Requisite Lenders and to which the Requisite Lenders, the Agent and the Borrower has otherwise agreed; provided that such Non-Consenting Lender shall receive, in connection with such assignments, payment equal to the aggregate amount of outstanding Loans owed to such Lender (together with all accrued and unpaid interest, fees and other amounts (other than indemnities) owed to such Lender).  Each Lender agrees that if the Agent or the Borrower, as the case may be, exercises their option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.1.  The Borrower shall be entitled (but not obligated) to execute and deliver such agreement and documentation on behalf of such Non-Consenting Lender and any such agreement and/or documentation so executed by the Borrower shall be effective for purposes of documenting an assignment pursuant to Section 9.1.

9.6         Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another such covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

9.7         Notices.

A.            Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.7B below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to Borrower:	Royal Islands Bahamas Ltd.
One Cumberland Street
P.O. Box N-1991
Nassau, The Bahamas
Attention: Treasurer
Facsimile: (242) 323-0641

with copies to:	Cypress Equities I, LP
15601 Dallas Parkway, Suite 400
Addison, Texas 75001
Attention: Rick Bower, Senior Vice President of Finance
Facsimile: (972) 361-5928

with copies to:	RIBL US Borrower LLC
790 East Broward Boulevard Suite 201-B
Fort Landerdale, Florida 33301
Attention: Bob Dwors
Facsimile: (954) 779-2468

with copies to:	Vinson & Elkins LLP
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attention: William D. Young, Esq.
Facsimile: (214) 999-7805

If to the Agent:	iStar Financial Inc.
1114 Avenue of the Americas
New York, New York 10036
Attention: Chief Operating Officer
Facsimile: (212) 930-9494

with a copy to:	iStar Financial Inc.
1114 Avenue of the Americas
New York, New York 10036
Attention: General Counsel
Facsimile: (212) 930-9492

with a copy to:	iStar Asset Services Inc.
180 Glastonbury Boulevard, Suite 201
Glastonbury, Connecticut 06033
Attention: President (Loan No. M00150401)
Facsimile: (860) 815-5901)

(except with respect to notices given under Article 2 hereof) with copies to:	Katten Muchin Rosenman LLP 525 West Monroe Street, Suite 1900
Chicago, Illinois 60661
Attention: Ann Marie Sink, Esq.
Facsimile: (312) 902-1061

If to a Lender, to it at its address (or telecopier number) set forth on such Lender’s signature page attached hereto.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given on the same Business Day as when sent, provided that the sender has received electronic evidence of receipt.  Notices delivered through electronic communications to the extent provided in Section 9.7B below, shall be effective as provided in said Section 9.7B.

B.            Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.3, if such Lender has notified the Agent that it is incapable of receiving notices under such Section by electronic communication.  The Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.  Agent and Lenders each hereby agrees to receive notices electronically as provided in this Section 9.7B, provided, that such notices shall not be effective unless notice has also been properly given by another means as provided in Section 9.7A above.

C.            Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

9.8         Survival of Representations, Warranties and Agreements.

All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.10, 9.2, and 9.18 and the agreements of the Lenders set forth in Sections 8.2, 8.3, 8.4, 9.2C, 9.3, 9.4 and 9.19 shall survive the payment of the Loans and the reimbursement of any amounts drawn or paid thereunder, and the termination of this Agreement.

9.9         Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10       Marshalling; Payments Set Aside.

Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment or payments to the Agent or the Lenders (or to the Agent for the benefit of the Lenders), or Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11       Severability.

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12       Obligations Several; Independent Nature of the Lenders’ Rights.

The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Loan Commitments of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.13       Maximum Amount.

A.            It is the intention of the Borrower and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Indebtedness or obligations of the Borrower to the Lenders, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”).  If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount.  For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Indebtedness of the Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform through the term hereof.  The terms and provisions of this Section shall control and supersede every other provision of all agreements between the Borrower or any endorser of the Notes and the Lenders.

B.            If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under Section 2.7A(i) and shall be so applied in accordance with Section 2.7 hereof or if such excessive interest exceeds the unpaid balance of the Loans and any other Indebtedness of the Borrower in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrower.

9.14       Headings.

Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15       Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.16       Successors and Assigns.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders (it being understood that the Lenders’ rights of assignment are subject to Section 9.1).  Neither the Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower without the prior written consent of all Lenders.

9.17       Consent to Jurisdiction and Service of Process.

A.            SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

B.            WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN  SECTION 9.17A.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

C.            Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.7.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

9.18       Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.19       Confidentiality.

Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates’ and their respective partners, directors, officers, employees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential as provided herein), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder in each case during the existence of an Event of Default, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.19, to (i) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries or Affiliates.

For purposes of this Section 9.19, “Information” means all written or oral information received from the Borrower or any of its Subsidiaries or Affiliates relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.19 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.20       Limitation of Liability.

The Loans and Obligations hereunder shall be recourse to the Borrower at all times.  Certain obligations of the Borrower and its Subsidiaries are guaranteed by (i) the Sponsor Guarantor pursuant to the Recourse Guaranty and the Non-Recourse Guaranty and (ii) the Subsidiary Guarantors pursuant to the

Subsidiary Guaranty, respectively.  Except for the obligations of (i) the Sponsor Guarantor under the Recourse Guaranty and the Non-Recourse Guaranty, (ii) the Subsidiary Guarantors under the Subsidiary Guaranty and (iii) the Shareholder Pledgor under the Pledge Agreement, in no event shall the properties or assets of the direct or indirect owners of Borrowers, or any directors, officers or managers thereof be subject to satisfaction of any liabilities or obligations of Borrower under any Loan Documents.

9.21       Counterparts; Integration; Effectiveness; Electronic Execution.

A.            Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto required pursuant to Section 3, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

B.            Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.22       USA Patriot Act Notification.

The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318, as amended:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.

What this means for the Borrower:  When the Borrower opens an account, if the Borrower is an individual, the Agent and the Lenders will ask for the Borrower’s name, residential address, tax identification number, date of birth, and other information that will allow the Agent and the Lenders to identify the Borrower, and, if the Borrower is not an individual, the Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower.  The Agent and the Lenders may also ask, if the Borrower is an individual, to see the Borrower’s driver’s license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower’s legal organizational documents or other identifying documents.

9.23       Lender Disclosure.  The Borrower, Sponsor Guarantor, Lenders, and Agent, for themselves and their respective Related Parties (collectively, the “Loan Group”), hereby acknowledge that each of Behringer Harvard RI Lender, LLC, a Delaware limited liability company (“Behringer”) and CSSF Master Fund, LP, a Texas limited partnership (“CSSF”) is a Lender hereunder and that each of Behringer and CSSF and/or its affiliates also has an interest, directly or indirectly, in the Borrower.  The Loan Group agrees that (a) with respect to all matters relating to the Project, the Loans, the Loan documents, any Loan Parties, and any matters arising under or in connection with any of the above, neither CSSF or Behringer shall  owe any fiduciary duty or other duty of loyalty to any of the Loan Group, (b) each of CSSF and Behringer may act in its own self interest with respect to the Project, the Loans, the Loan Documents and all matters arising under or in connection with any of the above )including, but not limited to, exercising all rights and remedies of a Lender or Loan Party thereunder), regardless of the impact of any of the Loan Parties, (c) except as otherwise expressly required in this Agreement, neither CSSF or Behringer shall have any duty to disclose information relating to the Project, the Loans, the Loan documents or any matters arising under or in connection with any of the above to any of the Loan Parties or consult with any of the Loan Parties with respect to the Project, the Loans, the Loan Documents or any matters arising under or in connection with any of the above, and (d) neither CSSF or Behringer shall have any liability to any Loan Party for its good faith reliance on the provisions of this Section 9.23.  The provisions of this Section 9.23 are in addition to, and not in derogation of, any other exculpation and/or limitations contained in this Agreement or between the provisions of this Section 9.23 and any other provision of this Agreement or of any of the other Loan Documents, the provisions of this Section 9.23 shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE BORROWER:

ROYAL ISLAND BAHAMAS LTD,
a Bahamian company

By:	/s/ Brian Parro
Name: Brian Parro
Title: Director

ROYAL ISLAND GOLF CLUB BAHAMAS LTD,
a Bahamian company

By:	/s/ Brian Parro
Name: Brian Parro
Title: Director

RIBL US BORROWER LLC,
a Delaware limited liability company

By:	/s/ Brian Parro
Name: Brian Parro
Title: Vice President

AGENT AND LENDERS:

iSTAR FINANCIAL INC.,
a Maryland corporation, individually as a Lender and as the Agent

By:	/s/ Daniel Abrams
Name: Daniel Abrams
Title: Executive Vice President

Address: 1114 Avenue of the Americas
39th Floor
New York, New York 10036
Attention: Chief Operating Officer

BEHRINGER HARVARD RI LENDER, LLC,
a Delaware limited liability company, a Lender

By:	/s/ Gerald J. Reihsen, III
Name: Gerald J. Reihsen, III
Title: Secretary

Address: 15601 Dallas Parkway
Suite 600
Addison, Texas 75001
Attention: James Fant

CSSF MASTER FUND, LP,
a Texas limited partnership, a Lender

By:	/s/ Warren W. Garden
Name: Warren W. Garden
Title: Authorized Agent

Address: 100 Crescent Court
Suite 475
Dallas, Texas 75201
Attention: J. Richard Rees

APPENDIX A

APPLICABLE MARGINS

BASE RATE MARGIN

Until Maturity Date	Tranche A-1:	500 bps
	Tranche A-2:	650 bps
	Tranche B:	800 bps

From Maturity Date to Extended Maturity Date	Tranche A-1:	700 bps
	Tranche A-2:	850 bps
	Tranche B:	1000 bps

1

Exhibit A
Legal Description

A.            ALL that Island known as “Royal Island” one of the Islands of the Commonwealth of The Bahamas situate between Latitude 25° and 26’ and Longitude 76° and 77’ near Egg Island and in the vicinity of the Northern end of the Island of Eleuthera another Island in the said Commonwealth.

B.            ALL that Cay known as “Rat Cay” one of the Islands of the Commonwealth of The Bahamas situate approximately in Latitude 25° and 31’ North and Longitude 76° and 53 ½’ West near Royal Island and in the vicinity Eleuthera another island in the said Commonwealth which said Cay has such position shape boundaries marks and dimensions as are shown on a plan attached to a Crown Grant dated the 12th April, 1937 in favour of Woodford Thomas Stewart and recorded in the Registry of Records in the City of Nassau in the said Commonwealth in book R 19 at page 202.

C.            ALL that Cay known as “Chicken Cay” one of the islands of the Commonwealth of The Bahamas containing Seventeen (17) acres near Royal Island and in the vicinity of Eleuthera another Island in the said Commonwealth which said Cay has position shape boundaries marks and dimensions as are shown on a plan attached to a Crown Grant 20th November, 1919 in favour of J. Dorsett, L. Albury and M. Leveaux and recorded in the Registry of Records in the City of Nassau in the said Commonwealth in book Y 10 at page 296.

Exhibit G-1
Bailment Letter

[TO BE OBTAINED FROM WAREHOUSEMAN

WHO IS STORING THE MATERIALS]

[TO BE PLACED ON THE LETTERHEAD OF WAREHOUSEMAN [1]]

CERTIFIED MAIL (RETURN RECEIPT REQUESTED)

                        , 20         [2]

[Insert Lender’s Name [A]]

c/o iStar Financial, Inc.

1114 Avenue of the Americas

38th Floor

New York, New York 10036

Attention:  Nina B. Matis, Esq.

Re:          [Insert Borrower’s name [B]] – Bailee Letter

Dear Madam:

We hereby acknowledge that                                    [Insert Borrower’s name [B]], a                                                   [Insert type of entity [C]] (“Borrower”), has entered into a (1) [Development Loan and Security Agreement – Confirm Document Title [D]] (“Loan Agreement”) with you and a (2) [Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing – Confirm Document Title [E]] (“Mortgage”) in favor of you, pursuant to which documents Borrower has granted to you a first priority security interest in the materials, including those listed in Appendix A attached hereto, and proceeds thereof (the “Materials”).  We further acknowledge that, pursuant to our agreements with Borrower, we have received and are maintaining possession of the Materials, which are presently kept at our premises located at:                                         [Insert address of facilities [3]].  We further acknowledge that we have received and hold possession of the Materials for your benefit and that we shall continue to hold possession of the Materials for your benefit until the first to occur of (i) we receive written notice from you that your security interest has been terminated or (ii) the Materials are delivered to the Borrower’s construction site located at                                        [Insert location of Development [F]].

We hereby waive, surrender and relinquish any rights in or to the Materials, including, without limitation, any security interests and any liens, including, without limitation warehouse or similar liens, either as provided by applicable law or to which we may otherwise be entitled.  We agree that no negotiable warehouse receipts or documents of title will be issued covering the Materials.  We also agree that we have not acquired any rights in the Materials sufficient to transfer an interest or grant a security interest in or to the Materials.

Borrower has informed us that, according to the terms of the Loan Agreement and the Mortgage, you have the right to inspect the Materials and, upon default by Borrower, the right to take possession of the Materials upon payment in full of all storage charges incurred by the Borrower and owing to us.  We agree to permit you and/or your representative access to the Materials at your request without first receiving the consent or permission of Borrower.  Additionally, we give you and your representative the right to remove the Materials upon our receipt of notice from you of Borrower’s default, without first

1

receiving the consent or permission of Borrower, after payment of any outstanding storage charges incurred by the Borrower.

Very truly yours,

[4]	, a

By:	[5]
Name:
Title:

2

APPENDIX A

MATERIALS

[6]

3

Instructions to Warehouseman on How to Complete

Exhibit G-1

The numbered items below refer to the bracketed numbers set forth in the form of Exhibit G-1 to which these instructions are attached.

To complete this letter, the following items must be completed by the warehouseman who is storing Materials.

Item	Instructions

1.	Delete this note line, and all lines above it and have completed letter put on warehouseman’s letterhead.

2.	Insert date the letter is executed by you, the warehouseman, and remove bracketed number.

3.	Insert address where Materials are being stored and remove bracketed text.

4.

Insert your firm’s complete name, state of formation, and type of entity (i.e. ABC Storage, Inc., a New York corporation; 123 Warehouse LLC, a Delaware limited liability company), and remove brackets and number.

5.	Have a person with authority to bind your firm execute this letter, insert such person’s name and title in space indicated, and remove brackets and number.

6.	Add or attach a complete list of all Materials being stored for this project onto or as Appendix A and remove brackets and number.

4

Instructions to Attorney on How to Complete

Exhibit G-1

The lettered items below refer to the bracketed letters set forth in the form of Exhibit G-1 to which these instructions are attached.

The following items must be completed by the Attorney who is drafting the Loan Agreement to which this exhibit is attached (or otherwise these items should be completed before sending on to warehouseman).

Item	Instructions

A.	Insert Lender’s complete name and remove brackets and related text.

B.	Insert Borrower’s complete name and remove brackets and related text (2 places).

C.	Insert Borrower’s state of formation and type of entity (i.e. a New York corporation, a Delaware limited liability company) and remove brackets and related text.

D.	Insert exact title of loan agreement and remove brackets and related text.

E.	Insert exact title of mortgage or deed of trust and remove brackets and related text.

F.	Insert location of development/construction site and remove brackets and related text.

5

Exhibit G-2
Bailment Letter

[TO BE OBTAINED FROM CONTRACTOR OR MANUFACTURER WHICH MANUFACTURED OR SUPPLIED MATERIALS AND IS STORING THEM AT THEIR FACILITY OR ON ITS LOT]

[TO BE PLACED ON THE LETTERHEAD OF CONTRACTOR OR MANUFACTURER [1]]

CERTIFIED MAIL (RETURN RECEIPT REQUESTED)

                        , 20         [2]

[Insert Lender’s Name [A]]

c/o iStar Financial, Inc.

1114 Avenue of the Americas

38th Floor

New York, New York 10036

Attention:  Nina B. Matis, Esq.

Re:          [Insert Borrower’s name [B]] – Bailee Letter

Dear Madam:

We hereby acknowledge that (i) we have manufactured or supplied the materials listed in Appendix A attached hereto, (ii) we have not yet been paid in full for such materials, (iii) we are owed $      [3]        as payment for such materials, which amount is inclusive of applicable retainage, if any, (iv) upon our receipt of payment in the amount set forth above (in clause iii), title shall immediately transfer to Borrower, and (v) we are storing, and after receipt of the payment in the amount set forth above (in clause iii) we shall continue to store such materials at our premises located at:                                               [Insert address of facilities [4]].  We further hereby acknowledge that                                    [Insert Borrower’s name [B]], a                                                   [Insert type of entity [C]] (“Borrower”), has entered into a (1) [Development Loan and Security Agreement – Confirm Document Title [D]] (“Loan Agreement”) with you and a (2) [Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing – Confirm Document Title [E]] (“Mortgage”) in favor of you, pursuant to which documents Borrower has granted to you a first priority security interest in the materials, including those listed in Appendix A attached hereto, and proceeds thereof (the “Materials”).  Upon our receipt of the payment referenced in clause (iii) above, we shall continue to hold possession of the Materials for your benefit until the first to occur of (a) we receive written notice from you that your security interest has been terminated or (b) the Materials are delivered to the Borrower’s construction site located at                                        [Insert location of Development [F]].

Upon our receipt of the payment referenced in clause (iii) above, we shall be deemed to have waived, surrendered and relinquished any rights in or to the Materials, including, without limitation, any security interests and any liens, including, without limitation warehouse or similar liens, either as provided by applicable law or to which we may otherwise be entitled.  We agree that no negotiable warehouse receipts or documents of title will be issued covering the Materials.  Upon our receipt of the payment referenced in clause (iii) above, we shall be deemed to have agreed that we have not acquired and shall not acquire any rights in the Materials sufficient to transfer an interest or grant a security interest in or to the Materials.

1

Borrower has informed us that, according to the terms of the Loan Agreement and the Mortgage, you have the right to inspect the Materials and, upon default by Borrower, the right to take possession of the Materials upon payment in full of all storage charges incurred by the Borrower and owing to us.  We agree to permit you and/or your representative access to the Materials at your request without first receiving the consent or permission of Borrower.  Additionally, following our receipt of the payment referenced in clause (iii) above, we give you and your representative the right to remove the Materials upon our receipt of notice from you of Borrower’s default, without first receiving the consent or permission of Borrower, after payment of any outstanding storage charges incurred by the Borrower.

Very truly yours,

[5]	, a

By:	[6]
Name:
Title:

2

APPENDIX A

MATERIALS

[7]

3

Instructions to Contractor or Manufacturer to Complete

Exhibit G-2

The numbered items below refer to the bracketed numbers set forth in the form of Exhibit G-2 to which these instructions are attached.

To complete this letter, the following items must be completed by the Contractor or Manufacturer who is storing the Materials at a facility they own or control.

Item	Instructions

1.	Delete this note line, and all lines above it and have completed letter put on Contractor’s or Manufacturer’s letterhead.

2.	Insert date the letter is executed by you, the Contractor or Manufacturer, and remove bracketed number.

3.	Insert amount owed for just the Materials. Do not include installation or delivery/rigging costs and remove bracketed number.

4.	Insert address where Materials are being stored and remove brackets and related text.

5.

Insert your firm’s complete name, state of formation, type of entity (i.e., ABC Curtain Wall, Inc., a New York corporation; 123 Heating LLC, a Delaware limited liability company), and remove brackets and number.

6.	Have a person with authority to bind your firm execute this letter, insert such person’s name and title in space indicated, and remove brackets and number.

7.	Add or attach complete list of Materials being stored for this project onto or as Appendix A and remove brackets and number.

4

Instructions to Attorney on How to Complete

Exhibit G-2

The lettered items below refer to the bracketed letters set forth in the form of Exhibit G-2 to which these instructions are attached.

The following items must be completed by the Attorney who is drafting the Loan Agreement to which this exhibit is attached (or otherwise these items should be completed before sending on to Contractor or Manufacturer).

Item	Instructions

A.	Insert Lender’s complete name and remove brackets and related text.

B.	Insert Borrower’s complete name and remove brackets and related text (2 places).

C.	Insert Borrower’s state of formation and type of entity (i.e. a New York corporation, a Delaware limited liability company) and remove brackets and related text.

D.	Insert exact title of loan agreement and remove brackets and related text.

E.	Insert exact title of mortgage or deed of trust and remove brackets and related text.

F.	Insert location of development/construction site and remove brackets and related text.

5

Schedule 1.4(A)
Plans and Specifications

1

Schedule 1.4(C)
Request for Advance

Borrower’s Sworn Statement

Lender: iStar Financial	Asset Mgr	Name & Tel No.	Borrower’s Legal	Name
	Servicer	Name & Tel No.	Entity:	Addrs
	Prj Dvlpmnt	Name & Tel No.		Addrs
	Form Setup	Name & Tel No.		City/St/Zip
Borrower: Contact	Signatory	Name	Borrower’s	Name & Tel No.
		Tel No.	Disbursement	Addrs
	Authorized	Name	Contact:	Addrs
	Representative	Tel No.		City/St/Zip
Loan Agreement	Loan No.:	1234	Project short name:	Project Short Name
For reference only -	Dated:	May 2, 2006
Construction Agreement: For reference only, the Agreement is dated:		May 2, 2006	Project name & location:	Name
Addrs
Addrs
Borrower’s requested disbursement is Number: 1				City/St/Zip
Contractor’s payment application #			Desired Disbursement Date:

Borrower hereby requests a disbursement of Loan proceeds in the following amounts and for the following purposes:

Requested disbursement for Construction Costs	$—

Requested disbursement for other Hard Costs	$—

Requested disbursement for Soft Costs	$—

Total of disbursements:	$—

Less Equity and Other Funds	$—

Total Funding Requested:	$—

Less Interest Reserve (Budget Line # 13)	$—

Less Loan fees and expenses	$—

TOTAL AMOUNT TO BE FORWARDED	$—

Attached hereto are the following (check applicable):

☐

BSS Disbursement Worksheet, setting forth on a line by line basis, the amount of this requested disbursement, reconciled against, and consistent with the BSS Disbursement Summary & Budget, also attached.

☐

If applicable, Application for Payment executed by Contractor, certified by Design Professional of Record, and reviewed and approved by Borrower’s Representative, including all attachments noted as iStar Required Documents.

☐	All Executed and Pending Contracts, since last sworn statement.	☐	Copies of any invoices evidencing or creating all Soft Costs

☐		☐	Copy of active BSS Error Report is REQUIRED to be attached for this disbursement

Certification by Borrower

As of the date of this Borrower’s Sworn Statement, Borrower hereby represents, warrants, and certifies to Lender

(i) that all conditions precedent to the advance requested hereby set forth in the Loan Documents, to the extent not waived in writing by Lender, have been satisfied as required by such Loan Documents.

(ii) Borrower is requesting the funds described above and in the attachments hereto, which funds (a) Borrower is entitled to receive under the Loan Documents and (b) shall be used and applied for the uses and purposes set forth above and in the attachments hereto, and

(iii) that each party which is to receive proceeds from this request is entitled to the sums being requested.  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the [Development] Loan and Security Agreement between Borrower and Lender referenced above.

State	Borrower:
County of
Subscribed and Sworn before me this day
of , 20	a

Please enter the Desired Disbursement Date above	By:
Name:
Notary Public (Seal)	Title:
My Commission expires:	Date Printed:	1/11/07

1

Borrower’s Disbursement		BSS Disbursement Worksheet
Reference Number:	1
Contractor’s Pay Application #:	0	Project Short Name
Period from:	1/1/00
Period to:	1/1/01

To enter a new application number, revision, or
date data for listing above, run “Save
Disbursement Info” macro via toolbar Icon.

ENTER CONTRACTOR’S APPLICATION NUMBER AND DISBURSEMENT DATES ABOVE, THEN
BELOW, ONLY IN FORM COLUMNS [A], [B], and [C], ENTER DETAILS OF REQUESTS

Cells that are gray can be selected and filled-in, or after selecting:

•                 For each new Request: Use “Insert Line” icon or <Control> and “n” to insert a new role below selected cell

•                 For each new Contract: Use “Insert Sub-category” icon or <Control> + <Shift> and “N” to insert a new sub-category under that Budget line item.

LAND

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
1 Acquisition Budget	$—

1.01 Acquisition	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

HARD COSTS

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
2 General Construction Budget	$—

2.01 General Construction	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
3 Construction Manager Budget	$—

3.01 Construction Manager	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

SOFT COSTS

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
4 Reports (appraisal, environ., acct.) Budget	$—

4.01 Reports (appraisal, environ., acct.)	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

2

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
5 Municipal Fees Budget

5.01 Municipal Fees	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

3

Borrower’s Disbursement		BSS Disbursement Worksheet
Reference Number:	1
Contractor’s Pay Application #:	0

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
6 Insurance Budget	$—

6.01 Insurance	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
7 Architect/Engineering/Space Planning Budget	$—

7.01 Architect/Engineering/Space Planning	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
8 Taxes During Construction Budget	$—

8.01 Taxes During Construction	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
9 Legal/Other Consultants Budget	$—

9.01 Legal/Other Consultants	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
10 Dev. Fee/Const. Oversight/ Gen. Conditions Budget	$—

10.01 Dev. Fee/Const. Oversight/ Gen. Conditions	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

4

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
11 Miscellaneous Budget	$—

11.01 Miscellaneous	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
12 Brokerage Fees Budget	$—

12.01 Brokerage Fees	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

5

Borrower’s Disbursement		BSS Disbursement Worksheet
Reference Number:	1
Contractor’s Pay Application #:	0

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
13 Interest Reserve Budget	$—

13.01 Interest Reserve	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Request	#	Balance to Complete	Percent Complete
97 Lender’s Monthly Expenses Budget	$—

97.01 Lender’s Monthly Expenses	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

6

Borrower’s Disbursement		BSS Disbursement Worksheet
Reference Number:	1
Contractor’s Pay Application #:	0

CONTINGENCY

		All Change Orders & Reallocations	Current CO & Reallocations			#	Balance Remaining	Percent Expended
98 Hard Costs Contingency	$—

98.1 Hard Costs Contingency	$—

Transaction description 1			$—

Totals	$—	$—	$—				$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

		All Change Orders & Reallocations	Current CO & Reallocations			#	Balance Remaining	Percent Expended
99 Soft Costs Contingency	$—

99.1 Soft Costs Contingency	$—

Transaction description 1			$—

Totals	$—	$—	$—				$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Deposit	#	Balance Available	Percent Available
100 Sales Deposits Budget	$—

100 Sales Deposits	$—

Transaction description 1		$—	$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%

Roll Up Total	$—	$—	$—	$—	$—		$—	0%

[A]	[B]	[C]
		All Change Orders & Reallocations	Current CO & Reallocations	Current & Prior Disbursements	This Deposit	#	Balance Available	Percent Available
101 Equity Contingency Budget	$—

101 Equity Contingency	$—

Transaction description 1			$—		$—

Totals	$—	$—	$—	$—	$—		$—	0%
No Transfers Needed
Roll Up Total	$—	$—	$—	$—	$—		$—	0%

PREPARED BY:

CONTACT PHONE NUMBER AND EMAIL ADDRESS:  (                )                                             @

7

Loan Number # 1234
Borrower’s Disbursement #:	1
Contractor’s Pay Application #:	0	BSS Disbursement Summary & Current Budget
Period from:	1/1/00	Project Short Name
Period to:	1/1/01	SAMPLE FORM ONLY, iStar will customize to specific
Contractor’s Contract Date (ref. only):	5/2/06	Project’s budget
Net Saleable or Rentable Square Footage:	0

		Cost per SF	Commitment Budget	Prior Change Orders & Reallocations	Total Change Orders & Reallocations	Current Adjusted Budget	Prior Disbursements Requested	Current Disbursements Requested	Total Disbursements Thru This Date	Balance to Complete	% Complete To Date
Hard Costs
LAND
1	Acquisition	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
	CONSTRUCTION										0.0%
2	General Construction	$—									0.0%
3	Construction Manager	$—									0.0%
TOTAL CONSTRUCTION		$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
TOTAL HARD COSTS		$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
Soft Costs
4	Reports (appraisal, environ, acct.)	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
5	Municipal Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
6	Insurance	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
7	Architect/Engineering/Space Planning	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
8	Taxes During Construction	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
9	Legal/Other Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
10	Dev. Fee/Const. Oversight/Gen. Conditions	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
11	Miscellaneous	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
12	Brokerage Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
13	Interest Reserve	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
97	Lender’s Monthly Expenses	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
TOTAL SOFT COSTS		$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
98	Hard Costs Contingency	$—	$—	$—	$—	$—				$—	0.0%
99	Soft Costs Contingency	$—	$—	$—	$—	$—				$—	0.0%
TOTAL PROJECT BUDGET		$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%
100	Sales Deposits	$—	$—	$—	$—	$—				$—	0.0%
101	Equity Contingency	$—	$—	$—	$—	$—				$—	0.0%

8

For Servicing Use Only
Loan Number # 1234
Borrower’s Disbursement #:1

Project’s Sources and Uses

Sources

Initial Advance
iStar Advance	$—
<>Advance	$—
Total Advance	$—

Initial Equity	$—
Equity from Sales Deposits Prior Periods*	$—
Addtl Equity from Deposits this Period	$—
Addl Equity Prior Periods	$—
Addl Equity this Period	$—
Total Equity	$—

Total Loan Amount

iStar Advance	$—
<>Loan	$—

Total Debt	$—

Total Sources	$—

Uses
Adjusted Project Cost	$—
Project is in Balance

*Deposit Rules		$—
a) Minimum Percentage for Deposit Reserve	10.0%
b) Maximum Percentage of Deposits available	20.0%
c) Minimum Initial Equity Amount	$2,500,000

Project Short Name
Details for This Disbursement

	Available Funds	Basis of Allocation	Prior Investment	Current Request	Expended to Date	Bal to Compl	% Compl

Advances
iStar Advance	$—	$—	$—	$—	$—	$—	0.0%
<>Advance	$—	Allocation is at 50%	$—	$—	$—	$—	0.0%

Adjusted Equity		$—	$—	$—	$—	$—	0.0%
Sales Deposits:
Current Addition		$—		$—	$—	$—
Equity Contingency:
Current Addition		$—		$—	$—
				$—

Loans

iStar Advance	$—	$—	$—	$—	$—	$—	0.0%
<>Loan	$—	Allocation is at 100%	$—	$—	$—	$—	0.0%

Total Project			$—	$—	$—	$—	0.0%

	Add amount of Sales Deposits transferred			$—
	Add amount of Equity Contingency transferred			$—
	Less Expenses			$—
	Less Interest funded from Int. Res. (in line nbr.) 13			$—
	Amount:			Total N/A

Servicing Use Only:

Inspecting Consultant Report

Draw Amount Approved

Project Budget

Balance to Finish

Title Insurance:

Hard Costs Contingency is in balance
Soft Costs Contingency is in balance

9

Owner Insurance Log

Owner/Borrower (address):	Project

BSS LINE NO.	Design Professional/Consultant/Vendor	Brief Description of Services	Type of Bond, Insurance or Certificate	Document Issued (Y/N)	Date of Insurance Expiration	Comments (Note other additional insureds)

10

Non-Compliance Log

Owner/Borrower	Project

Failing Test Result/Nonconforming Item				Resolution
Tracking No.	Date	Report No.	Comments	Date	Report No.	Comments	Resolved
1

11

Modified AIA Form G702 – Contractor’s Application and Certification for Payment

Owner/Borrower (address):	Project (address):

Contractor (address):	Architect (address):

			Contractor’s	Period
Contract for:	Contract Date	Job No.	Application No.	From	To

CHANGE ORDER SUMMARY

	$ 0
	ADDITIONS	DEDUCTIONS
Total changes approved in previous months
Changes approved this Month:

TOTALS	$0	$0
NET CHANGE BY CHANGE ORDERs	$0

CONTRACTOR’S APPLICATION FOR PAYMENT

Application is made for payment, as shown below, in connection with the Contract, identified above.

1.CONTRACT SUM		$—

2.NET CHANGE BY CHANGE ORDERS	OK	$—

3.CONTRACT SUM TO DATE (Line 1+2)		$—

4.TOTAL COMPLETED & STORED TO DATE		$—

5.RETAINAGE		$—

6.TOTAL EARNED LESS RETAINAGE (Line 4 Less Line 5 Total)		$—

7.LESS PREVIOUS CERTIFICATES FOR PAYMENT (Line 6 on prior G702)		$—

8.CURRENT PAYMENT DUE	OK	$—

9.BALANCE TO FINISH, INCLUDING RETAINAGE
(Line 3 less Line 6)	$0	OK

Attached hereto are the following (check applicable):

☐    Contractor’s, Architect of Record’s, and Borrower’s Representative’s notarized signatures on Mod AIA Form G702 Certificate for Payment (on following page)

☐    iStar’s Modified AIA Form G703 Continuation Sheet — Contractor’s Application & Certification for Payment

☐    Subcontractor, suppliers & materialmen pay applications and/or invoices substantiating individual lines of the Schedule of Values

☐    Lien Waiver Log and Lien Waivers for Contractor, each sub or material supplier

☐    Contractor’s Contingency Transfer Log (iStar Interactive Form)

☐    Contractor’s Stored Materials Log (iStar Interactive Form)

☐    Bailee’s Letter, Bill of Sale, Insurance Certificate, etc. for each material stored off-site being requisitioned this pay application

☐    Insurance and P&P Bond Log

☐    Contractor’s General Conditions Worksheet

☐    Change Order Log & CO’s (executed cover sheet only for iStar, full CO with all backup for Inspecting Consultant)

☐    Pending CO Log, Construction Change Directive (CCD) Log and/or Cost Issue Log

☐    Request For Information (RFI) Log including Drawing & Specification Change Log

☐    Shop Drawing & Submittal Log

☐    Updated construction Schedule (changes made since last pay application)

☐    Copies of all new Permits &/or Development Authority Approvals, Municipal &/or Threshold Inspections, etc. either obtained by Contractor(s) or Borrower

☐    Project Team Directory including all subs, consultants, etc. (changes made since last pay app)

Balance of page Intentionally left Blank

12

Contractor’s Certificate for PAYMENT

This Certificate is delivered to Owner/Borrower, pursuant to the terms of a Construction Loan Agreement (the “Loan Agreement”) between Owner/Borrower and iStar Financial, Inc. (“Lender”) and pursuant to the agreement for construction of the Project between Owner and Contractor (the “Construction Contract”).  As of the date of this Application, Contractor hereby represents and warrants to Borrower as follows:

(1) the Contractor has carried out and supervised the construction of the Project to date;

(2)   to the best of Contractor’s knowledge, information and belief, the Work (as defined in the Construction Contract) covered by this Application has been completed substantially in accordance with the Contract Documents (as defined in the Construction Contract) and all applicable building codes;

(3) all amounts have been paid to the Contractor for Work of which previous Applications were issued and payments have been received from the Owner/Borrower,
(4) current payments shown herein are now due and payable;
(5) no default has occurred under the terms of the Construction Contract as of the date hereof;
(6) the lien waiver log attached is an accurate and complete schedule of all lien waivers heretofore delivered;
(7) construction of the Project is being diligently prosecuted substantially in accordance with the Construction Schedule attached hereto;

(8)   the change order log attached is an accurate and complete schedule of all change orders pending or agreed to by the parties since the date of the last Application, and the Contractor’s knowledge, no other change order or amendment, modification or supplement is currently required to the Contract Documents, or the Construction Schedule, to substantially complete the Project on, or before, the substantial completion date set forth in the Construction Contract;

(9) the drawing changes log attached sets forth all changes and modifications to the Contract Documents, including field changes and drawing revisions, since the date of the last Application; and
(10) minutes of all meetings among Contractor, Owner/Borrower and Architect since the date of the last Application are those attached.

Contractor:
State

County of		By:

Subscribed and Sworn before me this day of , 200		Name:

Title:
Notary Public (Seal)	My Commission expires:
Dated:

Architect of Record’s Certificate for Payment

In accordance with the Contract Documents, based on limited on-site observations and the documents comprising the application for payment, the Architect certifies to the Owner/Borrower that to the best of the Architect’s knowledge, information and belief the Work has progressed as indicated, the quality of the Work is substantially in accordance with the Contract Documents, and the Contractor is entitled to payment of the AMOUNT CERTIFIED.

AMOUNT CERTIFIED$

To the best of the Architect’s knowledge the AMOUNT CERTIFIED is payable only to the Contractor named herein.  Issuance, payment and acceptance of payment are without prejudice to any rights of the Borrower/Owner or Contractor under the Contract Documents.  Architect hereby represents to Borrower/Owner that:

(1) construction of the Project appears to be being diligently prosecuted in accordance with the Construction Schedule attached hereto;

(2) the Change Order Log attached is an accurate and complete schedule of all change orders contemplated, initiated and/or approved by the undersigned and/or Owner/Borrower;

(3) the Drawing Changes Log attached sets forth all changes and modifications to the Contract Documents executed by the undersigned, since the date of the last Application; and

(4) the Contract Documents, as revised and so indicated in the Drawings Changes Log are complete in all material respects to construct the Project.

Architect:
State

County of		By:

Subscribed and Sworn before me this day of , 200		Name:

Title:
Notary Public (Seal)	My Commission expires:
Dated:

Owner’s/Borrower’s Authorized Representative Certificate for Payment

The Owner’s/Borrower’s Authorized Representative has thoroughly reviewed and approved the documents comprising the application for payment, and to the best of the Representative’s knowledge, information and belief, the Contractor is entitled to payment of the AMOUNT CERTIFIED above.

Authorized Representative:
State

County of		By:

Subscribed and Sworn before me this day of , 200		Name:

Title:
Notary Public (Seal)	My Commission expires:
Dated:

13

Contractor’s Application & Certification for Payment – Modified AIA Form G703 Continuation Sheet

Owner/Borrower (address):	Owner info entered on Contr G702 Form is automatically copied to here		Project (address):	Proj. info entered on Contr G702 Form is automatically copied to here

Contractor (address):	Contractor info entered on Contr G702 Form is automatically copied to here		Architect (address):	Architect info entered on Contr G702 Form is automatically copied to here

Contract For:	Contract Date	Job Number	Contractor’s Application No..	User Notes and Tips	Period:
Copied from G702	Copied from G702	Copied from G702	Copied from G702

			D	E	F	G	H	I	J	K	L	M
Schedule Line No.	Line Item Description (Trade)	Name of Contractor (or enter Unsigned)	Original Schedule of Values	Schd of Value Budget Revisions (Buy-out)	Contractor Contingency Usage	Actual Contract Amount	Previously Executed Owner Change Orders	Owner Change Orders in Current Period	Adjusted Contract Amount	Prior Paid Work Completed & Materials Installed	Prior Paid Stored Materials (Not now installed)	Work Complete this Request (this Payment)
				(See Log)	(See Log)	D-E-F			G+H+I		(See Log)

N	O	P	Q	R	S	T	U	V	W	X	Y
Added Stored Materials This Request	Total Completed and Stored to Date	Balance to Become Due w/o Retainage	Percent Complete	Retainage %	Previously held retainage	Retainage Held This Period	Retainage Previously Released	Retainage Released This Period	Total Net Retain-age	Net Request This Period	Balance to Become Due Including Retainage
(See Log)	K-L-M-N	J-O	O/J			(M-N)-R			S-T-(U)-(V)	M-N-V-(T)	P-W

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Contractor’s Contingency Transfer Log For use with the G703 Form

Owner/Borrower (address): Owner info entered on Contr G702 Form is automatically copied to here	Project (address): Proj. info entered on Contr G702 Form is automatically copied to here

Contractor (address): Contractor info entered on Contr G702 Form is automatically copied to here	Architect (address): Architect info entered on Contr G702 Form is automatically copied to here

Transaction Description	G703 LINE NO.	Buy-Out? (Y/N)	Transferred Amt [Positive amts go to G703]	Running Total	Comments
Original Contingency Amount	0			$—
Owner’s Change Orders to Contr’s Contingency	0		$—	$—	Sum of ‘H’ & ‘I’ on Contr’s Contingency, line #0

Total Amounts Transferred to G703			$—	$—

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Contractor’s Stored Material Log For use with G703 Form

Owner/Borrower (address): Owner info entered on Contr G702 Form is automatically copied to here	Project (address): Proj. info entered on Contr G702 Form is automatically copied to here

Contractor (address): Contractor info entered on Contr G702 Form is automatically copied to here	Architect (address): Architect info entered on Contr G702 Form is automatically copied to here

G-703 LINE NO.	SUBCONTRACTOR and/or SUPPLIER and/or Warehouseman	DESCRIPTION OF MATERIAL STORED (Attach Invoices, Listings, and/or Document(s)	STORAGE LOCATION	STORED MATERIALS PRIOR PAID	MTLS INSTALLED THIS REQUEST	ADDED MTLS STORED THIS REQUEST	CURRENT VALUE OF STORED MTLS
$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
					$—		$—
The cap for the Total Value of Stored Materials is set at $500,000			Totals	$—	$—	$—	$—

16

Contractor’s Bond & Insurance Log

Owner/Borrower (address): Owner info entered on Contr G702 Form is automatically copied to here	Project Proj. info entered on Contr G702 Form is automatically copied to here

Contractor (address): Contractor info entered on Contr G702 Form is automatically copied to here	Architect (address): Architect info entered on Contr G702 Form is automatically copied to here

G703 LINE NO.	Contractor Name	Contract Amount	Trade Description	Bond Required (Y/N)	Date of Bond Issuance	Insurance Certificate Issued (Y/N)	Date of Insurance Expiration	Comments

17

Permit Log

Owner/Borrower (address): Owner info entered on Contr G702 Form is automatically copied to here	Project (address): Project info entered on Contr G702 Form is automatically copied to here

Contractor (address): Contractor info entered on Contr G702 Form is automatically copied to here	Architect (address): Architect info entered on Contr G702 Form is automatically copied to here

PERMIT/APPROVAL	AGENCY	REGULATED ACTIVITY	STATUS	PERMIT/APPROVAL ISSUANCE DATE

18

Schedule 5.6B

Borrower shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to Agent, the following policies of insurance with respect to the Mortgaged Property and Borrower, as applicable:

(1)          During Construction –

a.  Owner’s Requirements:

(i)            From the closing of the loan until replaced by permanent property insurance, Builder’ Risk coverage shall be provided under a Contractors “All Risk” insurance policy, in an amount not less than $250,000,000 any one loss and in the aggregate. The policy shall include coverage for: (1) Named windstorm including storm surge with sub-limits of $120,000,000 each and every loss, (2) flood and earthquake with sub-limits each not less than $50,000,000 each and every loss, and (3) Loss suffered with respect to Borrower’s materials, equipment, machinery, and supplies whether on-site, in transit, or stored off site.

(ii)           Foreign commercial general liability and umbrella liability coverage, including but not limited to, coverage for personal and advertising injury, bodily injury, property damage, with combined limits of not less than $50,000,000 per occurrence and in the annual aggregate.  The policies described in this paragraph shall cover, without limitation: independent contractors, contractual liability and products-completed operations liability coverage. The completed operations coverage should be maintained for seven years.  Borrower shall add Agent, its directors, officers, employees and agents as additional insured.

(iii)          Commercial Auto Liability - covering all owned, borrowed, hired and non-owned vehicles with minimum limits of $1,000,000 per occurrence.

(iv)          Foreign voluntary workers’ compensation and employers’ liability insurance in the amount of $1,000,000 per accident, $1,000,000 per employee and $1,000,000 per policy limit covering Borrower and its employees at the site.

b. OCIP - Borrower shall provide the foreign commercial general liability, automobile liability, and umbrella liability policies stated above through the purchase of a Wrap-up, such as an Owner Controlled Insurance Program. This program shall provide coverage for all parties engaged in construction operations at the Project with limits approved by Agent.

c. Contractor and Subcontractor Requirements - Contractors and subcontractors participating in the OCIP shall provide and maintain the insurance coverage required in the Borrower’s OCIP manual.

(2)          General Requirements of Insurance Policies.

a.  All insurance policies shall be issued by an insurer or insurers with an A.M. Best rating of A-, VI or better and/or a Standard and Poor’s rating of “A”, or equivalent rating from another agency acceptable to the Agent and be authorized in the state where the Project is located.

b.  The borrower’s Contractors “all-risk” policy shall name Agent as an insured.

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c. The foreign commercial general liability, automobile liability and umbrella liability policies of the Borrower shall name Lender, its subsidiaries, successors, assigns, directors, officers, and employees as Additional Insured-Mortgagee.

d. Borrower shall pay the premiums for the insurance policies as the same become due and payable.  Borrower shall deliver to the Agent copies of the insurance policies required to be maintained within sixty (60) days after the Closing Date.  Borrower shall deliver a certificate or other evidence of insurance acceptable to Agent evidencing the insurance required hereunder on the closing date, together with receipts for the payment of premiums. Not later than fifteen (15) days prior to the expiration date of each of the insurance policies the Borrower shall deliver to the Agent a certificate of insurance evidencing renewal of coverage as required herein.  Within ten (10) days after such renewal, Borrower shall deliver to the Agent evidence of payment of premium satisfactory to the Agent.  Not later than ninety (90) days after the renewal of each of the insurance policies, Borrower shall deliver to Agent an original or certified copy (as required pursuant to this Section) of a renewal policy or policies.

e.  Each insurance policy shall contain a provision whereby the insurer agrees that so long as the Loan is outstanding, such policy shall not be canceled or fail to be renewed, lapsed or materially changed without in each case, at least thirty (30) days prior written notice to the Agent, except ten (10) days for non-payment of premium.

f.  The interests of Agent shall not be invalidated by any action or inaction of Borrower, and such policies shall insure Agent regardless of any breach or violation by Borrower, of any warranties, declarations or conditions in such policies.

g. Any insurance maintained pursuant to this Agreement may be evidenced by blanket insurance policies covering the premises and other properties or assets of the Borrower or its affiliates; provided that any such policy shall in all other respects comply with the requirements of this section.  Agent, in its reasonable discretion, shall determine whether such blanket policies contain sufficient limits of insurance.

h. Any insurance carried by Agent shall be for its sole benefit and shall not inure to the benefit of the Borrower and Insurance required from Borrower shall be primary to any available, if any, to Agent.

i. All required policies shall provide that insurers have waived rights of subrogation against Agent  The required insurance shall be primary without right of contribution from any insurance, which may be carried by Agent.

j. The required limits listed above are minimum limits established by Agent and nothing contained herein shall be construed to mean the required limits are adequate or appropriate to protect the Borrower from greater loss.

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Schedule 12.1
Development Budget

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Schedule 12.2
Development Draw Schedule

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Schedule 12.3
Development Schedule

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Schedule 13
Entitlements Documents

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